PROSPECTUS SUPPLEMENT
(To prospectus dated June 24, 2003)

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and commencing on page 7 in the prospectus.

The notes represent obligations of Mid-State Trust XI only. The holders of the notes will have no recourse to Mid-State Homes, Inc. or any of its affiliates.

Neither the notes nor the accounts securing them are insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus.
--------------------------------------------------------------------------------



                                  $314,340,000
                                  (Approximate)

                               Mid-State Trust XI
                                     Issuer
                              Mid-State Homes, Inc.
                             Depositor and Servicer


o Mid-State Trust XI will issue the four classes of asset-backed notes described below.

o The assets of Mid-State Trust XI, which will secure the notes, will consist primarily of (i) accounts, including building and instalment sale contracts, promissory notes and related mortgages, and other security agreements and (ii) funds on deposit in a pre-funding account, a capitalized interest account and an interest reserve account. The accounts were originated by Jim Walter Homes, Inc., or one of its affiliates, Dream Homes, Inc., Dream Homes USA, Inc., Neatherlin Homes, Inc. or Crestline Homes, Inc., which are in the business of marketing and supervising the construction of standardized, partially-finished, detached, single-family residential homes.

o Mid-State Trust XI will pay interest and principal on the notes on the 15th day of each month or the first business day after the 15th. The first payment date will be July 15, 2003.

o As of the closing date, the notes are expected to be overcollateralized by approximately $14,816,047.

Please read this prospectus supplement and the accompanying prospectus carefully to understand the risks associated with these investments.

                             Principal           Note         Price to         Underwriting        Proceeds to
                              Amount             Rate          Public            Discount         Depositor(1)
                              ------             ----          ------            --------         ------------
Class A Notes               $200,780,000         4.864%       99.99703%          0.24500%           99.75203%
Class M-1 Notes              $51,840,000         5.598%       99.99791%          0.35000%           99.64791%
Class M-2 Notes              $26,330,000         6.573%       99.99777%          0.54500%           99.45277%
Class B Notes                $35,390,000         8.221%       99.99475%          0.80000%           99.19475%
---------------------- ---------------------- ---------- ------------------- ----------------- --------------------
Total                       $314,340,000                 $314,330,508.24     $1,099,969.50     $313,230,538.74

------------------
(1) Before deducting expenses estimated to be $460,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


Banc of America Securities LLC                                   Lehman Brothers
Bookrunner and Co-Lead Underwriter                           Co-Lead Underwriter

Credit Lyonnais Securities                            SunTrust Robinson Humphrey
                                 Co-Underwriters


            The date of this prospectus supplement is June 24, 2003.

                              PROSPECTUS SUPPLEMENT

                                TABLE OF CONTENTS

Summary Information.............................................................................................S-1
Risk Factors...................................................................................................S-10
     Liquidity of the Notes May Be Limited.....................................................................S-10
     Limited Assets May Provide Insufficient Security for the Notes............................................S-10
     Interest Payments May Be Insufficient to Maintain Overcollateralization...................................S-10
     Risks of Subordination....................................................................................S-11
     The Servicer Has No Obligation to Advance.................................................................S-11
     Potential for Losses Increases Because Mortgage Collateral Includes Delinquent Accounts and Current
         Accounts May Become Delinquent........................................................................S-12
     Geographic Concentration May Increase Risk of Loss........................................................S-12
     Consumer Litigation May Have a Material Adverse Effect on the Ongoing Business, Operations or
         Financial Condition of Jim Walter Homes, Inc. or Mid-State Homes, Inc.................................S-13
     Rate of Prepayments on Accounts May Adversely Affect Yield and Weighted Average Life of Notes.............S-13
     The Failure of the Issuer to Purchase Additional Accounts During the Pre-Funding Period May Result
         in Prepayments........................................................................................S-14
     There May Be Variations in Additional Accounts from the Initial Accounts..................................S-14
     Limited Rights of Noteholders To Commence Proceedings Under The Indenture.................................S-14
     Limited Rights of Subordinate Noteholders To Accelerate Notes Upon Event of Default.......................S-15
     Rights of Beneficial Owners May Be Limited By Book-Entry System...........................................S-15
     Violations of Federal, State or Local Laws May Cause Losses on Your Notes.................................S-15
     United States Military Presence in Iraq May Increase Risk of Shortfalls...................................S-16
Forward-Looking Statements.....................................................................................S-16
Defined Terms..................................................................................................S-17
The Issuer.....................................................................................................S-17
Use Of Proceeds................................................................................................S-17
The Company....................................................................................................S-17
     Homebuilding Activities...................................................................................S-17
     Servicing.................................................................................................S-18
     Repossessions.............................................................................................S-19
     Real Estate Owned.........................................................................................S-20
     Time to Recovery..........................................................................................S-20
The Assets Of The Trust........................................................................................S-20
     Total Accounts Comprising the Mortgage Collateral.........................................................S-22
     Additional Accounts.......................................................................................S-26
     Interest Reserve Account..................................................................................S-27
     Pre-Funding Account.......................................................................................S-27
     Capitalized Interest Account..............................................................................S-27
Description Of The Notes.......................................................................................S-28
     Interest and Principal Payments on the Notes..............................................................S-28
     Allocation of Available Funds.............................................................................S-28

     Allocation of Losses......................................................................................S-30
     Redemption of the Notes...................................................................................S-31
     Weighted Average Life of the Notes........................................................................S-31
     Registration of the Notes.................................................................................S-35
The Indenture..................................................................................................S-36
     Rights Upon Event of Default..............................................................................S-36
     Modification of Indenture.................................................................................S-38
     Limitations on Suits......................................................................................S-39
     Reports to Noteholders....................................................................................S-39
     The Indenture Trustee.....................................................................................S-39
The Servicing Agreement........................................................................................S-39
     General...................................................................................................S-39
     Servicing Fee.............................................................................................S-39
     Annual Accountants' Report................................................................................S-40
     Events of Default.........................................................................................S-40
     Rights Upon Event of Default..............................................................................S-40
     Termination and Replacement of Servicer...................................................................S-41
     Amendments................................................................................................S-42
Legal Investment Considerations................................................................................S-42
Erisa Considerations...........................................................................................S-42
Federal Income Tax Consequences................................................................................S-44
     General...................................................................................................S-44
     Original Issue Discount...................................................................................S-45
The Trust Agreement............................................................................................S-45
The Purchase and Sale Agreement................................................................................S-45
Plan of Distribution...........................................................................................S-45
Legal Matters..................................................................................................S-46
Note Ratings...................................................................................................S-46
Glossary of Terms..............................................................................................S-48

               Important Notice About the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     We provide information about the notes in two distinct documents that progressively provide more detail:

     (1) the accompanying prospectus, which provides general information, some of which may apply to your notes; and

     (2) this prospectus supplement, which describes the specific terms of your notes.

     If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus state the pages on which these captions are located.

                               Summary Information

This summary highlights selected information from this document. It does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the notes.

                                RELEVANT PARTIES

Issuer....................................  Mid-State Trust XI will be the issuer of the notes. It will be a
                                            statutory trust established under
                                            the laws of the State of Delaware
                                            pursuant to a trust agreement, dated
                                            June 24, 2003, between Mid-State
                                            Homes, Inc. and Wilmington Trust
                                            Company, as owner trustee. The
                                            issuer will own the assets securing
                                            the notes. These assets will be (i)
                                            accounts, including building and
                                            instalment sale contracts,
                                            promissory notes, related mortgages
                                            and other security agreements and
                                            (ii) funds on deposit in the
                                            pre-funding account, the capitalized
                                            interest account and an interest
                                            reserve account. The issuer will
                                            issue the notes pursuant to an
                                            indenture with the indenture
                                            trustee. The notes will be
                                            obligations solely of the issuer.
                                            See "THE ISSUER" in this prospectus
                                            supplement and in the prospectus.

Depositor.................................  Mid-State Homes, Inc. will be the depositor and, pursuant to a
                                            purchase and sale agreement among
                                            the depositor, Mid-State Trust IX,
                                            as seller, and the issuer, will
                                            cause the transfer of the initial
                                            accounts to the issuer on or about
                                            June 26, 2003. In addition,
                                            Mid-State Homes, Inc. may, during
                                            the pre-funding period, transfer
                                            additional accounts to the issuer
                                            pursuant to additional transfer
                                            agreements between the issuer and
                                            the depositor. The depositor will be
                                            the settlor and sole beneficiary of
                                            the issuer. The depositor is an
                                            indirect wholly-owned subsidiary of
                                            Walter Industries, Inc. See "THE
                                            PURCHASE AND SALE AGREEMENT" in this
                                            prospectus supplement and in the
                                            prospectus.

Owner Trustee.............................  Wilmington Trust Company will be the owner trustee of the issuer. The
                                            owner trustee will be required to
                                            cause the issuer to pledge the
                                            accounts as security for the notes,
                                            and to cause the issuance of the
                                            notes pursuant to the indenture. See
                                            "THE TRUST AGREEMENT" in this
                                            prospectus supplement and in the
                                            prospectus.

Indenture Trustee.........................  Wachovia Bank, National Association
                                            will be the indenture trustee for
                                            the benefit of holders of the notes.
                                            See "THE INDENTURE--The Indenture
                                            Trustee" in this prospectus
                                            supplement and in the prospectus.

Servicer..................................  Mid-State Homes, Inc. will also be the servicer. As the servicer, it
                                            will collect payments on the
                                            accounts, prepare and deliver
                                            monthly reports to the indenture
                                            trustee concerning payments made on
                                            the accounts and be responsible for
                                            ensuring the maintenance of any
                                            required insurance policies on the
                                            properties. See "THE SERVICING
                                            AGREEMENT" in this prospectus
                                            supplement and in the prospectus.

                                            The servicer may transfer its
                                            responsibilities to a successor
                                            servicer. An affiliate of the
                                            servicer will perform some servicing
                                            functions with respect to the
                                            accounts pursuant to a sub-servicing
                                            agreement.

Standby Servicer..........................  Litton Loan Servicing LP will be the standby servicer. If Mid-State
                                            Homes, Inc. is removed as servicer,
                                            Litton Loan Servicing LP will act as
                                            the servicer pending the appointment
                                            of a successor servicer. Litton Loan
                                            Servicing LP will receive a standby
                                            servicing fee, payable from issuer
                                            expenses, pursuant to a standby
                                            servicing agreement among the
                                            issuer, the depositor and Litton
                                            Loan Servicing LP. See "THE
                                            SERVICING AGREEMENT--Rights Upon
                                            Event of Default" in this prospectus
                                            supplement and in the prospectus.

                     OVERVIEW OF THE SECURITY FOR THE NOTES

General...................................  The collateral securing payments of amounts due on the notes will
                                            include the following collateral:

                                            o    Approximately 4,212 initial
                                                 accounts, each originated by
                                                 Jim Walter Homes, Inc., or one
                                                 of its affiliates, Dream Homes,
                                                 Inc., Dream Homes USA, Inc.,
                                                 Neatherlin Homes, Inc. or
                                                 Crestline Homes, Inc.,
                                                 consisting primarily of
                                                 building and instalment sale
                                                 contracts, promissory notes,
                                                 related mortgages and other
                                                 security agreements. As of the
                                                 cut-off date, the aggregate
                                                 principal balance of the
                                                 initial accounts will be
                                                 approximately $309,137,794.
                                                 Mid-State Trust XI may also
                                                 purchase accounts from
                                                 Mid-State Homes, Inc. during
                                                 the pre-funding period using
                                                 amounts on deposit in the
                                                 pre-funding account. See "The
                                                 Accounts" below, "THE COMPANY"
                                                 and "THE ASSETS OF THE TRUST"
                                                 in this prospectus supplement
                                                 and "THE ASSETS OF THE TRUST"
                                                 in the prospectus.

                                            o    Funds representing payments
                                                 collected on the accounts.
                                                 These funds will be deposited
                                                 in a collection account that
                                                 will be established in the name
                                                 of the indenture trustee.
                                                 Amounts deposited into this
                                                 collection account, together
                                                 with the interest thereon, less
                                                 expenses incurred by the
                                                 issuer, will be available to
                                                 make payments of principal of,
                                                 and interest on, the notes. See
                                                 "THE ASSETS OF THE TRUST" in
                                                 this prospectus supplement and
                                                 in the prospectus.

                                            o    Payments due under insurance
                                                 policies insuring the
                                                 properties underlying the
                                                 accounts.

                                            o    Contractual rights under the
                                                 servicing agreement and under
                                                 the purchase and sale
                                                 agreement, including the right
                                                 to compel performance of the
                                                 sub-servicer.

                                            o    Funds in the pre-funding
                                                 account, for use during the
                                                 pre-funding period to purchase
                                                 additional accounts.

                                            o    Funds in the capitalized
                                                 interest account, for use if
                                                 necessary during the
                                                 pre-funding period to cover any
                                                 interest shortfalls that are a
                                                 result of the pre-funding
                                                 feature.

                                            o    Funds in the interest reserve
                                                 account, for use if necessary
                                                 to ensure interest
                                                 distributions are made on the
                                                 notes.

Cut-Off Date..............................  May 31, 2003 will be the date after which payments due or received on
                                            the initial accounts will be
                                            transferred to the trust and
                                            available for payment to the holders
                                            of the notes.

The Accounts..............................  4,212 accounts will initially secure the notes. The approximate aggregate
                                            principal balance of the initial
                                            accounts, as of the cut-off date,
                                            will be approximately $309,137,794.
                                            These accounts will have, as of the
                                            cut-off date, a weighted average
                                            coupon rate of approximately 8.794%
                                            and a weighted average remaining
                                            term to maturity of approximately
                                            346 months. Additional accounts,
                                            meeting the criteria set forth under
                                            "THE ASSETS OF THE TRUST--Additional
                                            Accounts" in this prospectus
                                            supplement, may be pledged by the
                                            trust during the pre-funding period
                                            which will end no later than August
                                            26, 2003. Accordingly, the
                                            characteristics of the final pool of
                                            accounts will differ from the
                                            characteristics presented under "THE
                                            ASSETS OF THE TRUST" in this
                                            prospectus supplement.

                       OVERVIEW OF THE CREDIT ENHANCEMENT

Subordination.............................  The rights of holders of each class of notes, other than the Class A
                                            Notes, to receive payments will be
                                            subordinated to the extent described
                                            in this prospectus supplement, to
                                            the rights of holders of each class
                                            senior in payment priority to such
                                            class. This subordination is
                                            intended to enhance the likelihood
                                            of timely receipt by the holders of
                                            the Class A Notes of the full amount
                                            of interest and principal to which
                                            that class is entitled. Similarly,
                                            but to a lesser extent, this
                                            subordination is intended to enhance
                                            the likelihood of timely receipt by
                                            the holders of the Class M-1 and
                                            Class M-2 Notes of the full amount
                                            of interest and principal due them
                                            on each payment date. This
                                            protection to the holders of the
                                            Class A, Class M-1 and Class M-2
                                            Notes by means of subordination will
                                            be accomplished by (i) the
                                            allocation of losses on the accounts
                                            (to the extent not covered by excess
                                            interest or overcollateralization)
                                            first to the Class B Notes, then to
                                            the Class M-2 Notes, then to the
                                            Class M-1 Notes and finally to the
                                            Class A Notes and (ii) the payment
                                            of interest on each payment date
                                            first to the Class A Notes, then to
                                            the Class M-1 Notes, then to the
                                            Class M-2 Notes and finally to the
                                            Class B Notes as further described
                                            in this prospectus supplement under
                                            "DESCRIPTION OF THE
                                            NOTES--Allocation of Available
                                            Funds."

Overcollateralization.....................  Since the sum of the principal balances of the initial accounts and
                                            the amount deposited in the
                                            pre-funding account will exceed the
                                            total principal amount of the notes,
                                            there is overcollateralization
                                            available to absorb losses on the
                                            accounts before these losses affect
                                            the notes. As of the closing date,
                                            this overcollateralization is
                                            expected to equal approximately
                                            $14,816,047. This amount is intended
                                            to enhance the likelihood of receipt
                                            by noteholders of the amounts due
                                            them and to decrease the likelihood
                                            that noteholders will experience
                                            losses. Until the amount of
                                            overcollateralization equals at
                                            least 6.00% of the sum of (i) the
                                            aggregate principal balance of the
                                            initial accounts as of the cut-off
                                            date, (ii) the aggregate principal
                                            balance of any additional accounts
                                            purchased by the issuer from the
                                            depositor on the closing date with
                                            funds from the pre-funding account
                                            and (iii) the amount of any funds on
                                            deposit in the pre-funding account
                                            on the closing date after the
                                            purchase of any additional accounts,
                                            available funds remaining after the
                                            payment of interest on the notes
                                            will be used to pay principal on the
                                            notes as set forth under
                                            "DESCRIPTION OF THE
                                            NOTES--Allocation of Available
                                            Funds" in this prospectus supplement
                                            before any payments are made to the
                                            holder of the residual interest in
                                            the trust. To the extent losses
                                            reduce the amount of
                                            overcollateralization, such payments
                                            are intended to cause the aggregate
                                            principal amount of the notes to
                                            decrease at a faster rate than the
                                            aggregate principal balance of the
                                            accounts, which is designed to
                                            restore the targeted amount of
                                            overcollateralization.

The Interest Reserve Account..............  Prior to the closing date, an interest reserve account will be
                                            established with, and in the name
                                            of, the indenture trustee and will
                                            be assigned by the issuer to the
                                            indenture trustee as security for
                                            the notes. On the closing date, the
                                            issuer will deposit approximately
                                            $1,645,780 in this reserve account,
                                            which will be equal to approximately
                                            0.50% of the sum of (i) the
                                            aggregate principal balance of the
                                            initial accounts as of the cut-off
                                            date, (ii) the aggregate principal
                                            balance of any additional accounts
                                            purchased by the issuer from the
                                            depositor on the closing date with
                                            funds from the pre-funding account
                                            and (iii) the amount of any funds on
                                            deposit in the pre-funding account
                                            on the closing date after the
                                            purchase of any additional accounts.
                                            If on any payment date, available
                                            funds are insufficient to pay
                                            interest on any class of notes or
                                            interest on any unreimbursed
                                            realized loss amounts allocated to a
                                            class of notes (other than any
                                            insufficiency caused by the
                                            pre-funding feature), the indenture
                                            trustee will withdraw the amount of
                                            the deficiency from the interest
                                            reserve account (or the remaining
                                            amount on deposit, if less) and
                                            deposit such amount in the
                                            collection account for payment to
                                            holders of the notes. The interest
                                            reserve account will be replenished
                                            on future payment dates to the
                                            extent of available funds remaining
                                            before any payments are made to the
                                            holder of the residual interest in
                                            the trust until the amount on
                                            deposit again equals the initial
                                            deposit of approximately $1,645,780.

                                            See "THE ASSETS OF THE
                                            TRUST--Interest Reserve Account" in
                                            this prospectus supplement.

                       OVERVIEW OF THE PRE-FUNDING ACCOUNT
                        AND CAPITALIZED INTEREST ACCOUNT

Pre-Funding Account.......................  On the closing date, the issuer will establish a pre-funding account with
                                            a deposit of approximately
                                            $20,018,253 in the name of the
                                            indenture trustee. These funds will
                                            be used to acquire additional
                                            accounts from the depositor during
                                            the pre-funding period. The purchase
                                            of additional accounts will occur
                                            only during the pre-funding period,
                                            which will terminate upon the
                                            earlier of (i) the date on which the
                                            remaining pre-funding amount is less
                                            than $100,000 or (ii) the close of
                                            business on August 26, 2003.

                                            See "THE ASSETS OF THE
                                            TRUST--Pre-Funding Account" in this
                                            prospectus supplement.

Capitalized Interest Account..............  On the closing date, the issuer will establish a capitalized interest
                                            account with, and in the name of,
                                            the indenture trustee and will
                                            assign the account to the indenture
                                            trustee as security for the Notes.
                                            These funds will be used as
                                            necessary during the pre-funding
                                            period to cover any interest
                                            shortfalls caused by the notes
                                            accruing interest at a rate in
                                            excess of the rate at which interest
                                            is earned on the funds in the
                                            pre-funding account.

                                            See "THE ASSETS OF THE
                                            TRUST--Capitalized Interest Account"
                                            in this prospectus supplement.

                              OVERVIEW OF THE NOTES

General Description of the Notes..........  The notes will be issued on the closing date which is expected to be
                                            on or about June 26, 2003.

Payments of Interest......................  Interest on the notes will be payable monthly on each payment
                                            date, beginning July 15, 2003, in an
                                            amount equal to interest accrued
                                            during the period beginning on the
                                            15th day of the month preceding the
                                            month of that payment date and
                                            ending on the 14th day of the month
                                            in which that payment date occurs.
                                            Interest will be calculated on each
                                            class of notes at the per annum
                                            interest rate set forth on the cover
                                            and will be calculated on the basis
                                            of a 360-day year consisting of
                                            twelve 30-day months.

                                            See "DESCRIPTION OF THE
                                            NOTES--Interest and Principal
                                            Payments on the Notes" and
                                            "--Allocation of Available Funds" in
                                            this prospectus supplement.

Payments of Principal.....................  Principal on the classes of notes will be payable monthly on each
                                            payment date, in the amounts
                                            described under "DESCRIPTION OF THE
                                            NOTES--Allocation of Available
                                            Funds" in this prospectus supplement
                                            to the extent of available funds
                                            remaining for such purpose.

Payment Dates.............................  Payments on the notes will be made monthly on the 15th day of each
                                            month, or if that date is not a
                                            business day, the next business day.

Collection Period.........................  The payments made on each payment date will have been collected during
                                            the one-month period ending on the
                                            close of business on the last day of
                                            the month preceding the month in
                                            which the related payment date
                                            occurs.

Denominations and Form of Notes...........  The issuer will offer the notes for purchase in denominations of $1,000
                                            and integral multiples thereof.

                                            The issuer will offer the notes in
                                            book-entry form only. Initially, the
                                            issuer will register the notes in
                                            the name of Cede & Co., the nominee
                                            of The Depository Trust Company. See
                                            "DESCRIPTION OF THE
                                            NOTES--Registration of the Notes" in
                                            this prospectus supplement.

Record Date...............................  Payments on the notes will be made on each payment date to holders of
                                            record (which initially will be Cede
                                            & Co., as nominee for The Depository
                                            Trust Company) at the close of
                                            business on the business day
                                            immediately prior to that payment
                                            date.

Maturity Date.............................  On the payment date occurring in
                                            July 2038, the entire principal
                                            amount of the notes will be due to
                                            the extent not previously paid.

Note Ratings..............................  The issuer will not issue the notes unless the Class A, Class M-1, Class
                                            M-2 and Class B Notes have been
                                            rated "AAA," "AA," "A" and "BBB,"
                                            respectively, by Standard & Poor's,
                                            a division of The McGraw-Hill
                                            Companies, Inc. and "Aaa," "Aa2,"
                                            "A2" and "Baa2," respectively, by
                                            Moody's Investors Service, Inc. A
                                            security rating is not a
                                            recommendation to buy, sell or hold
                                            the notes. A rating may be subject
                                            to revision or withdrawal at any
                                            time by the assigning rating agency.
                                            The ratings address the likelihood
                                            of timely payments of interest and
                                            the ultimate payment of principal on
                                            the notes. The ratings do not
                                            address the possibility that, as a
                                            result of principal prepayments, the
                                            yield on your notes may be lower
                                            than expected.

                                            See "NOTE RATINGS" in this
                                            prospectus supplement and in the
                                            prospectus.

Optional Redemption of Notes..............  The depositor may, at its option, redeem all (but not less than all)
                                            of the notes at 100% of the
                                            aggregate unpaid principal amount of
                                            the notes plus accrued interest, but
                                            only under the circumstances
                                            specified in the indenture.
                                            Specifically, the depositor may
                                            redeem all of the notes on any
                                            payment date following the payment
                                            date on which the aggregate
                                            outstanding principal amount of the
                                            notes (prior to allocations of
                                            realized loss amounts) is reduced to
                                            10% or less of the aggregate initial
                                            principal amount of the notes.

                                            If the depositor fails to redeem all
                                            of the notes on the first possible
                                            optional redemption date, any funds
                                            that would otherwise be released to
                                            the holder of the residual interest
                                            in the trust will be used instead to
                                            pay down principal of the notes. See
                                            "DESCRIPTION OF THE
                                            NOTES--Redemption of the Notes" in
                                            this prospectus supplement.

Risk Factors..............................  There are risks associated with the notes as described herein and in the
                                            prospectus under "RISK FACTORS." You
                                            should consider these risks
                                            carefully.

Legal Investment Considerations...........  The notes will not constitute
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as
                                            amended. If your legal investment
                                            activities are subject to legal
                                            investment laws and regulations,
                                            regulatory capital requirements, or
                                            review by regulatory authorities,
                                            you may be subject to restrictions
                                            on investment in the notes and
                                            should consult your own legal, tax
                                            and accounting advisors in
                                            determining the suitability of and
                                            consequences to you of the purchase,
                                            ownership and disposition of the
                                            notes.

                                            See "LEGAL INVESTMENT
                                            CONSIDERATIONS" in this prospectus
                                            supplement and in the prospectus.

ERISA Considerations......................  If you are a fiduciary of an employee benefit plan or other
                                            retirement plan or arrangement
                                            subject to ERISA or Section 4975 of
                                            the Internal Revenue Code of 1986,
                                            as amended, or a government plan, as
                                            defined by Section 3(32) of ERISA,
                                            subject to any federal, state or
                                            local law which is, to a material
                                            extent, similar to the foregoing
                                            provisions of ERISA or the Internal
                                            Revenue Code, you should carefully
                                            review with your legal advisors
                                            whether the purchase or holding of
                                            the notes could give rise to a
                                            transaction prohibited or otherwise
                                            not permissible under ERISA, the
                                            Internal Revenue Code or similar
                                            law.

                                            See "ERISA CONSIDERATIONS" in this
                                            prospectus supplement and in the
                                            prospectus.

Tax Status of the Notes...................  Upon issuance of the notes,
                                            Cadwalader, Wickersham & Taft LLP,
                                            counsel to the issuer, will opine to
                                            the effect that, for federal income
                                            tax purposes, the notes will be
                                            treated as debt and the issuer will
                                            not be treated as an association,
                                            publicly traded partnership or
                                            taxable mortgage pool taxable as a
                                            corporation.

                                            The notes will not constitute "loans
                                            secured by an interest in real
                                            property" for "domestic building and
                                            loan associations" or "real estate
                                            assets" for "real estate investment
                                            trusts."

                                            See "FEDERAL INCOME TAX
                                            CONSEQUENCES" in this prospectus
                                            supplement and "MATERIAL FEDERAL
                                            INCOME TAX CONSEQUENCES" in the
                                            prospectus.

Reports...................................  The indenture trustee will prepare monthly unaudited reports as to the
                                            payments made on the notes. However,
                                            if you purchase a note, you will not
                                            have the right to review these
                                            reports unless the notes are issued
                                            in registered form to note owners,
                                            or their nominees, rather than to
                                            The Depository Trust Company. The
                                            issuer presently intends to issue
                                            the notes in book-entry form only,
                                            registered in the name of The
                                            Depository Trust Company's nominee,
                                            Cede & Co. Notes will be issued in
                                            registered form to note owners or
                                            their nominees only in certain
                                            limited circumstances. If notes are
                                            not issued in this manner, the
                                            indenture trustee will send the
                                            reports only to Cede & Co., as
                                            nominee of The Depository Trust
                                            Company and registered holder of the
                                            notes. See "DESCRIPTION OF THE
                                            NOTES--Registration of the Notes" in
                                            this prospectus supplement.

                                  Risk Factors

     There are risks associated with the notes. This part of the prospectus supplement, along with the corresponding "Risk Factors" section of the attached prospectus, summarizes what we believe to be the principal factors that make an investment in the notes speculative or risky. You should consider carefully all the information that appears under the "Risk Factors" heading.

Liquidity of the Notes May Be Limited

     There is currently no secondary market for the notes. The underwriters intend to make a market in the notes but are not obligated to do so. There can be no assurance that a market will develop or, if it does develop, that it will assure the liquidity of investments in the notes or will continue for the life of the notes. Further, no application will be made to list the notes on any securities exchange. Accordingly, the liquidity of the notes may be limited.

Limited Assets May Provide Insufficient Security for the Notes

     The notes will represent obligations solely of the issuer. None of the notes or accounts will be guaranteed or insured by a governmental instrumentality. Noteholders will have no recourse to the depositor or any of its affiliates. The notes' security is limited to the security pledged under the indenture. If the issuer is unable to make the payments due on the notes and an event of default under the indenture occurs and the maturity of the notes is accelerated, it is unlikely that the issuer will be able to pay the accelerated principal amount due on the notes at the time of acceleration.

Interest Payments May Be Insufficient to Maintain Overcollateralization

     As of the closing date, the sum of the aggregate principal balance of the accounts and the amount on deposit in the pre-funding account is expected to exceed the aggregate principal amount of the notes by approximately $14,816,047, resulting in overcollateralization. The amount of interest generated by the accounts, on investments of funds in the interest reserve account and, during the pre-funding period, on investments of funds in the pre-funding account, is expected to be greater than the sum of the amount of interest due on the notes and certain fees and expenses of the trust. This available excess interest will be used to pay principal of the notes in accordance with the available funds allocation as set forth in this prospectus supplement under "DESCRIPTION OF THE NOTES--Allocation of Available Funds." Any remaining interest will then be used to compensate noteholders for any previously allocated losses that occurred on the accounts. We cannot assure you, however, that enough excess interest will be generated to achieve or maintain the target overcollateralization level. The factors described below will affect the amount of excess interest that the accounts will generate:

     o Every time an account is prepaid in full, excess interest will be reduced because the account will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time an account is liquidated or written off, excess interest will be reduced because such account will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the accounts are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay noteholders.

     It is possible that delinquencies and losses incurred in connection with the accounts will reduce or eliminate the overcollateralization amount. This would happen if losses caused the aggregate principal balance of the accounts to decline more than the principal amount of the notes declined due to principal payments. If the overcollateralization amount declines to zero, and if the accounts incur further losses, then these losses would be allocated first to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes, in each case until the outstanding principal amount of such class of notes has been reduced to zero.

Risks of Subordination

     The protection afforded to the holders of the Class A, Class M-1 and Class M-2 Notes by means of subordination will be accomplished by (i) the allocation of losses on the accounts (following the elimination of overcollateralization) to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes and (ii) with respect to interest, the application of the available funds on each payment date in sequential order as provided by the available funds allocation. The rights of the holders of the Class M-1 Notes to receive payments of interest on the Class M-1 Notes will be subordinated to the rights of the holders of the Class A Notes; the rights of the holders of the Class M-2 Notes to receive payments of interest will be subordinated to the rights of the holders of the Class A and Class M-1 Notes; and the rights of the holders of the Class B Notes to receive payments of interest will be subordinated to the rights of the holders of the Class A, Class M-1 and Class M-2 Notes, all to the extent set forth in this prospectus supplement under "DESCRIPTION OF THE NOTES--Allocation of Available Funds." Accordingly, on any payment date, any deficiency in the availability of funds to pay interest on and principal of the notes will result in shortfalls first to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes.

The Servicer Has No Obligation to Advance

     Since the servicer has no obligation to advance delinquent payments on the accounts, significant delinquencies (particularly if combined with substantial losses on the accounts) may result in the inability to make full payments of interest and principal to all classes of notes on a payment date. Because available funds are allocated on each payment date first to the Class A Notes, then to the Class M-1 Notes, then to the Class M-2 Notes and finally to the Class B Notes, the more subordinate classes of notes are more likely to suffer shortfalls than more senior classes of notes.

Potential for Losses Increases Because Mortgage Collateral Includes Delinquent
  Accounts and Current Accounts May Become Delinquent

     Some of the accounts are delinquent. In addition, some of the accounts may become delinquent. It is possible that delinquent accounts will go into foreclosure and that the properties securing these accounts may become repossessed properties.

     As of the cut-off date, approximately 1.08% of the aggregate principal balance of the accounts were considered to be delinquent. An account becomes delinquent if the servicer receives more than $5 less than a full monthly payment by the end of the subsequent calendar month. An account continues to be considered as "delinquent" when it becomes subject to foreclosure or bankruptcy, unless it is paying pursuant to a bankruptcy plan. As of the cut-off date, none of the accounts had payments that were past due by more than 60 days. Approximately 2.28% (by number of accounts as of the cut-off date) of the obligors on accounts, representing approximately 2.24% of the aggregate principal balance of the accounts, have filed for bankruptcy or similar proceedings. Approximately 0.38% of the aggregate principal balance of the accounts were both 31-60 days past due with obligors in, or having filed for, bankruptcy or similar proceedings.

     Amounts realized upon resale of repossessed properties may be less than the principal balance of the related account at the time of repossession. In addition, certain states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against customers following foreclosure. If the amount realized upon resale is less than the outstanding principal balance of the account, the servicer may be unable to collect the amount of the deficiency. If losses incurred in connection with repossessing homes exceed the credit enhancement for the notes, then the notes may be adversely affected.

Geographic Concentration May Increase Risk of Loss

     The following chart lists the states with the highest concentrations of accounts, based on the aggregate principal balance of the accounts as of the cut-off date.

                       ----------------------------------
                       Texas                       34.07%
                       Mississippi                 13.24%
                       Alabama                      8.25%
                       Florida                      6.87%
                       Louisiana                    6.48%
                       South Carolina               5.57%

     Florida and several other states have experienced natural disasters, such as floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the accounts.

     In addition, the conditions below will have a disproportionate impact on the accounts in general:

     o Economic conditions in states listed above which may or may not affect real property values may affect the ability of obligors to repay their loans on time.

     o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states.

     o Any increase in the market value of properties located in the states listed above could make alternative sources of financing available to the obligors at lower interest rates, which could result in an increased rate of prepayment of the accounts.

Consumer Litigation May Have a Material Adverse Effect on the Ongoing Business,
  Operations or Financial Condition of Jim Walter Homes, Inc. or Mid-State Homes, Inc.

     From time to time, litigation (including group or class action litigation) is instituted or threatened against Jim Walter Homes, Inc. or its affiliates, including Mid-State Homes, Inc. In the past, Jim Walter Homes, Inc. and Mid-State Homes, Inc. have paid substantial amounts in settlement of certain class action claims. In the event similar actions are filed, it is possible that the trust would be named a party to that action and the costs associated with that litigation could adversely affect payments on the notes.

     Currently, Jim Walter Homes, Inc. and/or Mid-State Homes, Inc. are party to a number of lawsuits arising in the ordinary course of their businesses.

     The results of litigation cannot be predicted with certainty. No prediction can be made as to whether the final outcome of any existing litigation will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes, Inc. or Mid-State Homes, Inc.

Rate of Prepayments on Accounts May Adversely Affect Yield and Weighted Average
  Life of Notes

     The rate of prepayments on the accounts will affect the weighted average life and the maturity of the notes. A variety of economic, geographic, social and other factors may influence prepayments on the accounts. These include interest rates, national and local economic conditions, repossessions, aging, seasonality, changes in housing needs, job transfers and unemployment.

     If prevailing interest rates fall significantly below the coupon rates on the accounts, the rate of prepayments on the accounts is likely to be higher than if prevailing interest rates remain close to or above the coupon rates applicable to the accounts. Conversely, if prevailing interest rates rise above the coupon rates on the accounts, the rate of prepayment is likely to decrease.

     If you purchase notes at a discount or a premium to their principal amount, and if you calculate your anticipated yield to maturity based upon an assumed rate of payment of principal that is faster or slower than the actual rate of payment of principal, then your actual yield to maturity will differ from that which you initially calculated. You bear the risk of not being able to reinvest payments of principal at a yield at least equal to that of your notes.

     Mid-State Homes, Inc. will be required to repurchase or replace an account in the event certain breaches of representations and warranties have not been cured. Any such repurchase will have the same effect on the holders of the notes as a prepayment of the account.

     Until the amount of overcollateralization builds to the target overcollateralization level or if the amount of overcollateralization falls below such level, excess interest will be paid to the notes as principal. This will have the effect of reducing the aggregate principal amount of the notes faster than the aggregate principal balance of the accounts until the required level of overcollateralization is reached.

The Failure of the Issuer to Purchase Additional Accounts During the Pre-Funding
  Period May Result in Prepayments

     On the closing date, approximately $20,018,253 will be deposited into the pre-funding account. This amount will be used by the issuer to purchase additional accounts from Mid-State Homes, Inc. during the two month period following the closing date. The ability of the issuer to purchase additional accounts largely depends on the ability of Mid-State Homes, Inc. to purchase and Jim Walter Homes, Inc. and its affiliates to originate additional accounts. The ability of Jim Walter Homes, Inc. and its affiliates to originate additional accounts may be affected by a variety of economic and social factors, which include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The issuer is unable to predict the extent to which such economic or social factors will affect the ability of Jim Walter Homes, Inc. and its affiliates to originate additional accounts. To the extent this amount has not been applied to the purchase of additional accounts by the end of this two month period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to noteholders on the payment date immediately following the end of this period, in accordance with the priorities set forth in this prospectus supplement under "DESCRIPTION OF THE NOTES--Allocation of Available Funds."

There May Be Variations in Additional Accounts from the Initial Accounts

     The additional accounts will generally satisfy the eligibility criteria described in this prospectus supplement at the time of their sale to the issuer. While the depositor will not select additional accounts in a manner that it believes to be adverse to the interests of noteholders, the characteristics of the additional accounts may vary from the specific characteristics reflected in the statistical information relating to the initial accounts in this prospectus supplement.

Limited Rights of Noteholders To Commence Proceedings Under The Indenture

     As a noteholder, you will have limited rights to commence proceedings under the indenture. No holder of any note will have the right to institute any proceedings, judicial or otherwise, for any remedy under the indenture unless all of the following conditions are met:

     o the holder previously has given to the indenture trustee written notice of a continuing event of default under the indenture;

     o the holders of more than 50% of the aggregate voting rights of the then outstanding notes have made written requests of the indenture trustee to institute the proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred if the indenture trustee complies with that request;

     o the indenture trustee has for 60 days after its receipt of the notice neglected or refused to institute the requested proceedings; and

     o the holders of a majority of the voting rights of the then outstanding notes have given no direction inconsistent with the written request during the 60-day period.

     Notwithstanding the foregoing, there will be no restriction on the ability of the holders of the notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the notes.

Limited Rights of Subordinate Noteholders To Accelerate Notes Upon Event of
  Default

     Prior to the maturity date, no holder of any class of notes will have the right to declare the principal of the notes to be immediately due and payable other than the holders entitled to 66 2/3% of the voting rights of the most senior class of notes outstanding. See "THE INDENTURE--Rights Upon Event of Default" in this prospectus supplement.

Rights of Beneficial Owners May Be Limited By Book-Entry System

     The issuer will issue the notes in book-entry form. Transactions in the notes can only be carried out through The Depository Trust Company, its participating members, and those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participating member. If you purchase the notes, your ability to pledge your notes, and the liquidity of your notes generally, may be limited because you will not possess a physical certificate for your notes. In addition, you may experience delays in receiving payments on your notes.

Violations of Federal, State or Local Laws May Cause Losses on Your Notes

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the accounts. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and Jim Walter Homes, Inc. and its affiliates. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the accounts;

o    provide the obligors with a right to rescind the accounts;

o entitle the obligors to refunds of amounts previously paid or to set-off those amounts against their obligations;

o    result in a litigation proceeding being brought against the issuer; and

o subject the issuer (and other assignees of the accounts) to liability for expenses, penalties and damages resulting from the violations.

     As a result, such violations or alleged violations could result in shortfalls in the payments due on your notes. Mid-State Homes, Inc. will make representations and warranties with respect to each account relating to compliance with federal and state laws at the time of origination. Mid-State Homes, Inc. will also represent that none of the accounts originated in the State of Georgia is subject to the Georgia Fair Lending Act as in effect from October 1, 2002 through March 6, 2003. Mid-State Homes, Inc. will be required to repurchase or replace any account that was not originated in compliance with all federal, state or local laws. In addition, Mid-State Homes, Inc. will be required to reimburse the issuer for any damages or costs incurred by the issuer as a result of a breach of the representation as to compliance with laws. However, if Mid-State Homes, Inc. is unable to fulfill its reimbursement obligation for financial or other reasons, shortfalls in the payments due on your notes could occur.

United States Military Presence in Iraq May Increase Risk of Shortfalls

     On March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand members of the armed forces reserves. While the United States military remains in Iraq, additional reservists may be called to active duty. There is no way of knowing whether any additional reservists will be called up and, if so, how many. To the extent that a member of the military or a reservist who is called to active duty is an obligor of an account in the trust, the interest rate limitation of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and any comparable state law, will apply. Substantially all of the accounts have coupon rates which exceed such limitation, if applicable. This may result in interest shortfalls on the accounts, which, in turn, may result in shortfalls in payments on the notes. As of the cut-off date, ten (10) of the accounts, representing 0.26% of the aggregate principal balance, were subject to such interest rate limitation. See "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Anti-Deficiency Legislation and Other Limitations on Creditors" in the prospectus.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "RISK FACTORS," "THE COMPANY," "THE ASSETS OF THE TRUST" and "DESCRIPTION OF THE NOTES." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language that includes the words "expects," "intends," "anticipates," "estimates," or analogous expressions, or by other qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from these forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the control of the depositor. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to these forward-looking statements to reflect any change in the depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                  DEFINED TERMS

     Capitalized terms used in this prospectus supplement either are defined under the caption "GLOSSARY OF TERMS" beginning on page S-48 in this document or are defined in this prospectus supplement on the pages indicated for those terms under "GLOSSARY OF TERMS." Any capitalized terms used but not defined herein are defined in the accompanying prospectus. See "Glossary of Terms" beginning on page 68 in the prospectus.


                                   THE ISSUER

     The issuer was created on June 24, 2003 pursuant to a trust agreement between the depositor and the owner trustee. The trust agreement provides that the trust will terminate in no event later than the date upon which the issuer's obligations under the indenture have been discharged or terminated.

     For a further discussion of the issuer, see "THE ISSUER" in the prospectus.


                                 USE OF PROCEEDS

     The issuer will use the proceeds from the sale of the notes (i) to purchase Accounts from Mid-State Trust IX, (ii) to pay the expenses of the offering and
(iii) to make the initial deposits into the Pre-Funding Account, the Capitalized Interest Account and the Interest Reserve Account. Mid-State Trust IX will use a portion of the net proceeds from its sale of the initial Accounts to the issuer
(i) to repay certain financings for which the Accounts were previously pledged as collateral and (ii) will remit the remaining amount to the depositor, as holder of the owner trust certificate of Mid-State Trust IX, for the depositor's general corporate purposes.


                                   THE COMPANY


Homebuilding Activities

     For a more complete review of homebuilding activities, underwriting and credit policies and servicing see the discussion in the prospectus under the heading "THE COMPANY." The following chart shows the sales volume of Jim Walter Homes and its homebuilding affiliates and the percent of homes sold in three stages of completion and modular homes for fiscal years 1998 through 2002 and the three months ended March 31, 2003:

                             Homebuilding Activities


------------------------------------------------------------------------------------------------------------------
                                                                       Percent of Unit Sales
------------------------------------------------------------------------------------------------------------------
                                               Units         Shell         Various           90%
                                               Sold                         Stages        Complete       Modular
------------------------------------------------------------------------------------------------------------------

Three Months Ended March 31, 2003 ......           979              5%             9%            75%            11%
                                            ----------     ----------     ----------     ----------     ----------


   Fiscal Year Ended December 31,


2002 ...................................         4,267              6             11             67             16
                                            ----------     ----------     ----------     ----------     ----------
2001 ...................................         4,021              6             11             65             18
                                            ----------     ----------     ----------     ----------     ----------
2000 (Seven Months) ....................         2,448              7              9             62             22
                                            ----------     ----------     ----------     ----------     ----------

   Fiscal Year Ended May 31,


2000 ...................................         4,396              7              9             69             15
                                            ----------     ----------     ----------     ----------     ----------
1999 ...................................         3,737             12              9             75              4
                                            ----------     ----------     ----------     ----------     ----------
1998 ...................................         3,702             13              7             80            --
                                            ----------     ----------     ----------     ----------     ----------

Servicing

     In the ordinary course of its business, Mid-State keeps historical delinquency, repossession and real estate owned information according to separate portfolios of accounts within the total portfolio. Mid-State, however, believes that the total portfolio information shows the average performance of its accounts over time, rather than a performance that might be affected by the relative seasoning of a separate portfolio. In the case of the delinquency and repossession experience, information as of the Cut-Off Date is given below for the Accounts separately. As of March 31, 2003, Mid-State's mortgage portfolio (including mortgage indebtedness sold to others and serviced by Mid-State) had an aggregate Principal Balance of approximately $2,049,895,000. No assurance can be given, however, that the future experience of the Accounts will be comparable to the historical information set forth below. See "THE SERVICING AGREEMENT" in this prospectus supplement and in the prospectus and "THE COMPANY--Servicing" in the prospectus.

     The following table summarizes the delinquency characteristics for all outstanding accounts owned or serviced by Mid-State at the end of each of the past five fiscal years and the three months ended March 31, 2003. As of each date, the table presents the number of delinquent accounts and the dollar amount (in millions).

                                  Delinquencies

                                                                                                            Three Months
                                                            Fiscal Year Ended                                   Ended
                              ----------------------------------------------------------------------------    ---------
                                           May 31,                                 December 31,               March 31,
                              -----------------------------------      -----------------------------------    ---------
                                1998         1999         2000           2000(1)      2001         2002         2003
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Total Accounts Outstanding       68,740       63,732       60,589         59,394       56,880       53,879       53,280
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------

Delinquencies as a Percent
   of Total Accounts
   Outstanding:
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
     31-60 Days                    1.60%        1.51%        1.42%          2.79%        2.06%        1.81%        1.54%
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
     61-90 Days                    0.61%        0.63%        0.68%          0.91%        0.83%        0.74%        0.75%
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
     91-Days or more               3.64%        3.62%        3.67%          4.37%        3.99%        4.06%        4.02%
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Total (31 Days or more)            5.85%        5.76%        5.77%          8.07%        6.88         6.61%        6.31%
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------

------------------
(1) The seven-month period ended December 31.

     As of the Cut-Off Date, approximately 1.09% of the Accounts (as a percentage of total Accounts) were approximately 31-60 days past due.

         Repossessions

     Repossessed property is rehabilitated, if necessary, and resold. The following table sets forth certain information concerning the repossession experience of all outstanding accounts in the depositor's servicing portfolio for each of the past five fiscal years and the three months ended March 31, 2003.

                                  Repossessions

                                                                                                            Three Months
                                                            Fiscal Year Ended                                   Ended
                              ----------------------------------------------------------------------------    ---------
                                           May 31,                                 December 31,               March 31,
                              -----------------------------------      -----------------------------------    ---------
                                1998         1999         2000           2000(1)      2001         2002         2003
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Total Accounts Outstanding       68,740       63,732       60,589         59,394       56,880       53,879       53,280
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Accounts Repossessed              1,682        1,682        1,614            911        1,681        1,596          444
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Accounts Repossessed as a
   Percent of Total Accounts        2.4%         2.6%         2.7%           2.6%*        3.0%         3.0%         3.3%*
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------

------------------
(1) The seven-month period ended December 31.
*   Annualized

                                Real Estate Owned

     The number of homes held as real estate owned is set forth in the following aging summary of all outstanding accounts in the depositor's servicing portfolio for the past five fiscal years and the three months ended March 31, 2003.

                                Real Estate Owned

                                                                                                            Three Months
                                                            Fiscal Year Ended                                   Ended
                              ----------------------------------------------------------------------------    ---------
                                           May 31,                                 December 31,               March 31,
                              -----------------------------------      -----------------------------------    ---------
                                1998         1999         2000           2000(1)      2001         2002         2003
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
0-3 Months                           86           74          155            155          146          183          171
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
4-6 Months                           13           31           32             30           20           34           36
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
More than 6 Months                   29           27           43             49           29           38           39
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------
Total Real Estate Owned             128          132          230            234          195          255          246
                              ---------    ---------    ---------      ---------    ---------    ---------    ---------

     For further information concerning recoveries with respect to accounts, see "THE COMPANY--Recoveries" in the prospectus.

Time to Recovery

     Accounts that are delinquent may go into foreclosure, and the property underlying these Accounts may be repossessed, leading to losses on the Accounts. Since the servicer is not required to advance payments on delinquent Accounts, any such delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the related Payment Date. See "RISK FACTORS--Potential for Losses Increases Because Mortgage Collateral Includes Delinquent Accounts and Accounts May Become Delinquent," "--Limited Assets May Provide Insufficient Security For the Notes" and "--Rate of Prepayments on Accounts May Adversely Affect Yield and Weighted Average Life of Notes" in this prospectus supplement and "THE COMPANY--Time to Recovery" in the prospectus.


                             THE ASSETS OF THE TRUST

     The "Collateral" which will secure the notes and that will be assigned to the indenture trustee will consist of:

     (1) Initial Accounts, comprising approximately 8.00% of the accounts owned directly or indirectly by the depositor on the Cut-Off Date. The initial Accounts had an aggregate Principal Balance of approximately $309,137,794 as the Cut-Off Date. The characteristics of the initial Accounts delivered at closing will not vary by more than five percent, by aggregate Principal Balance as of the Cut-Off Date, from the characteristics that are described here;

     (2) Additional Accounts, purchased during the Pre-Funding Period;

     (3) The payments received on the Accounts after the Cut-Off Date (or after the applicable acquisition date, in the case of the additional Accounts);

     (4) The net reinvestment income of these payments;

     (5) The Interest Reserve Account;

     (6) The Pre-Funding Account;

     (7) The Capitalized Interest Account;

     (8) Insurance proceeds; and

     (9) Rights under the servicing agreement and the purchase and sale agreement.

     The mortgage collateral does not include any "real estate owned" as of the Cut-Off Date. As of the Cut-Off Date, no Accounts were in foreclosure. As of the Cut-Off Date, the obligors on 96 Accounts with an aggregate Principal Balance of $6,919,214.97, representing approximately 2.24% of the aggregate Principal Balance of the initial Accounts, were in bankruptcy or similar proceedings. Certain of these obligors nevertheless are making payments on their Accounts.

     As of the Cut-Off Date, approximately 58.38% of the initial Accounts had insurance policies issued by Best Insurors, Inc., an affiliate of the issuer and the depositor. See "THE ASSETS OF THE TRUST--Mortgage Collateral" in the prospectus.

     Set forth below is a description of additional characteristics of the initial Accounts as of the Cut-Off Date. This information does not reflect changes that may have occurred to the initial Accounts subsequent to the Cut-Off Date. During the Pre-Funding Period, additional Accounts may be purchased by the issuer using criteria set forth below under "--Additional Accounts" and substantially the same representations and warranties will be made by the depositor with respect to the additional Accounts.

                   Accounts Comprising the Mortgage Collateral


Number of Accounts.................................  4,212

Aggregate Principal Balance........................  $309,137,793.93                  Minimum              Maximum
                                                                                  --------------       --------------
Average Principal Balance..........................  $73,394.54                   $16,712.77           $167,366.19
Average Original Principal Balance.................  $73,710.67                   $17,000.00           $168,580.00
Weighted Average Remaining Term
   (months)(1).....................................  346                          106                  360
Weighted Average Original Term
   (months)........................................  352                          120                  360
Weighted Average Coupon Rate.......................  8.794%                       7.250%               11.500%
First Payment Date.................................                               June 5, 2000         August 5, 2003
Maturity Date......................................                               March 5, 2012        July 5, 2033
Geographic Concentration (Over 5% of
   Aggregate Principal Balance)....................  Texas:             34.07%
                                                     Mississippi:       13.24%
                                                     Alabama:            8.25%
                                                     Florida:            6.87%
                                                     Louisiana:          6.48%
                                                     South Carolina:     5.57%
Maximum Zip Code Concentration.....................  39667 (0.42%)

------------------

(1) The remaining term of an Account is based on the original term of the Account less the number of months elapsed between the original first payment due date and the Cut-Off Date.

Total Accounts Comprising the Mortgage Collateral

     As of the Cut-Off Date, initial Accounts having an aggregate Principal Balance of approximately $307,964,885.62 are secured by homes representing new sales, and initial Accounts having an aggregate Principal Balance of approximately $1,172,908.31 are secured by homes that have been repossessed and resold.

     The following tables set forth at the Cut-Off Date: (1) the years of calculated scheduled final payment for the initial Accounts comprising the mortgage collateral, (2) the outstanding Principal Balances of the initial Accounts, (3) the original Principal Balances of the initial Accounts, (4) the years of first scheduled date of payment of the initial Accounts, (5) the Coupon Rates of the initial Accounts, and (5) the geographical distribution of the initial Accounts.

                      Calculated Scheduled Final Payment(1)

                                                           Number of Accounts       Outstanding Principal Balance
                                                          --------------------------------------------------------
                                                          Number       Percent           Amount            Percent
                                                          ------       -------           ------            -------

Calendar Year of Calculated Scheduled Final Payment:
     2012..............................................        4          0.09%          $143,086.62          0.05%
     2013..............................................        2          0.05            116,548.10          0.04
     2014..............................................        3          0.07            198,487.07          0.06
     2017..............................................       33          0.78          1,825,854.94          0.59
     2018..............................................       21          0.50          1,294,036.36          0.42
     2021..............................................        2          0.05            137,603.59          0.04
     2022..............................................       36          0.85          2,031,624.64          0.66
     2023..............................................       28          0.66          1,659,569.52          0.54
     2025..............................................        5          0.12            220,944.76          0.07
     2026..............................................        3          0.07            161,825.17          0.05
     2027..............................................      250          5.94         14,305,011.97          4.63
     2028..............................................      157          3.73          8,178,032.35          2.65
     2030..............................................        7          0.17            543,222.48          0.18
     2031..............................................        8          0.19            535,939.75          0.17
     2032..............................................    2,122         50.38        162,132,356.95         52.45
     2033..............................................    1,531         36.35        115,653,649.66         37.41
                                                           -----        ------       ---------------        ------
         Total(2)......................................    4,212        100.00%      $309,137,793.93        100.00%
                                                           =====        ======       ===============        ======

      Weighted Average Period to Calculated Scheduled Final Payment: 346 months.

------------------

(1) Calculated Scheduled Final Payment is determined by adding the original term of an Account to the first payment due date and subtracting one month.

(2)  Percentages may not add to 100% due to rounding.

                          Outstanding Principal Balance

                                                                                             Outstanding
                                                          Number of Accounts              Principal Balance
                                                         --------------------------------------------------------
                                                         Number     Percent             Amount            Percent
                                                         ------     -------             ------            -------

Outstanding Principal Balance:
   Less than $20,000.00..............................        2        0.05%              $33,793.67          0.01%
   20,000.01 - 30,000.00.............................       17        0.40               472,454.00          0.15
   30,000.01 - 40,000.00.............................       98        2.33             3,528,074.01          1.14
   40,000.01 - 50,000.00.............................      233        5.53            10,614,701.53          3.43
   50,000.01 - 60,000.00.............................      725       17.21            40,274,300.63         13.03
   60,000.01 - 70,000.00.............................      964       22.89            62,704,784.13         20.28
   70,000.01 - 80,000.00.............................      743       17.64            55,694,278.97         18.02
   80,000.01 - 90,000.00.............................      651       15.46            55,203,462.93         17.86
   90,000.01 - 100,000.00............................      393        9.33            37,165,487.38         12.02
   100,000.01 - 110,000.00...........................      204        4.84            21,268,216.54          6.88
   110,000.01 - 120,000.00...........................      100        2.37            11,430,325.56          3.70
   120,000.01 - 130,000.00...........................       47        1.12             5,850,417.95          1.89
   130,000.01 - 140,000.00...........................       20        0.47             2,683,588.11          0.87
   Over $140,000.00..................................       15        0.36             2,213,908.52          0.72
                                                         -----      ------          ---------------        ------
      Total(1).......................................    4,212      100.00%         $309,137,793.93        100.00%
                                                         =====      ======          ===============        ======

     Average Outstanding Principal Balance:  $73,394.54.

------------------

(1) Percentages may not add to 100% due to rounding.


                          Original Principal Balance(1)

                                                                                             Outstanding
                                                         Number of Accounts               Principal Balance
                                                         ------------------------------------------------------
                                                         Number     Percent            Amount           Percent
                                                         ------     -------            ------           -------

Original Principal Balance:
   Less than $20,000.00..............................        1        0.02%              $16,712.77         0.01%
   20,000.01 - 30,000.00.............................       16        0.38               433,509.03         0.14
   30,000.01 - 40,000.00.............................       96        2.28             3,424,265.84         1.11
   40,000.01 - 50,000.00.............................      220        5.22             9,928,093.85         3.21
   50,000.01 - 60,000.00.............................      719       17.07            39,746,488.50        12.86
   60,000.01 - 70,000.00.............................      965       22.91            62,544,704.18        20.23
   70,000.01 - 80,000.00.............................      741       17.59            55,321,620.27        17.90
   80,000.01 - 90,000.00.............................      656       15.57            55,413,659.67        17.93
   90,000.01 - 100,000.00............................      401        9.52            37,769,796.81        12.22
   100,000.01 - 110,000.00...........................      214        5.08            22,250,771.63         7.20
   110,000.01 - 120,000.00...........................       97        2.30            11,062,438.70         3.58
   120,000.01 - 130,000.00...........................       50        1.19             6,198,596.11         2.01
   130,000.01 - 140,000.00...........................       20        0.47             2,673,566.21         0.86
   Over $140,000.00..................................       16        0.38             2,353,570.36         0.76
                                                         -----      ------          ---------------       ------
      Total(1).......................................    4,212      100.00%         $309,137,793.93       100.00%
                                                         =====      ======          ===============       ======

     Average Original Principal Balance:  $73,710.67.

------------------

(1) Percentages may not add to 100% due to rounding.

                    Years of First Scheduled Date of Payment

                                                                                              Outstanding
                                                             Number of Accounts            Principal Balance
                                                            -----------------------------------------------------
Year of First Date of Payment:                              Number     Percent          Amount            Percent
                                                            -----      -------     ---------------        -------
2000.....................................................       9         0.21%        $607,862.22           0.20%
2001.....................................................      12         0.28          737,374.64           0.24
2002.....................................................   2,229        52.92      165,021,144.23          53.38
2003.....................................................   1,962        46.58      142,771,412.84          46.18
                                                            -----       ------     ---------------         ------
      Total(1)...........................................   4,212       100.00%    $309,137,793.93         100.00%
                                                            =====       ======     ===============         ======

------------------

(1) Percentages may not add to 100% due to rounding.

                                   Coupon Rate

                                                                                               Outstanding
                                                            Number of Accounts              Principal Balance
                                                           -----------------------------------------------------
                                                           Number       Percent           Amount         Percent
                                                           ------       -------           ------         -------
Coupon Rate:
7.001 - 7.500.......................................          184         4.37%        $14,119,733.28      4.57%
7.501 - 8.000.......................................          241         5.72          17,831,605.18      5.77
8.001 - 8.500.......................................        1,994        47.34         151,658,710.19     49.06
8.501 - 9.000.......................................          512        12.16          37,389,369.86     12.09
9.001 - 9.500.......................................          533        12.65          37,226,634.54     12.04
9.501 - 10.000......................................          308         7.31          21,417,380.23      6.93
10.001 - 10.500.....................................          259         6.15          17,060,292.16      5.52
10.501 - 11.000.....................................          138         3.28           9,251,394.77      2.99
11.001 - 11.500.....................................           43         1.02           3,182,673.72      1.03
                                                            -----       ------        ---------------    ------
      Total(1)......................................        4,212       100.00%       $309,137,793.93    100.00%
                                                            =====       ======        ===============    ======

Weighted Average Coupon Rate:  8.794%

------------------

(1) Percentages may not add to 100% due to rounding.

                            Geographical Distribution

                                                              Number of Accounts        Outstanding Principal Balance
                                                            ----------------------------------------------------------
State:                                                      Number        Percent            Amount           Percent
                                                            ------        -------            ------           -------
Texas ...................................................    1,376          32.67%       $105,316,078.53         34.07%
Mississippi .............................................      640          15.19          40,929,121.30         13.24
Alabama .................................................      364           8.64          25,496,341.05          8.25
Florida .................................................      286           6.79          21,224,761.97          6.87
Louisiana ...............................................      288           6.84          20,027,535.20          6.48
South Carolina ..........................................      226           5.37          17,220,384.64          5.57
North Carolina ..........................................      167           3.96          14,434,917.84          4.67
Georgia .................................................      172           4.08          13,094,605.13          4.24
Virginia ................................................      131           3.11          11,504,638.35          3.72
Tennessee ...............................................      137           3.25          10,096,048.62          3.27
Oklahoma ................................................      132           3.13           9,752,144.31          3.15
Arkansas ................................................      145           3.44           9,381,796.22          3.03
Kentucky ................................................       64           1.52           4,586,074.78          1.48
West Virginia ...........................................       54           1.28           3,898,537.68          1.26
Missouri ................................................       12           0.28             896,870.70          0.29
New Mexico ..............................................        6           0.14             513,482.31          0.17
Ohio ....................................................        8           0.19             501,891.36          0.16
Illinois ................................................        4           0.09             262,563.94          0.08
                                                             -----         ------        ---------------        ------
      Total(1)...........................................    4,212         100.00%       $309,137,793.93        100.00%
                                                             =====         ======        ===============        ======

------------------

(1) Percentages may not add to 100% due to rounding.

Additional Accounts

     The Indenture permits the issuer to acquire, during the Pre-Funding Period, up to approximately $20,018,253 aggregate Principal Balance of additional Accounts with the amount on deposit in the Pre-Funding Account. The statistical characteristics of the Accounts at the end of the Pre-Funding Period following the acquisition of the additional Accounts will differ from the statistical characteristics of the initial Accounts as of the Cut-Off Date.

     Any additional Accounts acquired by the issuer during the Pre-Funding Period will have been originated in accordance with the standards described under "THE COMPANY--Underwriting and Credit Policies" in the prospectus. Further, at the end of the Pre-Funding Period, with the addition of the additional Accounts, the Accounts in the aggregate must meet the following requirements: (i) no more than 0.50% of the Accounts may have obligors in bankruptcy or similar proceedings; (ii) none of the Accounts may be over 60 days delinquent at the time of purchase by the issuer; (iii) no additional Account may have a remaining term to maturity less than 120 months or greater than 360 months at the time of purchase by the issuer; (iv) no additional Account may have a Coupon Rate greater than 11.50% or less than 7.25% and the weighted average Coupon Rate for the Accounts must be at least 8.75%; (v) no more than 1.00% of the Accounts may be secured by homes that have been repossessed and resold; (vi) no State may account for more than 35.00% of the Accounts; and
(vii) "90% complete" units must account for at least 85.00% of the Accounts; and
(viii) no more than 0.50% of the Accounts may be subject, at the time of purchase by the issuer, to the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

Interest Reserve Account

     Prior to the closing date, an Interest Reserve Account will be established with, and in the name of, the indenture trustee and will be assigned by the issuer to the indenture trustee as security for the Notes. On the closing date, the issuer will deposit in the Interest Reserve Account cash in an amount equal to approximately 0.50% of the sum of (i) the aggregate Principal Balance of the initial Accounts as of the Cut-Off Date, (ii) the aggregate Principal Balance of any additional Accounts purchased by the issuer from the depositor on the closing date with funds from the Pre-Funding Account and (iii) the amount of any funds on deposit in the Pre-Funding Account on the closing date after the purchase of any additional Accounts (such amount, the "Initial Reserve Account Deposit"). Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments. If on any Payment Date, Available Funds are insufficient to pay interest on any class of notes or interest on any unreimbursed Realized Loss Amounts allocated to a class of notes, the indenture trustee will withdraw the amount of such deficiency from the Interest Reserve Account (or the remaining amount on deposit, if less) and deposit such amount in the Collection Account for payment to holders of the related notes. The Interest Reserve Account will be replenished on future Payment Dates from Available Funds before any payments are made to the holder of the residual interest in the trust until the amount on deposit again equals the Initial Reserve Account Deposit. Other than this replenishment, no person will have any obligation to deposit any amounts in the Interest Reserve Account. All interest and any other earnings from Eligible Investments of amounts on deposit in the Interest Reserve Account will be deposited in the Collection Account on each Payment Date.

Pre-Funding Account

     On the closing date, the issuer will deposit approximately $20,018,253 in the Pre-Funding Account established in the name of the indenture trustee and will assign the account to the indenture trustee. These funds will be used as necessary during the Pre-Funding Period by the issuer to acquire additional Accounts from the depositor. The purchase of additional Accounts will occur only during the Pre-Funding Period, which will terminate upon the earlier of (i) the date on which the remaining pre-funding amount is less than $100,000 or (ii) the close of business on August 26, 2003. Any amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be deposited in the Collection Account which will result in an unscheduled distribution of principal to the notes. All interest and any other earnings from Eligible Investments of amounts on deposit in the Pre-Funding Account will be deposited in the Collection Account on each Payment Date.

Capitalized Interest Account

     On the closing date, the issuer will deposit approximately $156,476 in the Capitalized Interest Account with, and in the name of, the indenture trustee and will assign the account to the indenture trustee as security for the notes. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments and will be used on any Payment Date during, and on the Payment Date immediately following, the Pre-Funding Period to cover any Capitalized Interest Shortfalls which may result because of the pre-funding feature. If the Capitalized Interest Shortfall is greater than funds on deposit in the Capitalized Interest Account, no party will have any obligation to deposit any further amounts into the account. All interest and any other earnings from Eligible Investments of amounts on deposit in the Capitalized Interest Account will be retained in the Capitalized Interest Account. Any amounts remaining in the Capitalized Interest Account not needed to cover any Capitalized Interest Shortfalls on the Payment Date following the end of the Pre-Funding Period will be withdrawn therefrom by the indenture trustee and remitted to the issuer.

                            DESCRIPTION OF THE NOTES

     The notes will be issued pursuant to the Indenture, dated June 26, 2003, between the issuer and the indenture trustee. The notes will be secured by assignments to the indenture trustee of Collateral consisting of (1) the mortgage collateral, including the additional Accounts; (2) the payments received thereon after the Cut-Off Date (or the date of transfer, with respect to the additional Accounts); (3) the net reinvestment income of such payments;
(4) insurance proceeds; (5) the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account; and (6) rights under the servicing agreement and the purchase and sale agreement. See "THE ASSETS OF THE TRUST" in this prospectus supplement and "THE ASSETS OF THE TRUST--Mortgage Collateral" in the prospectus.

     The following are summaries of the material provisions of the notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture.

Interest and Principal Payments on the Notes

     Interest on each class of notes will be payable monthly from Available Funds on each Payment Date in an amount up to the Interest Accrual Amount for such class. The "Note Rate" of the Class A, Class M-1, Class M-2 and Class B Notes is 4.864%, 5.598%, 6.573% and 8.221%, respectively, per annum.

     On any Payment Date, if Available Funds (less any interest paid to more senior classes of notes on such Payment Date) are less than the Interest Accrual Amount for a class of notes, there will exist a shortfall in interest paid to such class of notes (as to each class of notes, a "Class Interest Shortfall"). Class Interest Shortfalls will be added to the amount of interest payable to the holders of such class on subsequent Payment Dates, subject to the availability of funds, and interest will accrue on the amount of any Class Interest Shortfalls at the related Note Rate.

Allocation of Available Funds

     On each Payment Date, the indenture trustee will be required to pay the following amounts, in the following order of priority, out of Available Funds to the extent available (the "Available Funds Allocation"):

         (1) to the holders of the Class A Notes, in an amount up to the Interest Accrual Amount therefor;

         (2) to the holders of the Class A Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

         (3) to the holders of the Class M-1 Notes, in an amount up to the Interest Accrual Amount therefor;

         (4) to the holders of the Class M-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

         (5) to the holders of the Class M-2 Notes, in an amount up to the Interest Accrual Amount therefor;

         (6) to the holders of the Class M-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

         (7) to the holders of the Class B Notes, in an amount up to the Interest Accrual Amount therefor;

         (8) to the holders of the Class B Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

         (9) to the holders of the Class A Notes, in an amount up to the Class A Optimal Principal Amount;

         (10) to the holders of the Class A Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

         (11) to the holders of the Class A Notes, in an amount up to the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

         (12) to the holders of the Class M-1 Notes, in an amount up to the Class M-1 Optimal Principal Amount;

         (13) to the holders of the Class M-1 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

         (14) to the holders of the Class M-1 Notes, in an amount up to the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

         (15) to the holders of the Class M-2 Notes, in an amount up to the Class M-2 Optimal Principal Amount;

         (16) to the holders of the Class M-2 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

         (17) to the holders of the Class M-2 Notes, in an amount up to the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

         (18) to the holders of the Class B Notes, in an amount up to the Class B Optimal Principal Amount;

         (19) to the holders of the Class B Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

         (20) to the holders of the Class B Notes, in an amount up to the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

         (21) to the Interest Reserve Account, if necessary, such that the amount on deposit therein equals the Initial Reserve Account Deposit; and

         (22) to the holder of the residual interest, all remaining Available Funds.

     In addition to distributions of Available Funds thereto in accordance with the Available Funds Allocation, on each Payment Date the indenture trustee shall apply any Interest Reserve Account Withdrawal Amount in the order of priority of the Available Funds Allocation to cover any Class Interest Shortfalls or any unpaid interest at the related Note Rate on any unreimbursed Realized Loss Amounts.

     Noteholders will only be entitled to reimbursement of Interest Shortfall Amounts and Realized Loss Amounts previously allocated thereto pursuant to the Available Funds Allocation if their note is outstanding as of the applicable Payment Date funds are available therefor.

Allocation of Losses

     Losses on the Accounts will, in effect, be covered first by excess interest, if any, and then allocated to the Overcollateralization Amount. If, after giving effect to the distribution of the Optimal Principal Amount on any Payment Date, the Aggregate Outstanding Principal Amount exceeds the sum of the aggregate Principal Balance of the Accounts and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, such excess will be allocated first to the Class B Outstanding Principal Amount, second to the Outstanding Class M-2 Principal Amount, third to the Outstanding Class M-1 Principal Amount and finally, to the Class A Outstanding Principal Amount, all by their respective Realized Loss Amounts.

     As of each Payment Date, the indenture trustee will calculate the Class A Realized Loss Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount and the Class B Realized Loss Amount.

     On each Payment Date, any Class A Realized Loss Amount will be applied in reduction of the Class A Outstanding Principal Amount; any Class M-1 Realized Loss Amount will be applied in reduction of the Class M-1 Outstanding Principal Amount; any Class M-2 Realized Loss Amount will be applied in reduction of the Class M-2 Outstanding Principal Amount; and any Class B Realized Loss Amount will be applied in reduction of the Class B Outstanding Principal Amount; in each case, until the Outstanding Principal Amount of such class has been reduced to zero.

     Any reimbursement of Realized Loss Amounts with respect to a class of notes will not result in a reduction of the Outstanding Principal Amount of such class of notes.

Redemption of the Notes

     All, but not less than all, of the outstanding notes may be redeemed at the option of the depositor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the notes is reduced to 10% or less of the aggregate Initial Principal Amount of the notes, at a redemption price equal to at 100% of the unpaid Principal Amount of the notes plus accrued and unpaid interest. No such option may be exercised unless any due and unpaid Reimbursement Amounts have been paid by the depositor to the issuer. If the depositor fails to exercise this option to repurchase the notes on the first such Payment Date, any amounts that would be paid to the holder of the residual interest pursuant to priority (22) of the Available Funds Allocation will instead be paid as a payment of principal of the notes, pro rata, based on Outstanding Principal Amount.

Weighted Average Life of the Notes

     The following information is given solely to illustrate the effect of prepayments in respect of the Accounts on the weighted average life of the notes and is not a prediction of the prepayment rate, the repossession rate or the effects of repossessions that might actually be experienced in respect of the Accounts.

     The weighted average life of the notes refers to the average amount of time that will elapse from the date of issuance until each dollar of principal of the notes will be repaid to the investor. The weighted average life of the notes will be influenced by, among other factors, the rate at which collections are made on the Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes partial prepayments, prepayments in full, repurchases, liquidations, casualties, condemnations and the receipt of proceeds from insurance policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are expected to generate minimal, if any, cash proceeds.

     Because of the initial overcollateralization, the likelihood of prepayments on the Accounts and the application of the Remaining Available Funds to pay principal of the notes only to the extent required to reach the Target Overcollateralization Level, unless a Trigger Event has occurred and has not been cured, it is expected that the notes could be fully paid significantly earlier than the Maturity Date. On the other hand, there will be no cash flow from Accounts secured by repossessed properties until a new Account is generated upon the sale, if any, of the related repossessed property; and the cash flow from such new Account would normally be in a lesser amount. There can be no assurance that any of these events will occur or as to the timing of the occurrence of these events.

     The weighted average lives of the notes as computed herein and the other information in the table below assume that: (1) the Accounts consist of two groups of fully-amortizing fixed-rate Accounts with the following characteristics:

                                                         Original        Remaining                        Assumed
                      Principal           Coupon           Term             Term             Age          Funding
     Group             Balance             Rate          (Months)         (Months)        (Months)          Date
  ----------     -------------------  -------------   --------------   --------------   -----------   ---------------
    Initial           $1,984,790.81        8.311%          174              172              2              N/A
    Initial            1,174,345.60        8.506           175              166              9              N/A
    Initial              418,876.68        8.642           167              153             14              N/A
    Initial            2,240,663.81        8.656           239              237              2              N/A
    Initial            1,072,698.20        8.839           240              231              9              N/A
    Initial              515,435.74        8.721           240              226             14              N/A
    Initial           10,910,518.41        9.036           300              297              3              N/A
    Initial            9,356,637.26        8.760           300              291              9              N/A
    Initial            2,598,658.58        8.551           300              285             15              N/A
    Initial          141,161,002.79        8.978           360              358              2              N/A
    Initial          111,767,115.06        8.621           360              351              9              N/A
    Initial           25,937,050.99        8.532           360              346             14              N/A
   Additional         20,018,253.56        8.790           360              360              0           6/30/2003

(2) Issuer Expenses consist of the servicing fee, the indenture trustee fee and the standby servicing fee; (3) no Event of Default under the Indenture occurs and no Trigger Event occurs; (4) there are no delinquent monthly payments, no repossessions of houses and no resales thereof for new Accounts; (5) the depositor does not redeem the notes as provided under "Redemption of Notes" above; (6) the notes are issued on June 26, 2003; and (7) the maximum amount of additional Accounts is purchased during the Pre-Funding Period. The actual characteristics of the Accounts may differ from the assumed characteristics described above. No representation is made that the Accounts will not experience delinquencies or losses or that resales of repossessed houses will not occur and new Accounts will not be generated.

     Prepayments on Accounts that are not due to repossessions are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, CPR, the constant prepayment rate, represents an assumed annual rate of prepayments relative to the outstanding Principal Balance of the Accounts at the beginning of the related period. CPR is expressed as an annual rate, which is applied monthly as a percentage of the Accounts outstanding at the beginning of each month reduced by scheduled payments due on the Accounts. As used in the tables below, "7% CPR" assumes prepayments at an annual rate of 7%; "9% CPR" assumes prepayments at an annual rate of 9%; and so on.

     The table below was prepared on the basis of the assumptions specified above and there will be discrepancies between the characteristics of the actual Accounts and the characteristics of the Accounts assumed in preparing the table, and discrepancies between the actual Issuer Expenses and the Issuer Expenses assumed in preparing the table. Any of these discrepancies may have an effect upon the percentages of the remaining Principal Amounts of the notes outstanding and weighted average lives of the notes set forth in the table. In addition, since the actual Accounts have characteristics which differ from those assumed in preparing the table, the payments of principal on the notes may be made earlier or later than as indicated in the table.

     The table below was also prepared on the basis of the assumptions that there are no delinquencies in respect of the Accounts. In the actual servicing of the Accounts, it is expected that there will be delinquencies, losses, resales of repossessed houses and new Accounts generated that can vary from the assumptions used in the calculation of the table below. In general, repossessed houses will be sold for a new Account with little or no cash downpayment, and there will be some period of time between the repossession of the house and the origination of the new Account, which may have a lower Principal Balance, during which period no collections are received in respect of the repossessed house. These discrepancies may have an effect on the weighted average lives of the notes and the percentages of the remaining principal amount of the notes set forth in the table below.

     It is not likely that the Accounts will prepay at any constant level of CPR to maturity or that all the Accounts will prepay at the same rate. Any amounts remaining on deposit in the Pre-Funding Account will be distributed to noteholders on the Payment Date following the end of the Pre-Funding Period. In addition, the diverse remaining terms to maturity of the Accounts, which include recently originated Accounts, could produce slower payments of principal than indicated in the table at the various levels of CPR specified even if the weighted average remaining term to scheduled maturity of the initial Accounts is 346 months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated repayment rates, repossession rates and principal balances of new Accounts assumed to be generated in respect of repossessions under a variety of their own assumptions as to the matters set forth above.

     There is no assurance that prepayments of the Accounts will conform to any level of CPR set forth above in this section or any other level of CPR. The rates of prepayments on the Accounts are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall, and particularly if they fall significantly below the Coupon Rates of the Accounts, the rate of repayment on these Accounts is likely to increase. Conversely, if interest rates rise, and particularly if they rise significantly above the Coupon Rates of the Accounts, the rate of repayment would be expected to decrease. Other factors affecting prepayment of Accounts include changes in the homeowner's housing needs, job transfers, unemployment and the homeowner's net equity in the properties. CPR does not purport to be either an historical description of the voluntary prepayment experience of the Accounts or a prediction of the anticipated amount of prepayments of the Accounts.

     Based on the assumptions described above, the following table indicates the resulting weighted average lives of the notes and sets forth the percentage of the Initial Principal Amount of the notes that would be outstanding immediately after giving effect to the payment due on each of the dates shown at the indicated percentages of CPR.

                  PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OF THE
                NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR

Payment Date        0% CPR     3% CPR      5% CPR      7% CPR     9% CPR     10% CPR      12% CPR
------------        ------     ------      ------      ------     ------     -------      -------

Initial                100        100         100         100        100         100          100
6/15/2004               98         94          92          90         88          87           85
6/15/2005               97         91          87          83         79          77           73
6/15/2006               96         87          81          76         71          68           63
6/15/2007               94         83          76          69         63          60           54
6/15/2008               93         79          71          63         56          53           46
6/15/2009               92         76          66          57         49          46           39
6/15/2010               90         72          61          52         44          40           33
6/15/2011               89         68          57          47         38          35           28
6/15/2012               87         65          53          42         34          30           23
6/15/2013               85         61          49          38         29          26           19
6/15/2014               83         58          45          34         25          22           16
6/15/2015               81         54          41          30         22          18           13
6/15/2016               78         51          37          27         19          15           10
6/15/2017               76         47          34          23         16          12            7
6/15/2018               73         44          30          20         13          10            4
6/15/2019               70         40          27          18         11           7            1
6/15/2020               66         37          24          15          8           4            0
6/15/2021               63         34          21          12          5           2            0
6/15/2022               59         30          18          10          2           0            0
6/15/2023               55         27          16           7          0           0            0
6/15/2024               50         23          13           5          0           0            0
6/15/2025               45         20          10           2          0           0            0
6/15/2026               40         16           7           0          0           0            0
6/15/2027               34         13           4           0          0           0            0
6/15/2028               27          9           1           0          0           0            0
6/15/2029               21          5           0           0          0           0            0
6/15/2030               14          1           0           0          0           0            0
6/15/2031                6          0           0           0          0           0            0
6/15/2032                0          0           0           0          0           0            0
6/15/2033                0          0           0           0          0           0            0

Weighted Average
Life
(To Maturity)(1)     19.13       13.36       10.70       8.71       7.22        6.62         5.65

Weighted Average
Life
(To Call)(1)...      19.07       13.25       10.56       8.54       7.04        6.45         5.49

------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (b) summing the results and
     (c) dividing the sum by the total principal paid on the note.

Based on the assumptions described above, the expected final Payment Date is March 15, 2032, and the weighted average life of the notes is 19.13 years, in each case assuming a prepayment speed of 0% CPR.

Registration of the Notes

     The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations.

     DTC facilitates the clearance and settlement of securities transactions between its participants in these securities through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of notes. Participants include securities' brokers-and-dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the notes may do so only through participants and indirect participants, unless and until Definitive Notes are issued. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and participants. Note owners will not receive or be entitled to receive notes representing their respective interests in the notes, except under the limited circumstances described below.

     Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the Indenture. Note owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC.

     While the notes are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes. Unless and until Definitive Notes are issued, note owners who are not participants may transfer ownership of notes only through participants by instructing these participants to transfer notes, by book-entry transfer, through DTC for the account of the purchasers of these notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.

     The notes will be issued in registered form to note owners, or their nominees, rather than to DTC, only if (1) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the notes and the issuer or the trustee is unable to locate a qualified successor,
(2) the issuer, at its sole option elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, DTC, at the direction of note owners having a majority in percentage interests of the note owners together, advises the indenture trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, to the exclusion of any physical notes being issued to note owners is no longer in the best interest of note owners. Upon issuance of Definitive Notes to note owners, the notes will be transferable directly and not exclusively on a book-entry basis, and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

     DTC has advised the issuer and the indenture trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a noteholder under the notes only at the direction of one or more participants to whose account the notes are credited. DTC has advised the issuer that DTC will take this action with respect to the notes only at the direction of and on behalf of the related participants, with respect to these notes. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with the actions taken with respect to other notes.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a note owner to pledge its notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the lack of a physical certificate for these notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments, since payments will be made by the indenture trustee to Cede & Co., as nominee for DTC.

     None of the issuer, the depositor or the indenture trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. Ultimate payment of amounts paid on the notes may be impaired in the event of the insolvency of DTC or, a participant or an indirect participant in whose name notes are registered, and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if this coverage is otherwise unavailable.


                                  THE INDENTURE

     The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture and the discussion contained in the prospectus under the heading "THE INDENTURE."

Rights Upon Event of Default

     The Indenture provides that the indenture trustee may exercise remedies on behalf of the noteholders only if an Event of Default has occurred and is continuing. The indenture trustee shall proceed, in its own name, subject to the Indenture, to protect and enforce its rights and the rights of the noteholders by the remedies provided for in the Indenture as the indenture trustee shall deem most effectual to protect and enforce these rights.

     Prior to the Maturity Date, upon the occurrence of an Event of Default, the indenture trustee or the holders of at least 66 2/3% of the Voting Rights of the most senior class of notes outstanding may declare the principal of the notes to be immediately due and payable; provided, however, that such noteholders or the indenture trustee may make such declaration only if the Event of Default affects, and in the case of a default in the payment of the notes such default relates to, the most senior class of notes outstanding. Upon such declaration, the indenture trustee may, or at the direction of the holders entitled to at least 66 2/3% of the Voting Rights of the most senior class of notes then outstanding shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the notes, the indenture trustee shall refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the indenture trustee determines that anticipated collections on the Accounts would be sufficient to pay the most senior class of notes outstanding and (ii) the indenture trustee has not been otherwise directed by the holders of all the notes. Prior to the Maturity Date, a holder of a class of notes which is not the most senior class outstanding will not have the right to direct the indenture trustee to pursue any remedies or actions under the Indenture.

     On or after the Maturity Date, if an Event of Default occurs or shall have occurred, the indenture trustee shall declare the principal of the notes to be immediately due and payable. Upon such declaration, the indenture trustee may, or at the direction or with the consent of the holders entitled to at least a majority of the aggregate Voting Rights of all of the classes of notes voting together as a single class shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the notes, the indenture trustee is required to refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the indenture trustee determines that anticipated collections on the Accounts would be sufficient to pay all the classes of notes outstanding and (ii) the indenture trustee has not been otherwise directed by the holders of all the notes.

     Upon an Event of Default and following acceleration of the notes, moneys collected by the indenture trustee will be applied first to Issuer Expenses and then in the order of the Available Funds Allocation, other than priorities nine, twelve, fifteen and eighteen, which will be paid up to each such class' Outstanding Principal Amount, rather than such class' share of the Optimal Principal Amount, and with the exception of priority twenty-one, which will not be paid under such circumstances.

     Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with this request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the then outstanding notes (or in the case of any action described above, the holders of notes otherwise required to take such action) shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby. See "DESCRIPTION OF THE NOTES--Registration of the Notes" in this prospectus supplement.

Modification of Indenture

     With the consent of the holders of not less than 50% of the Voting Rights of each class of notes adversely affected, the indenture trustee and the issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture or modify (except as provided below) in any manner the rights of the noteholders.

     Without the consent of any noteholders, the indenture trustee and the issuer may execute a supplemental indenture for any of the following purposes, among other things: (a) to correct or amplify the description of any property subject to the lien of the Indenture or to better convey to the indenture trustee any property required to be subject to the lien of the Indenture; (b) to evidence the succession of another person to the issuer; (c) to add to the covenants of the issuer for the benefit of all the noteholders or to surrender any right or power conferred upon the issuer under the Indenture; (d) to cure any ambiguity; and (e) to modify the Indenture as necessary to effect qualification of the Indenture under the Trust Indenture Act of 1939.

     Without the consent of the noteholders of each outstanding note affected thereby, no supplemental indenture shall (a) change the Maturity Date of the principal of, or the Payment Date for any instalment of interest on, any note or reduce the note's principal amount, the note's interest rate or the redemption price with respect to the note, or change the earliest date on which any note may be redeemed or any place of payment where, or the coin or currency in which, any note or any of the notes' interest is payable or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage in principal amount of the then outstanding notes, the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with certain provisions of the Indenture, or of certain defaults under the Indenture and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture relating to the sale of property subject to the lien of the Indenture or specifying the circumstances under which a supplemental indenture may not change the provisions of the Indenture without the consent of the noteholders of each outstanding note affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of notes held by the issuer or an affiliate of the issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien under the Indenture or terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive any noteholder of the security afforded by the lien of the Indenture or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the principal and interest payable on any note.

Limitations on Suits

     No noteholder will have the right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) that noteholder previously has given to the indenture trustee written notice of a continuing Event of Default, (b) the noteholders entitled to more than 50% of the Voting Rights (or in the case of a declaration of the notes to be immediately due and payable, sale, foreclosure, or other action with respect to the Accounts, the required holders of the notes as set forth in the Indenture and described in this prospectus supplement under "--Rights Upon Event of Default") have made written request of the indenture trustee to institute these proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with that request, (c) the indenture trustee has for 60 days after its receipt of the notice neglected or refused to institute any of these proceedings and (d) no direction inconsistent with this written request has been given to the indenture trustee during the 60-day period by the noteholders of a majority in principal amount of the then outstanding notes.

Reports to Noteholders

     On each Payment Date the indenture trustee is required to deliver to the noteholders a written report setting forth the amount of the monthly payment which represents principal and the amount which represents interest, in each case on a per individual note basis, and the remaining outstanding principal amount of an individual note after giving effect to the payment of principal made on the Payment Date.

The Indenture Trustee

     The indenture trustee will be Wachovia Bank, National Association.


                             THE SERVICING AGREEMENT


General

     Generally, all payments received on the Accounts will be deposited on a daily basis in a holding account established with, and in the name of, Wachovia Bank, National Association, as custodian for itself as the indenture trustee, prior to the closing date. The servicer will transfer the payments attributable to the Accounts, net of the applicable servicing fee and other permitted deductions, including Issuer Expenses, into the Collection Account.

Servicing Fee

     The servicing fee, which is equal to one-twelfth of the product of 0.60% (60 basis points) and the aggregate Principal Balance of the Accounts being serviced as of the last day of the preceding month, will be calculated and paid monthly. The servicing fee will be paid to the servicer out of the holding account upon submission of a withdrawal request in accordance with the servicing agreement. In addition to the servicing fee, the servicer will receive all transfer fees, late payment charges, interest on taxes and insurance paid on behalf of the Accounts and similar charges, to the extent these fees and expenses are collected from the obligors.

     Out of its servicing fee, the servicer is obligated to pay normal expenses and disbursements incurred in connection with servicing the Accounts, including the fees and disbursements of its independent accountants and expenses incurred in connection with reports to the indenture trustee. Fees and expenses incurred in connection with realization upon defaulted Accounts are reimbursable from the holding account.

Annual Accountants' Report

     The servicer is required to cause a firm of independent certified public accountants to furnish to the issuer and the indenture trustee, on or before 60 days after the end of each of its fiscal years beginning with the fiscal year ending December 31, 2003, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts or has set forth such exceptions.

Events of Default

     Events of default under the servicing agreement will include: (a) any failure to deposit into the holding account any required payment within two business days after it is required to be deposited; (b) any failure by the servicer duly to observe or perform any other of its covenants or agreements in the servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure by the indenture trustee or the noteholders representing a majority in principal amount of the then outstanding notes; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the servicer, any sub-servicer or any affiliate of either; (d) any representation, warranty or statement of the servicer made in the servicing agreement or any other certificate delivered in connection with the issuance of the notes being materially incorrect as of the time that representation, warranty or statement was made, which defect has not been cured within 30 days after the servicer received notice of the defect; and (e) any failure of the servicer to deliver to the indenture trustee a weekly report covering transfers from the holding account to the Collection Account in the absence of force majeure.

Rights Upon Event of Default

     So long as an event of default under the servicing agreement remains unremedied, the issuer or the indenture trustee (in each case subject to the provisions of the Indenture) or, with the consent of the indenture trustee, noteholders entitled to more than 50% of the Voting Rights of each class of notes may terminate all of the rights and obligations of the servicer under the servicing agreement. Upon that termination, the indenture trustee will be obligated either to appoint a successor servicer (and may appoint Litton Loan Servicing LP, the standby servicer) or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor servicer, Litton Loan Servicing LP will be obligated to act as the successor servicer and will receive the servicing fee. Until such time, Litton Loan Servicing LP will receive a standby servicing fee, payable from Issuer Expenses, pursuant to a standby servicing agreement among the issuer, the depositor, the indenture trustee and Litton Loan Servicing LP. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the servicing agreement. No resignation by the successor servicer shall be effective until the new servicer enters into a servicing agreement with the issuer and the indenture trustee.

Termination and Replacement of Servicer

     If a Trigger Event occurs, or if certain performance tests are not met, the indenture trustee may, but is not obligated to, and upon the direction of the holders of notes entitled to more than 50% of the aggregate Voting Rights of all classes voting together as a single class shall: (1) terminate the rights of the servicer under the servicing agreement and appoint a new servicer thereunder;
(2) direct the obligors on the Accounts to make payments directly to the successor servicer; and/or (3) avail itself of any other remedies under the servicing agreement or the Indenture. In addition, the occurrence of a Trigger Event would affect the application of Remaining Available Funds to the payment of principal of the notes under the Indenture.

     A "Trigger Event" under the indenture includes the occurrence of any of the following events:

               (1) the issuer fails to make a payment due under the Indenture and that failure continues for two business days;

               (2) the servicer fails to make a required payment or deposit due under the servicing agreement and that failure continues for four business days;

               (3) an event of default under the servicing agreement occurs by reason of (a) the servicer's failure to perform any covenants or agreements of the servicer contained in the servicing agreement; (b) certain events of insolvency in respect of the servicer; or (c) any representation or warranty made by the servicer pursuant to the servicing agreement proves to be materially incorrect;

               (4) a breach of any covenant of the servicer in the servicing agreement which may have a materially adverse effect on the servicer or its performance under the servicing agreement that is not cured within 60 days after the servicer becomes aware of it or after notice thereof from any person;

               (5) any representation or warranty by Mid-State in the purchase and sale agreement, or any representation or warranty by the issuer in the Indenture, is breached and such breach may have a materially adverse effect on the issuer or the noteholders and is not cured, or the related Account is not substituted for or repurchased by Mid-State and in either case released from the lien of the Indenture, within 90 days after notice of the above from the indenture trustee;

               (6) certain events of insolvency in respect of the issuer;

               (7) the purchase and sale agreement, the servicing agreement or the Indenture ceases to be in full force and effect;

               (8) the lien of the Indenture ceases to be effective or ceases to be of a first priority; or

               (9) loss and delinquency tests with respect to the performance of the Accounts are not met.

Amendments

     The servicing agreement may be amended without the consent of the indenture trustee or any noteholder if that amendment does not adversely affect in any material respect the interests of any noteholder. However, amendments affecting amounts to be deposited in the holding account or the Collection Account, altering the priorities with which any allocation of funds shall be made under the servicing agreement, creating liens on the Collateral securing the payment of principal and interest on the notes or modifying certain specified provisions of the servicing agreement may be approved only with the consent of the indenture trustee and the holders of the notes entitled to more than 50% of the Voting Rights of each class of affected notes.


                         LEGAL INVESTMENT CONSIDERATIONS

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the notes, is subject to significant interpretive uncertainties.

     No representation is made as to the proper characterization of any notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes constitute legal investments for them or are subject to investment, capital or other restrictions.


                              ERISA CONSIDERATIONS

     The issuer, the owner trustee, the depositor, the servicer, Mid-State Trust IX, the indenture trustee and Walter Industries, Inc., an affiliate of the depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code, with respect to retirement plans or other employee benefit plans or arrangements which are subject to ERISA, Section 4975 of the Internal Revenue Code or applicable provisions of materially similar federal, state or local law ("Similar Law") (collectively, "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the issuer to any person other than an affiliate of Mid-State, including a trust beneficially owned by Mid-State or an affiliate, any transferee of the beneficial interest, including a transferee that is not an affiliate of Mid-State, may be considered a "party in interest" or "disqualified person" with respect to Plans. With respect to a Plan, prohibited transactions within the meaning of ERISA, the Internal Revenue Code or Similar Law may arise if the notes are acquired by a Plan with respect to which any of the parties identified above, including the holders of the beneficial interest in the issuer, is a service provider or other category of "party in interest" or "disqualified person," unless the acquisition of the notes is exempt from the ERISA prohibited transaction rules (or analogous provisions of Similar Law) because the notes are acquired pursuant to an exemption for transactions effected on behalf of the Plan by a "qualified professional asset manager" or pursuant to any other suitable exemption.

     A possible violation of the prohibited transaction rules also could occur if a Plan purchased notes pursuant to this offering and if the issuer, the owner trustee, the indenture trustee, Mid-State, the servicer, any underwriter, or any of their employees, affiliates or financial consultants (1) manage any part of the Plan's investment portfolio on a discretionary basis, or (2) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of the Plan that this advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the issuer, the owner trustee, the indenture trustee, Mid-State, the servicer, any underwriter and their respective affiliates will not, and no Plan should, allow the purchase of notes with assets of any Plan if the issuer, the owner trustee, the indenture trustee, Mid-State, the servicer, any underwriter or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire these notes the management services or advice described in the previous sentence.

     On November 13, 1986, the Department of Labor issued a final regulation concerning the definition of what constitutes the assets of an ERISA-covered Plan, the Plan Asset Regulation, Section 2510.3-101, 51 Fed. Reg. 41262. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant."

     Although there is no guidance under ERISA on how this definition applies generally, and in particular, to a security issued by a special purpose self-liquidating pool of assets, Cadwalader, Wickersham & Taft LLP believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. This belief is based in part upon the traditional debt features of the notes, including the reasonable expectation of note purchasers that the purchasers will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     If the underlying assets of the trust, as opposed to the notes alone, were to be deemed to be "plan assets" under ERISA, (a) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA, applicable to investments made by Plans and their fiduciaries, would extend to investments made by the trust; and (b) certain transactions in which the trust might seek to engage could constitute "prohibited transactions" under ERISA, the Internal Revenue Code or Similar Law.

     Each purchaser of a beneficial interest in a note will be deemed to represent either that (i) it is not, and is not purchasing its interest in a note on behalf of, or with the assets of a Plan, or (ii) its purchase of its interest in a note will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code or a similar violation of Similar Law.

     Any Plan fiduciary considering whether to purchase any notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Internal Revenue Code or Similar Law to such investment. See "ERISA CONSIDERATIONS" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the issuer, as to the material federal income tax consequences of the purchase, ownership and disposition of the notes, in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. Unless stated otherwise, for purposes of the following summary, references to "noteholder" and "holder" mean the beneficial owner of a note.

     This summary must be read in conjunction with the disclosure in the prospectus under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," which disclosure is incorporated in this prospectus supplement by reference.

General

     Upon issuance of the notes, Cadwalader, Wickersham & Taft LLP, counsel to the issuer, will advise the issuer that, assuming compliance with the trust agreement, the servicing agreement and the Indenture by the parties thereto, the notes will be treated for federal income tax purposes as indebtedness and neither as an ownership interest in the Accounts nor as an equity interest in the issuer or a separate association taxable as a corporation. Cadwalader, Wickersham & Taft LLP has further advised the issuer that in its opinion, under current law, the trust will not be treated as an association, publicly traded partnership or a taxable mortgage pool taxable as a corporation (as defined in Internal Revenue Code Section 7701(i)).

     Based on the foregoing, for federal income tax purposes, (1) notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v); (2) interest on notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B); (3) notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Internal Revenue Code
Section 856(c)(4)(A); and (4) notes held by a regulated investment company will not constitute "Government securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i).

Original Issue Discount

     It is anticipated that the notes will not be issued with original issue discount for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Original Issue Discount and Premium" in the prospectus.


                               THE TRUST AGREEMENT

     The trust agreement will provide that the owner trustee is entitled to an annual fee equal to $5,000. For a further discussion of the provisions of the trust agreement see the discussion contained in the prospectus under the heading "THE TRUST AGREEMENT."


                         THE PURCHASE AND SALE AGREEMENT

     Pursuant to the purchase and sale agreement, Mid-State Trust IX will sell and assign to the issuer all its right, title and interest in the Accounts as further described in the prospectus under "THE PURCHASE AND SALE AGREEMENT."


                              PLAN OF DISTRIBUTION

     The depositor, as sole beneficial owner of the issuer, has entered into an underwriting agreement with Banc of America Securities LLC and Lehman Brothers Inc., as representatives of the several underwriters named in the underwriting agreement. Subject to the terms and conditions of the underwriting agreement, the depositor has agreed to cause the issuer to sell to the underwriters, and the underwriters have agreed to purchase, the respective principal amounts of the notes set forth opposite their names below.

                                       Principal         Principal         Principal        Principal
                                       Amount of         Amount of         Amount of        Amount of
Underwriters                         Class A Notes    Class M-1 Notes   Class M-2 Notes   Class B Notes
------------                         -------------    ---------------   ---------------   -------------

Banc of America Securities LLC ....   $100,390,000      $25,920,000       $13,165.000      $17,695,000
Lehman Brothers Inc................     60,234,000       15,552,000         7,899,000       10,617,000
Credit Lyonnais Securities (USA)
           Inc.....................     20,078,000        5,184,000         2,633,000        3,539,000
SunTrust Capital Markets, Inc......     20,078,000        5,184,000         2,633,000        3,539,000
                                      ------------      -----------       -----------      -----------
Total..............................   $200,780,000      $51,840,000       $26,330,000      $35,390,000
                                      ============      ===========       ===========      ===========

     Under the terms of the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes, if any of the notes are purchased.

     The underwriters have advised the depositor and the issuer that they propose to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a concession not in excess of 0.147%, 0.210%, 0.327% and 0.480%, respectively, for the Class A, Class M-1, Class M-2 and Class B Notes. After the initial public offering, the public offering prices and the concessions may be changed.

     Until the distribution of the notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     None of the issuer, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, none of the issuer, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Immediately prior to the sale of the Accounts to the issuer, all of the Accounts were subject to financing administered by an affiliate of one of the underwriters. A portion of the proceeds received from the sale of the notes will be applied to repay this financing.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make respecting these liabilities. The issuer has been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

     In the ordinary course of their business, certain of the underwriters or their affiliates have in the past provided, and may in the future provide, commercial and investment banking services to depositor and its affiliates.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the owner trustee in its individual capacity by Richards, Layton & Finger, Wilmington, Delaware; for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and by Carlton Fields, P.A., Tampa, Florida, as to matters of Florida law; for the indenture trustee by Morris, James, Hitchens & Williams LLP; for the issuer by Cadwalader, Wickersham & Taft LLP, New York, New York; by Richards, Layton & Finger, as to matters of Delaware law; and for the underwriters by Hunton & Williams LLP. Hunton & Williams LLP has rendered, and may from time to time render, legal services to Mid-State and its affiliates.

                                  NOTE RATINGS

     It is a condition of issuance that the Class A Notes be rated "AAA" by S&P and "Aaa" by Moody's; the Class M-1 Notes be rated "AA" by S&P and "Aa2" by Moody's; the Class M-2 Notes be rated "A" by S&P and "A2" by Moody's; and the Class B Notes be rated "BBB" by S&P and "Baa2" by Moody's. These ratings will reflect only the views of S&P and Moody's. The ratings of the notes address the likelihood of timely payment of interest and the ultimate payment of principal on the notes. When rating securities, Moody's and S&P consider the transaction in its entirety and rely on factors in addition to the amount and performance of the Collateral securing the debt and any external credit enhancement. The ratings on the notes do not, however, constitute statements regarding the frequency of prepayments on the Accounts or the possibility that noteholders might realize a lower than anticipated yield. An explanation of the significance of these ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, telephone (212) 553-0300 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, telephone (212) 438-2000. There is no assurance that these ratings will continue for any period of time or that they will not be revised or withdrawn entirely by either of these rating agencies if, in its judgment, circumstances so warrant. A revision, withdrawal or qualification of either of these ratings may have an adverse effect on the market price of the notes. A security rating is not a recommendation to buy, sell or hold securities.

                                GLOSSARY OF TERMS

"Accounts" means the building and instalment sale contracts, promissory notes, related mortgages and other security agreements owned by the issuer and pledged to secure payment on the notes.

"Aggregate Outstanding Principal Amount" means as of any Payment Date, the sum of the Outstanding Principal Amounts as of such Payment Date.

"Available Funds" means with respect to any Payment Date, funds that will generally be equal to the sum of (1) collections on the related Accounts during the Collection Period immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period, (2) any net reinvestment income earned on funds described in clause (1) above, from the date two business days prior to the preceding Payment Date (in the case of the first Payment Date, from the closing date) to the date two business days prior to such Payment Date, (3) any deposits made by the indenture trustee into the Collection Account on such Payment Date from the Capitalized Interest Account to cover any Capitalized Interest Shortfalls, (4) any interest or other investment earnings on amounts on deposit in the Interest Reserve Account and any Pre-Funding Earnings, (5) with respect to the first Payment Date following the end of the Pre-Funding Period, any amounts deposited into the Collection Account from the Pre-Funding Account (exclusive of any Pre-Funding Earnings), (6) the proceeds of any insurance policy relating to the Accounts and (7) any Reimbursement Amount deposited to the Collection Account during the Collection Period immediately preceding such Payment Date. Available Funds will be net of Issuer Expenses paid.

"Available Funds Allocation" has the meaning assigned to it on page S-28.

"Capitalized Interest Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Capitalized Interest Shortfall" means, with respect to any Payment Date through and including the Payment Date immediately following the end of the Pre-Funding Period, (A) the product of (a) a fraction, the numerator of which is the balance of the Pre-Funding Account as of such Payment Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the initial Accounts as of the Cut-Off Date, (ii) the aggregate Principal Balance of any additional Accounts purchased by the issuer from the depositor on the closing date with funds from the Pre-Funding Account and (iii) the amount of any funds on deposit in the Pre-Funding Account on the closing date after the purchase of any additional Accounts and (b) the aggregate Interest Accrual Amount for the notes for the related Interest Accrual Period plus Issuer Expenses, minus (B) any Pre-Funding Earnings for such Collection Period.

"Class A Initial Principal Amount" is equal to $200,780,000.

"Class A Optimal Principal Amount" means on any Payment Date the greater of (A) an amount which, when paid to the holders of the Class A Notes, will result in the Current Class Percentage for the Class A Notes equaling the Original Class Percentage for the Class A Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class A Outstanding Principal Amount.

"Class A Outstanding Principal Amount" means as of any Payment Date, the Class A Initial Principal Amount reduced by (i) all payments, if any, on the Class A Notes in reduction of their principal amount made on all prior Payment Dates and
(ii) all Class A Realized Loss Amounts allocated thereto with respect to prior Payment Dates.

"Class A Realized Loss Amount" means, with respect to any Payment Date, an amount equal to the excess of (i) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Accounts and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class A Outstanding Principal Amount.

"Class B Initial Principal Amount" is equal to $35,390,000.

"Class B Optimal Principal Amount" means on any Payment Date the greater of (A) an amount which, when paid to the holders of the Class B Notes, will result in the Current Class Percentage for the Class B Notes equaling the Original Class Percentage for the Class B Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class B Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class B Outstanding Principal Amount.

"Class B Outstanding Principal Amount" for any Payment Date will equal the Class B Initial Principal Amount reduced by (i) all payments, if any, on the Class B Notes in reduction of their principal amount made on all prior Payment Dates and
(ii) all Class B Realized Loss Amounts with respect to prior Payment Dates.

"Class B Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (c) the Class M-2 Outstanding Principal Amount as of such Payment Date (after application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (d) the Class B Outstanding Principal Amount as of such Payment Date (after application of the Class B Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Accounts and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class B Outstanding Principal Amount.

"Class Interest Shortfall" has the meaning assigned to it on page S-28.

"Class M-1 Initial Principal Amount" is equal to $51,840,000.

"Class M-1 Optimal Principal Amount" means on any Payment Date the greater of
(A) an amount which, when paid to the holders of the Class M-1 Notes, will result in the Current Class Percentage for the Class M-1 Notes equaling the Original Class Percentage for the Class M-1 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-1 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-1 Outstanding Principal Amount.

"Class M-1 Outstanding Principal Amount" for any Payment Date will equal the Class M-1 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-1 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-1 Realized Loss Amounts with respect to prior Payment Dates.

"Class M-1 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the Aggregate Principal Balance of the Accounts and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-1 Outstanding Principal Amount.

"Class M-2 Initial Principal Amount" is equal to $26,330,000.

"Class M-2 Optimal Principal Amount" means on any Payment Date the greater of
(A) an amount which, when paid to the holders of the Class M-2 Notes, will result in the Current Class Percentage for the Class M-2 Notes equaling the Original Class Percentage for the Class M-2 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-2 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-2 Outstanding Principal Amount.

"Class M-2 Outstanding Principal Amount" for any Payment Date will equal the Class M-2 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-2 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-2 Realized Loss Amounts with respect to prior Payment Dates.

"Class M-2 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (c) the Class M-2 Outstanding Principal Amount as of such Payment Date (after application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Accounts and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-2 Outstanding Principal Amount.

"Collateral" has the meaning assigned to it on page S-20.

"Collection Period" means, with respect to any Payment Date, the one-month period ending on the close of business on the last day of the month preceding the month in which such Payment Date occurs.

"Commission" means the Securities & Exchange Commission.

"Coupon Rate" means the per annum rate a which an Account accrues finance charges.

"CPR" or the "Constant Prepayment Rate" represents an assumed annual rate of prepayments relative to the outstanding Principal Balance of the Accounts at the beginning of the related period. CPR is expressed as an annual rate, which is applied monthly as a percentage of the Accounts outstanding at the beginning of each month reduced by scheduled payments due on the Accounts.

"Current Class Percentage" means, with respect to any class of notes and any Payment Date (following the application of Available Funds in accordance with the Available Funds Allocation and the allocation of any Realized Loss Amounts with respect to such Payment Date), the percentage produced by dividing such class' Outstanding Principal Amount by the Aggregate Outstanding Principal Amount.

"Cut-Off Date" means the close of business on May 31, 2003.

"Definitive Notes" means notes issued in registered form to owners, or their nominees, rather than to The Depository Trust Company.

"DTC" has the meaning assigned to it on page S-35.

"Event of Default" means, under the Indenture, the occurrence of one or more of the following events: (1) a default in the payment of any interest due on any note and the expiration of a thirty day grace period; (2) a default in the payment of any amount due under the notes by the Maturity Date; (3) a failure to apply funds in the Collection Account in accordance with the Indenture which continues for a period of two days; (4) a default in the observance of certain negative covenants in the Indenture; (5) a default in the observance of any other covenant in the Indenture and the continuation of that default for a period of five business days after notice to the issuer by the indenture trustee, or to the issuer and the indenture trustee by the holders of notes entitled to more than 50% of the aggregate Voting Rights of all classes voting together as a single class, specifying in writing the Event of Default and stating that this notice is a "Notice of Default"; or (6) certain events of bankruptcy or insolvency with respect to the issuer.

"Indenture" means the indenture, dated June 26, 2003, between the issuer and the indenture trustee, pursuant to which the Notes are issued.

"Initial Principal Amount" means any of the Class A Initial Principal Amount, the Class M-1 Initial Principal Amount, the Class M-2 Initial Principal Amount or the Class B Initial Principal Amount.

"Initial Reserve Account Deposit" has the meaning assigned to it on page S-27.

"Interest Accrual Amount" means, for any class on any Payment Date, interest accrued on the Outstanding Principal Amount of such class (after giving effect to payments and allocations of losses on the preceding Payment Date, if any) during the Interest Accrual Period ending on the day prior to the Payment Date, at the Note Rate for such class; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts.

"Interest Accrual Period" means the period during which interest will accrue on each class of notes as is specified in this prospectus supplement.

"Interest Reserve Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Interest Reserve Account Withdrawal Amount" means the amount, if any, with respect to any Payment Date, which remains unpaid after the application of Available Funds pursuant to priorities one through eight, ten, thirteen, sixteen and nineteen of the Available Funds Allocation, such amount not to exceed the amount on deposit in the Interest Reserve Account on such Payment Date.

"Issuer Expenses" means all of the issuer's expenses (other than amounts due on the notes), including, without limitation, the fees and expenses of the owner trustee, the indenture trustee, the fees of the servicer and the fees of the standby servicer.

"Jim Walter Homes" means Jim Walter Homes, Inc.

"Maturity Date" means the Payment Date occurring in July 2038.

"Mid-State" means Mid-State Homes, Inc.

"Moody's" means Moody's Investors Service, Inc., or its successor in interest.

"Note Rate" has the meaning assigned to it on page S-28.

"Optimal Principal Amount" means either (A) on any Payment Date on which there exists an uncured Trigger Event, the Remaining Available Funds; or (B) on any Payment Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the notes, will result in an Overcollateralization Amount equal to the Target Overcollateralization Level; provided that in no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the Aggregate Outstanding Principal Amount of the notes on such Payment Date.

"Original Class Percentage" means, with respect to any class of notes, the percentage produced by dividing such class' Initial Principal Amount on the date of original issuance by the aggregate Initial Principal Amount of all classes of notes.

"Outstanding Principal Amount" means any of the Class A Outstanding Principal Amount, the Class M-1 Outstanding Principal Amount, the Class M-2 Outstanding Principal Amount or the Class B Outstanding Principal Amount.

"Overcollateralization Amount" means, as of any Payment Date, an amount equal to
(a) the sum of (i) the aggregate Principal Balance of the Accounts on the last day of the related Collection Period and (ii) the amount, if any, on deposit in the Pre-Funding Account on the last day of the related Collection Period less
(b) the Aggregate Outstanding Principal Amount of the notes after giving effect to the payments to be made on such Payment Date and the allocation of any Realized Loss Amounts.

"Payment Date" means the date on which monthly payments on the notes will be made which will be on the 15th day of each month, or if that date is not a business day, the next business day thereafter.

"Plans" means employee benefit plans or retirement arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code.

"Pre-Funding Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Pre-Funding Earnings" means, with respect to each Payment Date, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from the preceding Payment Date (or the closing date, in the case of the first Payment Date) to the current Payment Date.

"Pre-Funding Period" means the period during which the issuer will purchase additional Accounts, which will terminate upon the earlier of (i) the date on which the remaining pre-funding amount is less than $100,000 or (ii) the close of business on August 26, 2003.

"Principal Balance" means, with respect to an Account, as of any date, the amount financed at its origination, less the sum of scheduled and unscheduled principal payments made on such Account.

"Realized Loss Amounts" means any of the Class A Realized Loss Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount or the Class B Realized Loss Amount.

"Reimbursement Amount" means any amount paid by Mid-State to the issuer if the issuer incurs any costs or damages as a result of a breach of the representation made by Mid-State in the purchase and sale agreement that each Account complies with any and all requirements of any federal, state or local law with respect to the origination and servicing of such Accounts including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Accounts.

"Remaining Available Funds" means, with respect to any Payment Date, the Available Funds for that Payment Date reduced by the amount of interest due on the notes on that Payment Date (excluding interest on any Realized Loss Amounts).

"Rules" means the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations.

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

"Similar Law" means any federal, state or local law that is similar to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

"Target Overcollateralization Level" means, as of any Payment Date, 6.00% of the sum of (a) aggregate Principal Balance of the initial Accounts as of the Cut-Off Date, (b) the aggregate Principal Balance of any additional Accounts purchased on the closing date and (c) the amount on deposit in the Pre-Funding Account as of the closing date after the purchase of any additional Accounts.

"Trigger Event" has the meaning assigned to it on page S-41.

"Voting Rights" means, with respect to a class of notes, a fraction, expressed as a percentage, the numerator of which is equal to the Outstanding Principal Amount of such class of notes and the denominator of which is equal to the Aggregate Outstanding Principal Amount of all classes of notes. Each holder of a note will have Voting Rights equal to the product of the Voting Rights to which the related class is entitled and the percentage interest in such class represented by such holder's notes based on Outstanding Principal Amount.

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 7 of this prospectus as well as those set forth in the related prospectus supplement.

Neither the securities of any series nor the related underlying assets will be insured or guaranteed by any governmental agency or instrumentality.

The securities of each series will represent debt obligations of the related trust only and will not represent obligations of or interests in any other entity.

This prospectus may be used to offer and sell any series of securities only if it accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------



                                   PROSPECTUS

                              Mid-State Homes, Inc.
                                    Depositor

                               Asset-Backed Notes
                              (Issuable in Series)




Each Trust--

o will issue a series of asset-backed notes that will consist of one or more classes; and

o    will own--

     o a pool of building and instalment sale contracts, promissory notes and related mortgages, and other security agreements; and

     o other assets described in this prospectus and the accompanying prospectus supplement.


Each Series of Notes--

o    will represent debt obligations of the related trust;

o may be entitled to one or more of the other types of credit support described in this prospectus; and

o    will be paid only from the assets of the related trust.





Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                     ------

                  The date of this Prospectus is June 24, 2003.

                                   PROSPECTUS

                                TABLE OF CONTENTS

Important Notice About Information Presented in This Prospectus and the Accompanying Prospectus
     Supplement...................................................................................................v
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................7
     Liquidity of the Notes May Be Limited........................................................................7
     Limited Assets for Payment on Notes..........................................................................7
     Ratings Assigned to the Notes Will Have Limitations..........................................................8
     Bankruptcy or Insolvency of the Issuer.......................................................................8
     Limited Rights of Noteholders................................................................................8
     Overcollateralization May Become Exhausted Resulting in Losses To Be Allocated to Notes......................8
     Credit Enhancement is Limited in Amount and Coverage.........................................................9
     Losses on Accounts May Reduce Amounts Available to Pay Noteholders..........................................10
     Potential for Losses Increases if Mortgage Collateral Includes Delinquent Accounts or if Accounts
         Become Delinquent.......................................................................................10
     Yield is Sensitive to Rate of Principal Prepayment..........................................................10
     Consumer Protection Laws May Limit Remedies.................................................................11
     Collections on the Accounts May be Adversely Affected if Servicer is Removed and Replaced...................12
     A Defective Grant of Security Interest In Mortgage Collateral May Adversely Affect the Security
         Interest of the Notes...................................................................................12
     Noteholders Bear the Risk Due to Lack of Third-Party Appraisals and/or Title Insurance......................12
     Pre-Funding Accounts May Result in Prepayments of the Notes' Principal......................................12
Defined Terms....................................................................................................13
The Depositor....................................................................................................13
The Issuer.......................................................................................................14
The Company......................................................................................................15
     Homebuilding Activities.....................................................................................15
     Underwriting and Credit Policies............................................................................15
     Description of Accounts.....................................................................................16
     Servicing...................................................................................................17
     Recoveries..................................................................................................18
     Time to Recovery............................................................................................18
The Assets Of The Trust..........................................................................................19
     General.....................................................................................................19
     Mortgage Collateral.........................................................................................19
     Collection Account..........................................................................................21
     Certain Contractual Rights..................................................................................22
     Cash Flow Agreement.........................................................................................22
Certain Legal Aspects Of The Accounts And Related Matters........................................................22
     Consumer Protection Laws....................................................................................22
     Mortgages, Deeds of Trust and Mechanic's Lien Contracts.....................................................23

     Foreclosure and Other Remedies..............................................................................24
     Rights of Redemption........................................................................................25
     Anti-Deficiency Legislation and Other Limitations on Creditors..............................................25
     Enforceability of Certain Provisions........................................................................26
     Environmental Legislation...................................................................................27
Description Of The Notes.........................................................................................27
     General.....................................................................................................27
     Interest....................................................................................................29
     Principal...................................................................................................30
     Categories of Classes of Notes..............................................................................30
     Available Funds.............................................................................................33
     Description of Credit Enhancement...........................................................................34
     Distributions...............................................................................................38
     Redemption of the Notes.....................................................................................38
     Weighted Average Life of the Notes..........................................................................38
     Registration and Transfer of Notes..........................................................................39
The Indenture....................................................................................................43
     Negative Covenants..........................................................................................43
     Review of Account Documents.................................................................................43
     Representations and Warranties..............................................................................44
     Modification of Indenture...................................................................................45
     Voting......................................................................................................47
     Events of Default...........................................................................................47
     Rights Upon Events of Default...............................................................................47
     Limitations on Suits........................................................................................48
     Reports to Noteholders......................................................................................48
     Issuer's Annual Compliance Statement........................................................................48
     Satisfaction and Discharge of Indenture.....................................................................48
     The Indenture Trustee.......................................................................................49
The Servicing Agreement..........................................................................................49
     General.....................................................................................................49
     Collection of Payments......................................................................................49
     Servicing Fee...............................................................................................50
     Insurance; Taxes............................................................................................50
     Realization upon Defaulted Accounts.........................................................................50
     Resignation.................................................................................................51
     Annual Accountants' Report..................................................................................51
     Events of Default...........................................................................................51
     Rights Upon Event of Default................................................................................51
     Termination and Replacement of Servicer.....................................................................52
     Amendments..................................................................................................52
The Trust Agreement..............................................................................................52
The Purchase And Sale Agreement..................................................................................54
Pre-Funding Account..............................................................................................55
Legal Investment Considerations..................................................................................55
Erisa Considerations.............................................................................................56

Material Federal Income Tax Consequences.........................................................................58
     General.....................................................................................................58
     Original Issue Discount and Premium.........................................................................58
     Market Discount.............................................................................................62
     Sale or Redemption of Notes.................................................................................62
     Foreign Investors...........................................................................................64
     Backup Withholding..........................................................................................64
     Taxable Mortgage Pools......................................................................................65
Use Of Proceeds..................................................................................................65
Plan Of Distribution.............................................................................................65
Legal Matters....................................................................................................67
Note Ratings.....................................................................................................67
Where You Can Find More Information..............................................................................67
Reports to Noteholders...........................................................................................68
Incorporation Of Certain Documents By Reference..................................................................68
Glossary of Terms................................................................................................69

              Important Notice About Information Presented in This Prospectus and the Accompanying Prospectus Supplement

     Two separate documents contain information about the notes. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and

     (2) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

     o   the principal amounts and/or interest rates of each class;

     o   the timing and priority of interest and principal payments;

     o   statistical and other information about the accounts;

     o   information about credit enhancement, if any, for each class;

     o   the ratings for each class; and

     o   the method for selling the notes.

     If the terms of a particular series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The notes are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     The depositor's principal executive office is located at 4211 West Boy Scout Boulevard, Tampa, Florida 33607, and the depositor's telephone number is
(813) 871-4811.

                 [This page has been left blank intentionally]

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of notes.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the notes. It is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.

                    RELEVANT PARTIES FOR EACH SERIES OF NOTES

Notes Offered.............................  Asset-backed notes issuable in series.

Depositor.................................  Mid-State Homes, Inc., a corporation organized under the laws of the
                                            State of Florida which is an
                                            indirect wholly owned subsidiary of
                                            Walter Industries, Inc.

Issuer....................................  With respect to each series of notes, the trust to be formed
                                            pursuant to a trust agreement
                                            between the depositor and an owner
                                            trustee identified in the related
                                            prospectus supplement. See "THE
                                            ISSUER" in this prospectus.

Servicer..................................  Mid-State Homes, Inc. will also be the servicer. See "THE SERVICING
                                            AGREEMENT" in this prospectus. Jim
                                            Walter Homes, Inc., an affiliate of
                                            Mid-State Homes, Inc., may perform
                                            certain servicing functions with
                                            respect to the accounts pursuant to
                                            a sub-servicing agreement for each
                                            series of notes.

Indenture Trustee.........................  The entity or entities named as indenture trustee in the related
                                            prospectus supplement. See "THE
                                            INDENTURE--The Indenture Trustee" in
                                            this prospectus.

Owner Trustee.............................  The entity or entities named as owner trustee in the related
                                            prospectus supplement which will
                                            have the obligations set forth in
                                            the related trust agreement and
                                            described in this prospectus and in
                                            the related prospectus supplement.
                                            See "THE TRUST AGREEMENT" in this
                                            prospectus.

Originator................................  With respect to each series of notes, Jim Walter Homes, Inc. or one
                                            or more affiliates of Jim Walter
                                            Homes, Inc. will originate the
                                            accounts. In the event any accounts
                                            not originated by Jim Walter Homes,
                                            Inc. or its affiliates are included
                                            in a trust, the related prospectus
                                            supplement will provide detailed
                                            information regarding the originator
                                            of these accounts. See "THE COMPANY"
                                            in this prospectus.

                              OVERVIEW OF THE NOTES

Description of Notes......................  Each series of notes will represent debt obligations of the related
                                            trust formed pursuant to a trust
                                            agreement. A class of notes will be
                                            entitled, to the extent of funds
                                            available, to one of the following:

                                            o    principal and interest
                                                 payments;

                                            o    principal payments, with no
                                                 interest payments;

                                            o    interest payments, with no
                                                 principal payments; or

                                            o    any other payments described in
                                                 the related prospectus
                                                 supplement.

                                            The notes will be secured by the
                                            assets of the trust formed pursuant
                                            to an indenture between the issuer
                                            and the indenture trustee.

Cut-Off Date..............................  The date specified in the related prospectus supplement on and after
                                            which payments due or received on
                                            the related accounts will be
                                            transferred to the related trust and
                                            available for payment to the
                                            noteholders of that series.

Payment Date..............................  The monthly, quarterly or other periodic date specified in the
                                            related prospectus supplement on
                                            which payments will be made to
                                            noteholders.

Closing Date..............................  The date on which the notes of any series are initially issued as
                                            specified in the related prospectus
                                            supplement.

Interest Payments on the Notes............  With respect to each series of notes, interest on each class of
                                            notes, other than a class of notes
                                            entitled to receive only principal,
                                            will accrue during each period
                                            specified in the prospectus
                                            supplement and will be paid to the
                                            noteholders of the related classes
                                            on each payment date in accordance
                                            with the particular terms of each
                                            class of notes. The terms of each
                                            class of notes will be described in
                                            the related prospectus supplement.
                                            See "DESCRIPTION OF THE
                                            NOTES--Interest" in this prospectus.

Principal Payments on the Notes...........  With respect to each series of notes, on each payment date,
                                            principal with respect to each class
                                            of notes, other than a class of
                                            notes entitled to receive interest
                                            only, will be paid to holders of
                                            that class in the priority, manner
                                            and amount specified in the
                                            prospectus supplement, to the extent
                                            the funds are available to make such
                                            payments. See "DESCRIPTION OF THE
                                            NOTES--Principal" in this
                                            prospectus.

Record Date...............................  The record date for each payment date is the day of the month
                                            indicated in the related prospectus
                                            supplement.

Optional Redemption of Notes..............  The related prospectus supplement may provide that the party specified
                                            in the prospectus supplement may
                                            redeem classes of notes of a series
                                            on a payment date under the
                                            circumstances and manner specified
                                            in the related prospectus
                                            supplement. See "DESCRIPTION OF THE
                                            NOTES--Redemption of the Notes" in
                                            this prospectus.

                               CREDIT ENHANCEMENT

Subordination.............................  A series of notes may include one or more classes of notes that are
                                            subordinated to a different class of
                                            notes of that series to the extent
                                            described in the related prospectus
                                            supplement. Subordination is
                                            intended to enhance the likelihood
                                            of timely receipt by the holders of
                                            the senior notes of the full amount
                                            of interest and principal to which
                                            the senior notes are entitled. The
                                            protection afforded to the holders
                                            of senior notes will be accomplished
                                            by:

                                            o    the allocation of losses on the
                                                 related accounts to the
                                                 respective classes of notes of
                                                 a series as set forth in the
                                                 related prospectus supplement,
                                                 and

                                            o    the application of the
                                                 available funds for a series on
                                                 each payment date in the
                                                 sequential order provided in
                                                 the related prospectus
                                                 supplement.

                                            See "DESCRIPTION OF THE
                                            NOTES--Categories of Classes of
                                            Notes" in this prospectus.

Other Types of
   Credit Enhancement.....................  If so specified in the related prospectus supplement, the notes of
                                            any series, or any one or more
                                            classes of a series, may be entitled
                                            to the benefits of other types of
                                            credit enhancement, including but
                                            not limited to:

                                             o  letter of       o  reserve fund
                                                credit

                                             o  insurance       o  spread
                                                policy             account

                                             o  surety bond     o  cash account

                                             o  corporate       o  overcollater-
                                                guarantee          alization

                                             o  reinvestment    o  excess
                                                income             interest


                             SECURITY FOR THE NOTES

Security..................................  Payments of amounts due on the notes of a series will be secured by the
                                            following:

                                            o    Mortgage Collateral. Accounts
                                                 having the aggregate principal
                                                 balance set forth in the
                                                 related prospectus supplement
                                                 on the related cut-off date
                                                 will secure each series of
                                                 notes. These accounts, each
                                                 originated by Jim Walter Homes,
                                                 Inc. or one of its affiliates,
                                                 will have additional
                                                 characteristics as set forth in
                                                 the related prospectus
                                                 supplement. A mortgage lien
                                                 will secure each account. See
                                                 "THE ASSETS OF THE TRUST" in
                                                 this prospectus.

                                            o    Certain Contractual Rights.
                                                 With respect to each series of
                                                 notes, the related issuer will
                                                 assign all of its right, title
                                                 and interest, including the
                                                 right to compel performance of
                                                 the sub-servicer, under the
                                                 servicing agreement and under
                                                 the purchase and sale agreement
                                                 for that series of notes to the
                                                 related indenture trustee.

                                            o    Collection Account. With
                                                 respect to each series of
                                                 notes, funds representing
                                                 payments collected on the
                                                 accounts will be deposited in a
                                                 collection account that will be
                                                 established in the name of the
                                                 indenture trustee for that
                                                 series. Amounts deposited into
                                                 this collection account, less
                                                 expenses incurred by the
                                                 issuer, will be available to
                                                 make payments of principal of,
                                                 and interest on, the notes. See
                                                 "THE ASSETS OF THE
                                                 TRUST--Collection Account" in
                                                 this prospectus.

                                            o    Pre-Funding Account. In
                                                 addition, if the related
                                                 prospectus supplement so
                                                 provides, funds on deposit in a
                                                 pre-funding account will be
                                                 used to purchase additional
                                                 accounts during the period
                                                 specified in the related
                                                 prospectus supplement. In no
                                                 event will the amount deposited
                                                 in the pre-funding account
                                                 exceed 25% of the initial
                                                 aggregate principal amount of
                                                 the notes of the related series
                                                 of notes. See "PRE-FUNDING
                                                 ACCOUNT" in this prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

Legal Investment
   Considerations.........................  The related prospectus supplement will specify whether the class or
                                            classes of notes offered will
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment authority is
                                            subject to legal restrictions you
                                            should consult your own legal
                                            advisors to determine whether and to
                                            what extent these notes constitute a
                                            legal investment for you. See "LEGAL
                                            INVESTMENT CONSIDERATIONS" in this
                                            prospectus.

                              ERISA CONSIDERATIONS

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan or
                                            arrangement, including an individual
                                            retirement account, subject to
                                            ERISA, the Internal Revenue Code of
                                            1986, as amended, or any federal,
                                            state or local law which is similar
                                            to ERISA or the Internal Revenue
                                            Code, you should carefully review
                                            with your legal advisors whether the
                                            purchase or holding of notes could
                                            give rise to a transaction that is
                                            prohibited or not otherwise
                                            permissible under ERISA, the
                                            Internal Revenue Code or any similar
                                            law. See "ERISA Considerations" in
                                            this prospectus.

                             TAX STATUS OF THE NOTES

Tax Status of the Notes...................  The following discussion is the opinion of Cadwalader, Wickersham &
                                            Taft LLP. The notes will be treated
                                            as debt for federal income tax
                                            purposes. If the notes are issued
                                            with original issue discount,
                                            noteholders generally will be
                                            required to include the original
                                            issue discount in gross income over
                                            the life of the notes. The notes
                                            will not constitute "loans secured
                                            by an interest in real property" for
                                            "domestic building and loan
                                            associations" or "real estate
                                            assets" for "real estate investment
                                            trusts." See "MATERIAL FEDERAL
                                            INCOME TAX CONSEQUENCES" in this
                                            prospectus.

                                     RATINGS

Ratings...................................  The notes of any series will not be offered pursuant to this prospectus
                                            and a prospectus supplement unless
                                            each offered note is rated in one of
                                            the four highest rating categories
                                            by at least one nationally
                                            recognized statistical rating
                                            agency.

                                            o    A security rating is not a
                                                 recommendation to buy, sell or
                                                 hold the notes of any series
                                                 and is subject to revision or
                                                 withdrawal at any time by the
                                                 assigning rating agency.

                                            o    Ratings address credit risk but
                                                 do not represent any assessment
                                                 of the likelihood or rate of
                                                 principal prepayments.

                                  RISK FACTORS

Risk Factors..............................  Various risk factors related to the purchase of notes are discussed
                                            under "Risk Factors" in this
                                            prospectus.

                                  RISK FACTORS

     There are risks associated with the notes. The following risk factors, along with the risk factors set forth in the attached prospectus supplement, summarize what we believe to be the principal factors that make an investment in these securities speculative or risky. You should consider carefully all information that appears under the "Risk Factors" heading.

Liquidity of the Notes May Be Limited

     The liquidity of your notes may be limited. You should consider that:

     o a secondary market for the notes of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the notes of any series;

     o issuance of any of the notes of any series in book-entry form may reduce the liquidity of the notes in the secondary trading market because investors may not be willing to purchase notes for which they cannot obtain physical notes; and

     o unless specified in the applicable prospectus supplement, the notes will not be listed on any securities exchange.

         Limited Assets for Payment on Notes

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o accounts owned by the related issuer will be the sole source of payments on the notes of a series;

     o the notes of any series will not represent an interest in or obligation of Mid-State Homes, Inc., the indenture trustee or any of their affiliates, except Mid-State Homes, Inc.'s limited obligations with respect to breaches of its representations and warranties and its obligations as a servicer; and

     o neither the notes of any series nor the related accounts will be guaranteed or insured by any governmental agency or instrumentality, Mid-State Homes, Inc., the indenture trustee or any of their affiliates or any other person.

     Consequently, in the event that payments on the accounts underlying your series of notes are insufficient or otherwise unavailable to make all payments required on your notes, there will be no recourse to Mid-State Homes, Inc., the indenture trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Ratings Assigned to the Notes Will Have Limitations

     The ratings assigned to your notes will not:

     o assess the likelihood that principal prepayments (including those caused by defaults) on the related accounts will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of notes; and

     o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     In addition, the ratings of any series of notes by any applicable rating agency may be lowered following the initial issuance of the notes. The lowering of a rating on a series or class of notes may adversely affect the market value and liquidity of those notes. Mid-State Homes, Inc. and its affiliates will not have any obligation to maintain any rating of any series of notes.

Bankruptcy or Insolvency of the Issuer

     The bankruptcy or insolvency of the issuer of any series of notes could adversely affect payments on the notes of that series. The automatic stay imposed by Title 11 of the United States Code could prevent enforcement of obligations of that issuer, including under the notes issued by that issuer and the related indenture, or actions against any of that issuer's property, including the related collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for that issuer may be able to accelerate payment of those notes and liquidate the related accounts. In the event the principal of the notes of that series is declared due and payable, the noteholders of that series issued at a discount from par, i.e., the original issue discount, may be entitled, under applicable provisions of the bankruptcy code, to receive no more than an amount equal to the accreted value, which is the unpaid principal amount less unamortized original issue discount. There is no assurance as to how the accreted value would be determined if the notes were declared due and payable. The issuer of each series of notes will be structured to limit the likelihood of bankruptcy or insolvency, but there can be no assurance that bankruptcy or insolvency will not occur.

Limited Rights of Noteholders

     Prior to the related maturity date, you will not have the right to declare the principal of your notes to be immediately due and payable other than as set forth in the related prospectus supplement. See "THE INDENTURE--Rights Upon Event of Default" in this prospectus.

Overcollateralization May Become Exhausted Resulting in Losses To Be Allocated to Notes

     Overcollateralization will be reduced or eliminated to the extent that losses caused the aggregate principal balance of the accounts to decline more than the principal amount of the notes declined due to principal payments on the notes. If the protection afforded to the notes of that series by this overcollateralization were to be exhausted, and the accounts incurred further losses, those losses would be allocated as set forth in the related prospectus supplement. See "THE COMPANY" and "DESCRIPTION OF THE NOTES" in this prospectus.

Credit Enhancement is Limited in Amount and Coverage

     With respect to each series of notes, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying accounts. Credit enhancements will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     o   subordination of other classes of notes of the same series;

     o   a limited guarantee;

     o   a financial guaranty insurance policy;

     o   a surety bond;

     o   a letter of credit;

     o   a pool insurance policy;

     o   a special hazard insurance policy;

     o   a mortgagor bankruptcy bond;

     o   a reserve fund;

     o   a cross-support;

     o   overcollateralization;

     o   excess interest; or

     o   any combination of the preceding types of credit enhancement.

     See "DESCRIPTION OF THE NOTES--Description of Credit Enhancement" in this prospectus.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

     o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to other types of losses; and

     o all or a portion of the credit enhancement for any series of notes will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the servicer, if each applicable rating agency indicates that then current ratings will not be adversely affected.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, these losses will be borne by the related noteholders, or certain classes.

     The rating of any class of notes by a rating agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related accounts in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.

     Neither Mid-State Homes, Inc. nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of notes. See "DESCRIPTION OF THE NOTES--Description of Credit Enhancement" in this prospectus.

Losses on Accounts May Reduce Amounts Available to Pay Noteholders

     In most cases, amounts realized upon resale of repossessed properties may be less than the principal balance for the related series of notes at the time of repossession. In addition, some states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against mortgagors and/or obligors following foreclosure. In the event that the amount realized upon resale is less than the outstanding principal balance, the servicer may be unable to collect the amount of the deficiency. If losses incurred in connection with repossessing homes are at levels higher than those historically experienced, the ability of the issuer of that series of notes to make required payments on these notes may be adversely affected and these noteholders may incur a loss on their investment. See "THE COMPANY" and "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Anti-Deficiency Legislation and Other Limitations on Creditors" in this prospectus.

Potential for Losses Increases if Mortgage Collateral Includes Delinquent
  Accounts or if Accounts Become Delinquent

     The related prospectus supplement will set forth the percentage of the accounts that were delinquent, the length of the delinquency and the percentage in foreclosure. If any portion of a monthly payment due on an account is not received by the servicer, that account is considered delinquent. See "THE COMPANY--Servicing" in this prospectus. Investors should consider the risk that any of the accounts may become delinquent or go into foreclosure and subsequently the properties securing these accounts may become repossessed properties. See "--Losses on Accounts May Reduce Amounts Available to Pay Noteholders" in this prospectus. Defaults by homeowners on the accounts may result in the failure of the noteholders of a series on a given payment date to receive payments in full in respect of interest or principal.

Yield is Sensitive to Rate of Principal Prepayment

     The yield on the notes of each series will depend in part on the rate of the principal payment on the accounts, including prepayments, liquidations due to defaults and mortgage loan repurchases. This yield may be adversely affected, depending upon whether a particular note is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related accounts. In particular:

     o the yield on classes of notes entitling their holders primarily or exclusively to payments of interest or principal will be extremely sensitive to the rate of prepayments on the related accounts; and

     o the yield on certain classes of accounts may be relatively more sensitive to the rate of prepayment of specified accounts than other classes of notes.

     The rate of prepayments on accounts may be influenced by a number of factors, including:

     o   prevailing mortgage market interest rates;

     o   local and national economic conditions;

     o   homeowner mobility; and

     o   the ability of the borrower to obtain refinancing.

     See "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" in this prospectus.

Consumer Protection Laws May Limit Remedies

     There are various federal, state and local laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     o   regulate interest rates and other charges;

     o   require certain disclosures;

     o   require licensing of account originators;

     o   prohibit discriminatory lending practices;

     o   regulate the use of consumer credit information; and

     o   regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     o may limit a servicer's ability to collect principal or interest on the accounts;

     o   provide the obligors with a right to rescind the accounts;

     o entitle the obligors to refunds of amounts previously paid or to set-off those amounts against their obligations;

     o   result in a litigation proceeding being brought against the issuer; and

     o subject a servicer and the issuer (and other assignees of the accounts) to liability for expenses, penalties and damages resulting from the violations.

     See "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Consumer Protection Laws" in this prospectus.

Collections on the Accounts May be Adversely Affected if Servicer is Removed and
  Replaced

     The effective servicing of the accounts requires a significantly greater local presence and number of employees than does the servicing of traditional mortgage loans. In addition, although the servicing agreement for each series of notes may not allow the servicer to resign except under limited circumstances, it may permit the issuer, the indenture trustee or the holders of a majority of the aggregate principal amount of the notes for that series of notes to remove the servicer under certain limited circumstances. If Mid-State Homes, Inc. were removed as servicer, Mid-State Homes, Inc.'s and Jim Walter Homes, Inc.'s system and expertise may be difficult for a successor servicer to replicate, and collections and recoveries on the accounts may be adversely affected. See "THE SERVICING AGREEMENT" in this prospectus.

A Defective Grant of Security Interest In Mortgage Collateral May Adversely
  Affect the Security Interest of the Notes

     The issuer will grant to the related indenture trustee, on behalf of the noteholders of a series, a security interest in the agreements underlying each related account comprising the mortgage collateral in a series. The related issuer intends to comply with procedures customarily followed by lenders with respect to the creation and perfection of security interests in the mortgage collateral. If the security interest of the indenture trustee of a series is challenged, delays in payments on the notes of that series and possible reductions in the amount of payments of principal of, and interest on, the notes of that series could occur.

Noteholders Bear the Risk Due to Lack of Third-Party Appraisals and/or Title
  Insurance

     As described in this prospectus under "THE COMPANY--Underwriting and Credit Policies," Jim Walter Homes, Inc. does not obtain independent third-party appraisals or title insurance in connection with the origination of accounts. Any losses resulting from the inadequacy of the value of the property or failures of title will be borne by the noteholders of that series as set forth in the related prospectus supplement to the extent the related credit enhancement is not sufficient.

Pre-Funding Accounts May Result in Prepayments of the Notes' Principal

     If so provided in the related prospectus supplement, on the closing date an amount will be deposited into a segregated pre-funding account. This amount will not exceed 25% of the initial aggregate principal amount of the notes of the related series of notes. This amount will be used by the issuer to purchase additional accounts from Mid-State Homes, Inc. during a period from the closing date to a date not more than six months after the closing date. To the extent that this entire amount has not been applied to the purchase of additional accounts by the end of the related period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to noteholders on the payment date immediately following the end of this period, in accordance with the priorities set forth in the related prospectus supplement.

                                  DEFINED TERMS

     Capitalized terms used in this prospectus either are defined under the caption "Glossary of Terms" beginning on page 68 in this document or are defined in this prospectus on the pages indicated for those terms under "Glossary of Terms." Any capitalized terms used but not defined in this prospectus are defined in the accompanying prospectus supplement. See "Glossary of Terms" in the accompanying prospectus supplement.


                                  THE DEPOSITOR

     The depositor, Mid-State Homes, Inc., was established in 1958 to purchase building and instalment contracts from Jim Walter Homes, Inc. ("Jim Walter Homes") relating to homes constructed and sold by Jim Walter Homes and its predecessor and to service the instalment notes. Jim Walter Homes currently is the eighteenth largest builder. Approximately 92% of the homes sold by Jim Walter Homes and its affiliates are financed by Jim Walter Homes, which sells the related Accounts to Mid-State Homes. Both Jim Walter Homes and the depositor are indirect wholly owned subsidiaries of Walter Industries Inc. ("Walter Industries"). The offices of the depositor are located at 4211 West Boy Scout Boulevard, Tampa, Florida 33607.

     Walter Industries was organized in August 1987 by a group of investors for the purpose of acquiring the company that was the predecessor to Jim Walter Homes, pursuant to a leveraged buy-out. In December 1989, Walter Industries and most of its subsidiaries, including the depositor, each filed a voluntary petition for reorganization under Chapter 11 of the United States bankruptcy code with the Bankruptcy Court for the Middle District of Florida, Tampa Division. The filing of the voluntary petitions resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding indebtedness incurred in connection with the leveraged buy-out, which indebtedness by its terms required that its interest rates be reset to the rate per annum that the indebtedness should bear in order to have a bid value of 101% of its principal amount as of December 2, 1989. The reset advisors' inability to reset the interest rates was primarily attributable to two factors: (1) uncertainties arising from certain litigation pending against an affiliate of Jim Walter Homes and (2) general turmoil in the high yield bond markets at that time. These factors materially hindered the ability of Walter Industries and its subsidiaries to pursue a refinancing or sell assets to reduce debt.

     In March 1995, Walter Industries and its subsidiaries, including the depositor, emerged from bankruptcy pursuant to a consensual plan known as, an Amended Joint Plan of Reorganization dated December 9, 1994 as modified on March 1, 1995. Despite the confirmation and effectiveness of the consensual plan, the bankruptcy court continues to have jurisdiction over, among other things, the resolution of disputed pre-petition claims against Walter Industries and its subsidiaries and other matters that may arise in connection with or relate to the consensual plan. Also pursuant to the consensual plan, certain litigation, among other things, was settled after a ruling by the bankruptcy court, which was confirmed on appeal by the United States District Court for the Middle District of Florida, finding in favor of Walter Industries. Since the Chapter 11 proceedings described above are completed, the depositor does not believe that these proceedings will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the depositor.

                                   THE ISSUER

     The issuer for each series of asset backed notes will be a Delaware statutory trust created pursuant to a trust agreement between the depositor and the owner trustee for the related series of notes. Under the terms of each related trust agreement, the depositor will convey to the related owner trustee a nominal amount of cash to establish a trust for the related series of notes. In exchange, the depositor will receive certificate(s) evidencing beneficial ownership of the related trust created under the related agreement. With respect to each series of notes, on the closing date, on which that series is initially issued, the issuer of that series of notes will purchase the related building and instalment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts") from the depositor, or any affiliate of the depositor, with the net proceeds from the sale of the notes of that series. The issuer of that series of notes will pledge the related Accounts to an indenture trustee under an indenture, for the benefit of the noteholders of that series, as security for the notes. Subject to certain restrictions, the depositor may sell or assign certificates of beneficial ownership in the issuer of a series of notes to another entity or entities.

     The related trust agreement for each series of notes will provide that the related issuer may not conduct any activities other than those related to the issuance and sale of notes, the purchase of Accounts, the financing of properties repossessed by that issuer, the investment of certain funds in Eligible Investments, as described under "THE ASSETS OF THE TRUST--Mortgage Collateral--Investment of Funds" in this prospectus, and that other limited activities as may be required in connection with reports and payments to noteholders of that series and the beneficial interest of the related trust. See "THE ASSETS OF THE TRUST--Mortgage Collateral--Investment of Funds" in this prospectus. With respect to each series of notes, neither the related owner-trustee in its individual capacity nor the holder(s) of the beneficial interest of the related trust are liable for payment of principal of or interest on the notes of that series. Each noteholder will be deemed to have released the related owner-trustee and each holder of the beneficial interest of the related trust from any liability for payment of principal of or interest on the notes of that series. With respect to each series of notes, the related trust agreement will provide that the trust of that series will terminate upon the earlier to occur of (1) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the trust-owners or (2) 21 years less one day following the death of the survivor of certain individuals described in the related trust agreement, but in no event later than the date provided in the related prospectus supplement.

     The issuers of the notes will not have directors or executive officers. It is not contemplated that the noteholders will hold annual or other regular meetings. Each indenture, however, permits holders of a certain percentage of principal amount of each class to approve certain amendments to the related indenture and, in certain circumstances, to declare the notes' principal due and payable. See "THE INDENTURE--Modification of Indenture" and "--Rights Upon Event of Default" in this prospectus.

                                   THE COMPANY

Homebuilding Activities

     It is expected that all of the Accounts will have been originated by Jim Walter Homes or its affiliates. Any Account originated by a Jim Walter Homes affiliate will have been originated using substantially the same standards as those used by Jim Walter Homes in underwriting Accounts of the same type. Jim Walter Homes is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. The homes are sold directly to customers through approximately 114 branch offices, serving approximately 22 states, primarily in the southern region of the United States. A home is constructed on the customer's land only after a building contract has been entered into and Jim Walter Homes is satisfied that the customer has clear title to the land and that the site is suitable for building. Currently, Jim Walter Homes and its affiliates offer over 100 models of conventionally built homes in various stages of completion ranging from a "shell" to a "90%-completed" home and 75 modular home models. A shell is a home completed on the outside with rough floors, partition studding and closet framing but without interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. A 90%-completed home has a completed interior except for interior paint, floor covering and utility hook-up. Modular homes are constructed in a location other than the customer's land and are delivered to and installed on the customer's land.

     Jim Walter Homes has traditionally been a contractor rather than a developer, although it has just recently ventured into subdivision development and the speculative home building markets. The applicable prospectus supplement will specify if Accounts other than the traditional contractor built homes are included in the collateral. It does not maintain its own construction crews. Local independent contractors construct the homes using their own construction crews. Jim Walter Homes' employees, however, supervise construction to ensure that it conforms to its specifications.

Underwriting and Credit Policies

     Substantially all homes Jim Walter Homes sells are purchased with financing it or its affiliates arranges. Generally, 100% of the purchase price is financed. Some portion of the customers that purchase and finance homes through Jim Walter Homes may not qualify for traditional bank financing of these homes. To qualify for financing a potential customer must provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land free and clear on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with the customer's employer and by examining his or her pay stubs, W2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income, second jobs or part-time work, is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the customer's monthly mortgage payment and total debt payments do not exceed 25% and 50%, respectively, of the customer's monthly income, the application usually is approved and a building or instalment sale contract is executed, a title report is ordered and frequently a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record is needed. This additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes uses a tiered credit matrix to assign an appropriate Coupon Rate. Particular attention is paid to the credit information for the most recent three to five years. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The building and instalment sale contract is subject to (1) executing a promissory note which is secured by a first lien on the land and the home to be built, except in the State of Texas where the building and instalment sale contract is the promissory note; (2) executing a mortgage, deed of trust, mechanic's lien contract or other security instrument; (3) receiving a satisfactory title report; (4) inspecting the land to determine that it is suitable for building; and (5) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, the security instruments are not insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise insured or guaranteed.

     Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing the amount financed, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated predominantly on the basis of Jim Walter Homes' mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the cash selling price of the home resulting in a maximum initial loan-to-value ratio of approximately 90%. Before occupying a new home, the customer must complete the utility and sewer hook-ups, and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes conveys the newly created Account, including the related underlying documents, to the depositor in the ordinary course of business.

     Accounts may be selected for inclusion in a trust if the Accounts were originated in accordance with the criteria described above.

Description of Accounts

     With respect to sales of new homes, each Account, other than those originated in the State of Texas, is evidenced by a promissory note, a building contract, a related mortgage or certain other similar security agreements and each Account originated in the State of Texas is evidenced by a retail instalment contract and a mechanic's lien contract with power of sale. With respect to sales of repossessed homes, each Account, other than those originated in the State of Texas, is evidenced by a promissory note, a sale contract (building contracts and sale contracts are collectively referred to herein as "Retail Contracts"), a related mortgage or certain other security agreements and each Account originated in the State of Texas is evidenced by a sale contract (Texas building contracts and Texas sale contracts are collectively referred to herein as "Texas Contracts") and a deed with vendor's lien together with a purchase money deed of trust. Each Account is secured by a first lien on a single-unit residential home and the real property on which that home is situated.

     Each promissory note and Texas Contract obligates the homeowner to pay the Principal Balance of the related Account at the applicable Coupon Rate. Each promissory note and Texas Contract generally requires equal monthly payments in amounts sufficient to amortize the Principal Balance over its term. The terms of the promissory notes and Texas Contracts generally range from 144 to 360 months.

     Each Retail Contract and Texas Contract sets forth (1) the amount that is being financed by the related customer (generally the purchase price of the related home); (2) the total finance charge that the customer will incur through the maturity date of the promissory note or the Texas Contract, as the case may be; and (3) the Coupon Rate. Upon a prepayment in full by a customer or an acceleration of the amount owed by the customer under the promissory note or the Texas Contract, as the case may be, the customer will be entitled to receive a credit for any unearned finance charge i.e., that portion of the total finance charge which has not yet been earned through the date of the prepayment or acceleration, calculated using either the actuarial or rule of 78s method, whichever is provided for in the customer's Retail Contract or Texas Contract.

     The "Coupon Rate" means the per annum rate a which an Account accrues finance charges.

Servicing

     Mid-State, as the servicer, has serviced and expects to continue to service all Accounts from Tampa, Florida. Although the servicer does not currently escrow payments for insurance premiums and real estate taxes, it monitors these payments by customers. With respect to each series of notes, under the terms of the related servicing agreement, the servicer will be responsible for paying unpaid taxes and insurance premiums and recovering these amounts from customers or, in certain circumstances, from liquidation proceeds. See "THE SERVICING AGREEMENT--Insurance; Taxes" in this prospectus.

     Jim Walter Homes or its affiliates, pursuant to a sub-servicing agreement, have performed and will continue to perform substantially all field servicing activities, which include collecting or foreclosing on delinquent Accounts and reselling repossessed homes. Mid-State currently intends to continue to use Jim Walter Homes or its affiliates as sub-servicers for the field servicing activities and to perform itself the remaining servicing activities. Any sub-servicer engaged by Mid-State other than Jim Walter Homes or its affiliates would be expected to have experience in servicing loans or Accounts similar to the Accounts and to have sufficient financial resources to perform its duties. At least once each month the servicer will send a delinquency list, which includes all Accounts which are past due, to the branch, divisional and home offices of Jim Walter Homes or its affiliates. Representatives of Jim Walter Homes or its affiliates will contact the customer in person, by phone or by mail. If an Account becomes more than three months past due, generally, the customer surrenders the property or the servicer commences foreclosure proceedings. Mid-State's current policy is to continue to show an Account as delinquent until (1) it is brought current; (2) the property is surrendered; or
(3) foreclosure proceedings are completed.

Recoveries

     Homes may be repossessed by the servicer in the event that the related purchaser has missed a number of monthly payments and the servicer reasonably believes that the prudent course of action would be to repossess the home. Information concerning the frequency of defaults and repossessions will be included in the prospectus supplement for each series of notes. Generally, repossessed homes are remarketed by field collection personnel of Jim Walter Homes with assistance from its sales network for new homes. Typically, the homes are resold with little or no rehabilitation of the properties and, accordingly, cash expenditures are small. The majority of homes, including the land on which the homes are located, are resold for a down payment ranging from $750 to 10% of the selling price of the home.

     With respect to each series of notes, the related sub-servicing agreement will require Jim Walter Homes to continue to perform remarketing services as it has in the past. In certain jurisdictions in which repossessed homes may be located, local laws require that persons selling real property be licensed real estate agents or brokers, unless these persons are selling real estate which they, or their employers, own. The field collection personnel of Jim Walter Homes are generally not licensed real estate agents or brokers. It is therefore necessary, with respect to repossessed homes located in these jurisdictions, for title to these repossessed homes to be taken, in whole or in part, in the name of Jim Walter Homes, rather than in the name of the issuer, pending disposition. Upon disposition, the applicable trust will receive the related cash proceeds, if any, and the related new Accounts originated, in connection with resales of repossessed properties securing defaulted Accounts for that series. In the event repossessed property is sold at a loss, that loss will be reflected in the accounting records of the issuer of that series. Depending on the age of the repossessed Account and other factors, such as the condition and location of the related repossessed property, the amount of a recovery - i.e., the amount of the new Account plus cash, if any - as a percentage of the Principal Balance will vary.

Time to Recovery

     The elapsed time between the initial delinquency of an Account and the date the related home is resold can be divided into three stages: (1) delinquency as to monthly payment period; (2) repossession period; and (3) real estate owned period. An Account generally will be no more than three months delinquent before the servicer commences foreclosure proceedings. If the servicer anticipates that a payment will not be forthcoming, it may commence foreclosure proceedings when an Account has been delinquent as little as two months. The servicer estimates that approximately 20% of all repossessed homes are voluntarily surrendered during the delinquency period and, accordingly, avoid the repossession period, and it estimates that, although the time to recovery can vary considerably, the average time following initial delinquency until recovery is approximately ten months.

     Since no party is required to advance required payments on delinquent Accounts, any delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the monthly, quarterly or other periodic date specified in the related prospectus supplement on which payments will be made to noteholders. See "RISK FACTORS--Limited Assets for Payment of Notes," "--Overcollateralization May Become Exhausted Resulting in Losses to be Allocated to Notes," and "--Yield is Sensitive to Rate of Principal Prepayment" in this prospectus.


                             THE ASSETS OF THE TRUST

General

     Each prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the related Accounts, including (A) (1) the aggregate number of Accounts; (2) the aggregate Principal Balance of the Accounts; (3) the Coupon Rate of the Accounts; (4) the number and aggregate Principal Balance of Accounts secured by homes representing new sales;
(5) the number and aggregate Principal Balance of Accounts secured by homes that have been repossessed and resold; (6) the years of calculated scheduled final payment of the Accounts; (7) ranges of outstanding Principal Balance of the individual Accounts; (8) the original Principal Balance of the Accounts; (9) the years of origination of the Accounts; and (10) the geographical distribution of the Accounts and (B) with respect to different ranges of remaining years to maturity of Accounts, (1) the number of Accounts; (2) the average Principal Balance of the Accounts; (3) the weighted average remaining term of the Accounts; (4) the weighted average Coupon Rate of the Accounts; (5) the current Principal Balance of the Accounts; and (6) the original Principal Balance of the Accounts. Each Account will be secured by a mortgage lien.

Mortgage Collateral

     General. With respect to each series of notes, the notes of that series will be secured by assignments to the related indenture trustee of collateral consisting of (1) the Accounts owned directly by the depositor for that series of notes, i.e., the mortgage collateral; (2) the payments received thereon after the related cut-off date; (3) the net reinvestment income from these payments; and (4) the related servicing agreement and related purchase and sale agreement (collectively, the "Collateral"). See "DESCRIPTION OF THE NOTES--Interest--Principal Payments" in this prospectus.

     Accounts. Respecting each series of notes, the indenture trustee must obtain a security interest in the mortgage, deed of trust or other security instrument, as the case may be, and other documents and instruments underlying each related Account comprising the mortgage collateral for that series. Upon receipt of these documents and instruments from the depositor after the issuance of the notes for that series, the related indenture requires the issuer of that series to: (1) endorse each customer's promissory note in blank and deliver the note to be held by the related indenture trustee until the time when the customer's Account is paid in full or has been foreclosed upon; (2) prepare assignments of mortgages, mechanic's lien contracts or deeds of trust, as the case may be, in recordable form, which collaterally assign the related issuer's interest in the mortgages, mechanic's lien contracts or deeds of trust to the related indenture trustee; and (3) record such assignments in the local real estate records where the real property is located. See "RISK FACTORS--A Defective Grant of Security Interest in Mortgage Collateral May Adversely Affect the Security Interest of the Notes."

     Insurance Proceeds. Unless otherwise specified in the related prospectus supplement with respect to each series of notes, the issuer of that series of notes will assign to the related indenture trustee, as additional security for the notes of that series, all payments due under the standard hazard insurance policies insuring the relevant mortgaged property with respect to each of the Accounts comprising the mortgage collateral for that series. Because the insurance policies will be underwritten by different issuers and will cover mortgaged properties located in various states, these policies will not contain identical terms and conditions. The most significant terms, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following:

     o   war

     o   governmental actions

     o   floods

     o   earth movements

     o   nuclear reaction

     o   hazardous wastes or substances and

     o   theft.

     This list is indicative of certain kinds of uninsured risks and is not all-inclusive. The terms of each Account comprising the mortgage collateral for a series of notes will require the customer to maintain an insurance policy covering the related mortgaged property. With respect to each series of notes, the terms of the related servicing agreement require the servicer either to cause the insurance policy to be maintained in full force and effect, or to obtain an insurance policy against certain losses with respect to each Account. All proceeds of any insurance policy collected by the servicer (less amounts to be applied to the restoration or repair of the mortgaged property) will be deposited in the Collection Account, established with, and in the name of, the indenture trustee for the related series of notes. Insurance proceeds designated for repair or restoration of a mortgaged property will be deposited in a servicing account established in accordance with the terms of each servicing agreement. See "THE SERVICING AGREEMENT--Insurance; Taxes" in this prospectus.

     At the time of entering into a Retail Contract or a Texas Contract, Jim Walter Homes, or one of its affiliates, offers each customer the opportunity to select Best Insurors, Inc. ("Best") a licensed Florida insurance agency and a wholly owned subsidiary of Walter Industries, to provide the insurance policy required to be maintained by the customer under the Retail Contract or Texas Contract. Each prospectus supplement shall set forth the percentage, if any, of the Accounts having insurance policies issued by Best.

     Any losses incurred with respect to Accounts comprising the mortgage collateral of any series of notes due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds will result in a loss that may result in the reduction of the principal amount of one or more classes of notes of that series without a payment of its principal.

     Investment of Funds. Subject to certain limitations set forth in the indenture for each series of notes, prior to a default or an Event of Default under the related indenture, funds in the Collection Account for each series of notes will be invested by the related indenture trustee, as directed by the issuer of that series of notes, in certain Eligible Investments which may include, among other investments: (1) obligations of the United States or any agency backed by the full faith and credit of the United States; (2) certain obligations issued or fully guaranteed by Fannie Mae or Freddie Mac; (3) certificates of deposit; (4) time deposits and bankers' acceptances that are obligations of eligible depository institutions; (5) certain repurchase agreements entered into with eligible depository institutions, commercial paper or other debt securities issued by corporations meeting certain credit rating standards; (6) and other investments acceptable to the rating agencies or other investments as set forth in the related prospectus supplement ("Eligible Investments"). With respect to each series of notes, if a default or an Event of Default under the related indenture occurs and is continuing, the related issuer shall no longer have the ability to direct the investment of funds in the Collection Account for that series of notes. See "THE INDENTURE--Events of Default" in this prospectus.

     Funds in a Collection Account may be invested only in Eligible Investments so that all investments will mature no later than two business days prior to the next scheduled Payment Date. Any income or other gain from Eligible Investments will be credited to, and any loss resulting from Eligible Investments will be charged to, the Collection Account for that series of notes.

Collection Account

     With respect to each series of notes, prior to the closing date, the Collection Account for that series will be established with, and in the name of, the related indenture trustee. With respect to each series of notes, on the related closing date, the related issuer will deposit cash in an amount equal to all payments, including prepayments, received on the related Accounts comprising the mortgage collateral for that series of notes since the related cut-off date and up to the date that is five business days prior to the related closing date. Thereafter, all payments, including payments received since and including the date that is five business days prior to the related closing date, received in respect of the related Accounts will be deposited in the related Collection Account on a weekly basis. These payments will include the deposit on the last business day of each Collection Period in accordance with information provided by the servicer. With respect to each series of notes, the related indenture trustee will transfer amounts in the related holding account into the related Collection Account. Prior to any transfer, payments received in respect of the related Accounts will be held by the indenture trustee of that series in the related holding account. See "THE SERVICING AGREEMENT--Collection of Payments" in this prospectus. The amounts deposited into the Collection Account of a series of notes, together with its reinvestment income and less related Issuer Expenses, will be available to make payments on the notes of that series.

Certain Contractual Rights

     With respect to each series of notes, the issuer of that series of notes will assign to the indenture trustee of that series of notes as security for the notes of that series all of its right, title and interest in, to and under the related purchase and sale agreement, pursuant to which the depositor will sell and assign, and the related issuer will purchase, all of the related Accounts for that series of notes, i.e., the purchase and sale agreement and the related servicing agreement, dated the applicable closing date among the related issuer, the servicer and the indenture trustee for that series and the rights to certain servicing software. See "THE PURCHASE AND SALE AGREEMENT" in this prospectus.

Cash Flow Agreement

     If specified in the related prospectus supplement, the issuer of a series of notes may assign to the indenture trustee of that series of notes all of its right, title and interest in guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of notes will be invested at a specified rate, as security for the notes of that series. The assets of the trust may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the other assets of the trust. The principal terms of any such guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement.


            CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors providing mortgage financing. These laws include, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board's Regulations "B" and "Z" and the Uniform Consumer Credit Code (the "UCCC"). These requirements can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, these liabilities may affect the ability of an assignee, such as each trust and each indenture trustee, to enforce instalment sale contracts and promissory notes such as the Accounts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, i.e., the "FTC Rule", the provisions of which are generally duplicated by the UCCC, has the effect of subjecting not only a seller, and certain related creditors and their assignees, in a consumer credit transaction but also any assignee of the seller, to all claims and defenses which the customer could assert against the seller. Because liability under the FTC Rule is limited to the amounts paid by the customer under the contract, the holder of the contract may be unable to collect any of the remaining balance. The Accounts are subject to the requirements of the FTC Rule. Accordingly, each issuer, as holder of Accounts for a series of notes, will be subject to any claims or defenses that the obligor of the related Account may assert against Jim Walter Homes under the building or instalment sale contract related to the Account in that series. If a customer successfully asserts any claim or defense under the building or instalment sale contract, the value of that Account could be adversely affected.

     The instalment contracts utilized by Jim Walter Homes contain provisions obligating the obligor to pay late charges if payments are not made in a timely manner. In certain cases, laws of certain states may specifically limit the amount of late charges that may be collected or prohibit the imposition of late charges. With respect to each series of notes, late charges will be retained by the servicer as additional servicing compensation, and the inability of the servicer to collect these amounts will not affect payments to noteholders of that series.

Mortgages, Deeds of Trust and Mechanic's Lien Contracts

     The following discussion contains summaries of certain legal aspects of the mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts (collectively, "Security Instruments") which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Accounts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing these Accounts.

     The Security Instruments generally will be either mortgages or deeds of trust depending upon the prevailing practice in the state in which the property securing the related Account is located. A mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage, the mortgagor, who is the obligor and homeowner, and the mortgagee, who provides financing. Generally, the mortgagor delivers to the mortgagee a note and the mortgage. The lien created by a mortgage is not prior to liens for real estate taxes and assessments or to certain tax liens. See "--Anti-Deficiency Legislation and Other Limitations on Creditors." Nor is the lien created by a mortgage prior to certain other liens which in most jurisdictions are given priority by statute. Priority between mortgages depends on their terms and generally on the order in which they are filed with a state or county recording office.

     Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties:

     o   the obligor-homeowner called the trustor, similar to a mortgagor;

     o   a creditor, similar to a mortgagee, called the beneficiary;

     o   and a third-party grantee called the trustee.

     Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The deed of trust may, by state law, be subordinated to real estate taxes and assessments and certain other liens which are given priority by statute. It also may be subordinated to certain tax liens, see "--Anti-Deficiency Legislation and Other Limitations on Creditors".

     In the State of Texas, indebtedness incurred for the purchase of real property is typically secured by a deed of trust. Indebtedness incurred for the purpose of making improvements on real property is secured by a mechanic's lien contract. Both a deed of trust and a mechanic's lien contract grant the power of sale. In all material respects, the mechanic's lien contract has the same effect as a deed of trust.

Foreclosure and Other Remedies

     The laws of foreclosure vary from state to state. Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties experienced in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the party defendants. If a mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. If the court finds for a mortgagee, it generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     Foreclosure of either a deed of trust or a mechanic's lien contract generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the obligor under the terms of the deed of trust or the note secured by it. In some states, the trustee must record a notice of default and send a copy to the obligor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholder. In some states, the obligor has the right to reinstate the obligation at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a creditor. If the deed of trust or mechanic's lien contract, as the case may be, is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In the case of foreclosure under a mortgage, deed of trust or mechanic's lien contract, the sale by the referee or other designated officer or by the trustee is at a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Instead, it is common for the creditor, or an affiliate of the creditor, to purchase the property from the trustee or referee for an amount equal to the unpaid principal amount of the note secured by the mortgage, deed of trust or mechanic's lien contract, accrued and unpaid interest and the costs and expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the creditor will assume the burdens of ownership, including obtaining insurance and making repairs at its own expense as are necessary to render the property suitable for resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the creditor's investment in the property.

Rights of Redemption

     In some states, after the sale of real property pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior liens are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire unpaid balance of the cash price, earned finance charges and costs and expenses of foreclosure. In other states, redemption may be authorized if the former customer pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the creditor to sell the foreclosed property. The right of redemption could defeat the title of any purchaser from the creditor subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the creditor to retain the property and to pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Creditors

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a mortgage or a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the creditor. In some states, statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the obligor as a result of low or no bids at the judicial sale.

     Numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage creditor to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition. Often no mortgage payments are made during the course of the bankruptcy proceeding. In a case under the bankruptcy laws, the secured creditor is precluded from foreclosing without authorization from the bankruptcy court. In addition, with respect to federal bankruptcy laws, a court with federal bankruptcy jurisdiction may permit an obligor through his or her chapter 11 or chapter 13 rehabilitative plan to cure a monetary default under a security instrument that is secured by the obligor's residence by paying arrearages within a reasonable time period and reinstating the original security instrument payment schedule even though the creditor accelerated the outstanding indebtedness and a final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the obligor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that enabled an obligor to cure a payment default by paying arrearages over a number of years. In addition, the laws of various states provide for moratoria on the payment of principal of, and interest on, outstanding indebtedness by obligors meeting certain qualifications.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage or a deed of trust secured by property not consisting solely of the obligor's principal residence may be modified. These courts have suggested that the modifications may include reducing the amount of each monthly payment, reducing the rate of interest or finance charge, altering the repayment schedule and reducing the creditor's security interest to the value of the residence, thus rendering the creditor a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the indebtedness. Some courts have permitted the modifications when the mortgage or deed of trust is secured both by the obligor's principal residence and by personal property.

     The Internal Revenue Code provides priority to certain tax liens over the liens of a security instrument. In addition, substantive requirements are imposed upon creditors in connection with the origination of Security Instruments by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws and state laws impose specific statutory liabilities upon creditors who originate Security Instruments and who fail to comply with the provisions of these laws. In some cases, this liability may affect assignees of the Security Instruments, including the issuer and the indenture trustee. See "--Consumer Protection Laws" above.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a homeowner under an Account who enters the military service after the origination of that homeowner's Account, including a homeowner who is a member of the National Guard or is in reserve status at the time of the origination of the Account and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the homeowner's active duty status, unless a court orders otherwise upon application of the lender. It is possible that similar actions could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of finance charges on certain of the Accounts. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected Account during the homeowner's period of active duty status. Thus, in the event that this Account goes into default, there may be delays and losses occasioned by the inability to realize upon the related mortgaged property in a timely fashion.

Enforceability of Certain Provisions

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the obligor from the legal effect of his defaults under the mortgage or deed of trust. Examples of judicial remedies that have been fashioned include judicial requirements that the mortgagee or beneficiary undertake affirmative and extensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to cure the default. In some cases, courts have substituted their judgment for the mortgagees' or beneficiaries' judgment and have required that mortgagees or beneficiaries reinstate mortgages or deeds of trust or recast payment schedules in order to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of mortgagees or beneficiaries to foreclose if the default under the mortgage instrument is not a monetary default, for example, when the obligor fails adequately to maintain the property or the obligor executes a second mortgage or deed of trust affecting the property.

Environmental Legislation

     Certain states impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This type of statutory lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may, in certain limited circumstances, be liable as an "owner or operator" for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear whether they would be imposed on a secured party, such as the trust. In the event that title to a mortgaged property securing an Account was acquired by the issuer of a series of notes and cleanup costs were incurred regarding the mortgaged property, the noteholders of that series would be adversely affected if these costs were required to be paid by the issuer of that series.

     However, recent amendments to federal environmental legislation provide for a "secured creditor exemption" which defines and specifies the range of permissible actions that may be undertaken by a secured party holding security in a contaminated facility. In addition, under the amendments, a secured party continues to be protected from liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. The "secured creditor exemption," however, does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the "secured creditor exemption."


                            DESCRIPTION OF THE NOTES

     The following are summaries of the material provisions of the notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the separate indenture for each series of notes.

General

     The following summary describes certain terms of the notes, common to any indenture and trust agreement. Forms of the indenture, the trust agreement and the purchase and sale agreement providing for the transfer of Accounts from the depositor to an issuer have been filed as exhibits to the registration statement of which this prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the notes and the purchase and sale agreement for each trust, any indenture and trust agreement and the related prospectus supplement. Where particular provisions or terms used in any of these documents are referred to, the actual provisions are incorporated by reference as part of the summaries.

     The notes will represent debt secured by the assets of the related trust, including the Accounts and all of its proceeds and certain other property, as described in the related prospectus supplement. If specified in the related prospectus supplement, one or more classes of notes of a series may have the benefit of one or more of the following credit enhancements:

     o   insurance policies

     o   surety bonds

     o   guarantees

     o   letters of credit

     o   reserve funds

     o   cash accounts

     o   reinvestment income

     o   overcollateralization

     o   excess interest

     o   any other forms of credit enhancement.

     In addition to or in lieu of any or all of these forms of credit enhancement, credit enhancement may be provided through subordination. Any credit enhancement that is provided through subordination may be included in the assets of the related trust. See "--Description Of Credit Enhancement" in this prospectus.

     A series of notes may include one or more classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any note may be zero or may be a notional amount as specified in the related prospectus supplement. A class of notes of a series entitled to payments of interest may receive interest at a specified rate which may be fixed, variable or adjustable and may differ from other classes of the same series, and will receive interest as described in the related prospectus supplement. One or more classes of notes of a series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A series may also include one or more classes of notes entitled to payments derived from a specified group or groups of Accounts held by the related trust. The rights of one or more classes of notes may be senior or subordinate to the rights of one or more of the other classes of notes of that series. A series may include two or more classes of notes which differ as to the priority of payment or amount of distributions of principal or interest or both.

     Each class of notes of a series will be issued in the denominations specified in the related prospectus supplement. Each note will represent a percentage interest in the notes of the respective class of the respective series, determined by dividing the original dollar amount (or notional principal amount in the case of certain notes entitled to receive interest only) represented by such note by the original principal amount of such class. The principal amount used to determine the original dollar amount for interest only notes will be the notional principal amount.

     One or more classes of notes of a series may be issuable in the form of fully registered definitive certificates or, if so specified in the related prospectus supplement, one or more classes of notes of a series, the book-entry notes, may initially be represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company. If so specified in the related prospectus supplement, noteholders may hold beneficial interests in book-entry notes through The Depository Trust Company in the United States, or Clearstream Banking or Euroclear in Europe, directly if they are participants of these systems, or indirectly through organizations which are participants in these systems. Notes representing the book-entry notes will be issued in definitive form only under the limited circumstances described in this prospectus and in the related prospectus supplement. With respect to book-entry notes, all references in this prospectus to "holders" of notes shall reflect the rights of owners of the book-entry notes, as they may indirectly exercise these rights through The Depository Trust Company, Clearstream Banking, Euroclear and their participating organizations, except as otherwise specified in this prospectus. See "--Registration and Transfer of Notes" herein.

     Unless otherwise specified in the related prospectus supplement, on each Payment Date, there shall be paid to each person in whose name a note is registered on the record date specified in the related prospectus supplement the portion of the aggregate payment to be made to holders of that class to which that holder is entitled, if any, based on the percentage interest held by the holder of that class. In the case of book-entry notes, Cede & Co., as nominee of The Depository Trust Company, will be the only person in whose name a note is registered on the record date.

Interest

     Unless otherwise specified in the related prospectus supplement, interest will accrue on each class of notes of a series, other than a class of notes entitled to receive only principal, during each period specified in the related prospectus supplement at the note rate for the class specified in the related prospectus supplement. Interest accrued on each class of notes at the applicable note rate during each Interest Accrual Period will be paid, to the extent monies are available, on each Payment Date, commencing on the day specified in the related prospectus supplement and will be distributed in the manner specified in the related prospectus supplement. Payments of interest with respect to any class of notes entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related prospectus supplement. Payments of interest with respect to any series of notes or one or more classes of notes of that series, may be reduced to the extent of interest shortfalls not covered by any applicable credit enhancement.

Principal

     On each Payment Date, commencing with the Payment Date specified in the related prospectus supplement, principal with respect to the related Accounts will be paid to noteholders of the related series, other than a class of notes of a series entitled to receive interest only, in the priority, manner and amount specified in the prospectus supplement, to the extent funds are available for such purpose.

     Payments of principal with respect to a series of notes or one or more classes of a series may be reduced to the extent of delinquencies or losses not covered by any applicable credit enhancement.

Categories of Classes of Notes

     The notes of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of notes may identify the classes which comprise that series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories Of Classes                                       Description
---------------------                                       -----------

                                                          Principal Types
                                                          ---------------

Subordinated Class........................  If specified in the applicable prospectus supplement, the rights of
                                            the holders of the subordinated
                                            class, or classes of a series of
                                            notes for which credit enhancement
                                            is provided through subordination to
                                            receive distributions with respect
                                            to the Accounts in the related
                                            trust, will be subordinated to the
                                            rights of the holders of senior
                                            classes of notes of the same series
                                            to the extent described in the
                                            related prospectus supplement. This
                                            subordination is intended to enhance
                                            the likelihood of regular receipt by
                                            holders of senior classes of notes
                                            of the full amount of scheduled
                                            monthly payments of principal and
                                            interest due them and to provide
                                            limited protection to the holders of
                                            the notes against losses due to
                                            defaults. Certain losses and
                                            shortfalls may be allocated to a
                                            subordinated class thereby reducing
                                            the yield on that class as specified
                                            in the related prospectus
                                            supplement.

Lockout Class.............................  A senior class that is designed not to participate in, i.e., to be
                                            "locked out" of, for a specified
                                            period, the receipt of (1) principal
                                            prepayments on the Accounts that are
                                            allocated disproportionately to the
                                            senior classes of that series as a
                                            group pursuant to a "shifting
                                            interest" structure and/or (2)
                                            scheduled principal payments on the
                                            Accounts that are allocated to the
                                            senior classes as a group. A lockout
                                            class will typically not be entitled
                                            to receive distributions of
                                            principal prepayments and/or
                                            scheduled principal payments, as
                                            applicable, for a period of several
                                            years, during which time all or a
                                            portion of the principal payments
                                            that it would otherwise be entitled
                                            to receive in the absence of a
                                            "lockout" structure will be
                                            distributed in reduction of the
                                            principal amounts of other senior
                                            classes. Although lockout classes
                                            are designed to minimize weighted
                                            average life volatility during the
                                            lockout period, under certain
                                            payment scenarios the lockout
                                            classes may receive payments during
                                            a lockout period, therefore weighted
                                            average life volatility exists.

Notional Amount Class.....................  A class having no principal amount and bearing interest on the related
                                            notional amount. The notional amount
                                            is used for purposes of the
                                            determination of interest
                                            distributions.

Scheduled Amortization Class..............  A class that is designed to receive principal payments using a
                                            predetermined principal amount
                                            schedule. The schedule is derived by
                                            assuming either two constant
                                            prepayment rates or a single
                                            constant prepayment rate for the
                                            underlying Accounts. The two rates
                                            are the endpoints for the
                                            "structuring range" for the
                                            scheduled amortization class. A
                                            scheduled amortization class is
                                            generally less sensitive to
                                            prepayments than a support class.
                                            There is no assurance that this
                                            class will receive payments
                                            according to its schedule due to the
                                            uncertainty of the timing and amount
                                            of payments made on the Accounts.

Sequential Pay Class......................  Classes that are entitled to receive principal payments in a prescribed
                                            sequence, that do not have
                                            predetermined principal amount
                                            schedules and that, in most cases,
                                            are entitled to receive payments of
                                            principal continuously from the
                                            first Payment Date on which they
                                            receive principal until they are
                                            retired. Sequential pay classes may
                                            receive principal payments
                                            concurrently with one or more other
                                            classes. A single class that is
                                            entitled to receive principal
                                            payments before or after other
                                            classes in the same series of notes
                                            may be identified as a sequential
                                            pay class.

Support Class (also sometimes
   referred to as a
  "Companion Class")......................  A class that is entitled to receive principal payments on any Payment
                                            Date only if scheduled payments have
                                            been made on specified scheduled
                                            amortization classes.

                                                      Interest Types
                                                      --------------

Fixed Rate Class..........................  A class with an interest rate that is fixed throughout the life of the
                                            class.

Floating Rate Class.......................  A class with an interest rate that resets periodically based upon a
                                            designated index and that varies
                                            directly with changes in that index.

Inverse Floating Rate Class...............  A class with an interest rate that resets periodically based upon a
                                            designated index and that varies
                                            inversely with changes in that index
                                            and with changes in the interest
                                            rate payable on the related floating
                                            rate class.

Variable Rate Class.......................  A class with an interest rate that resets periodically and is
                                            calculated by reference to the rate
                                            or rates of interest applicable to
                                            the Accounts.

Interest Only Class.......................  A class that is entitled to receive some or all of the interest payments
                                            made on the Accounts and little or
                                            no principal. Interest only classes
                                            have either a nominal principal
                                            amount or a notional amount. A
                                            nominal principal amount represents
                                            actual principal that will be paid
                                            on the class. It is referred to as
                                            nominal since it is extremely small
                                            compared to other classes. A
                                            notional amount is the amount used
                                            as a reference to calculate the
                                            amount of interest due on an
                                            interest only class that is not
                                            entitled to any distributions of
                                            principal.

Principal Only Class......................  A class that does not bear interest and is entitled to receive only
                                            distributions of principal.

Accrual Class.............................  A class that accretes the amount of accrued interest otherwise
                                            distributable to that class, which
                                            amount will be added as principal to
                                            the principal amount of that class
                                            on each applicable Payment Date.
                                            Such accretion may continue until
                                            some specified event has occurred or
                                            until that Accrual class is retired.

Available Funds

     "Available Funds" in respect of a Payment Date are funds that will generally be equal to the sum of (1) collections on the related Accounts, during the period specified in the related prospectus supplement immediately preceding that Payment Date, that are on deposit in the Collection Account as of the close of business on the last business day of that Collection Period; (2) any net reinvestment income earned on funds described in clause (1) above, from the date two business days prior to the preceding Payment Date through the date two business days prior to that Payment Date; and (3) the proceeds of any insurance policy relating to the notes or the Accounts. Available Funds will be net of Issuer Expenses paid. "Issuer Expenses" are all of the issuer's expenses, other than amounts due on the notes of that series, including, without limitation, the fees and expenses of the related owner trustee, the related indenture trustee and the fee of the servicer for that series of notes. See "THE TRUST AGREEMENT," "THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee" in this prospectus.

Description of Credit Enhancement

     To the extent specified in the related prospectus supplement, credit enhancement for one or more classes of a series of notes may be provided by one or more of:

     o   letters of credit,

     o   financial guaranty insurance policy,

     o   reserve fund,

     o   spread account,

     o   cash collateral account,

     o   mortgage pool insurance policy,

     o   special hazard insurance policy, or

     o   any other type of credit enhancement.

Credit enhancement may also be provided by one or more of overcollateralization, excess interest or by subordination of one or more classes of notes of a series to one or more other classes of notes of that series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related prospectus supplement, credit enhancement for a series of notes will not be available for losses incurred with respect to any other series of notes. To the extent credit enhancement for any series of notes is exhausted, or losses are incurred which are not covered by the credit enhancement, the noteholders will bear all further risk of loss.

     The amounts and types of credit enhancement, as well as the respective provider, if applicable, with respect to each series of notes will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the related indenture, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Accounts decrease, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related prospectus supplement, to the extent permitted by the applicable rating agencies and provided that then current rating of the affected notes is not reduced or withdrawn as a result, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

     The descriptions of credit enhancement arrangements included in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

     Financial Guaranty Insurance Policy. If so specified in the related prospectus supplement, a financial guaranty insurance policy or surety bond may be obtained and maintained for a class or series of notes. The issuer of the notes insurance policy, i.e., the insurer, will be described in the related prospectus supplement and a copy of the form of notes insurance policy will be filed with the related current report on Form 8-K.

     Unless otherwise specified in the related prospectus supplement, a notes insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable notes that an amount equal to the full amount of distributions due to these holders will be received by the indenture trustee or its agents on behalf of these holders for distribution on each Payment Date.

     The specific terms of any notes insurance policy will be set forth in the related prospectus supplement. A notes insurance policy may have limitations and generally will not insure the obligation of the depositor to purchase or substitute for a defective Account and will not guarantee any specific rate of principal prepayments.

     Unless otherwise specified in the related prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the notes insurance policy.

     Letter of Credit. If so specified in the related prospectus supplement, all or a component of credit enhancement for a class or a series of notes may be provided by a letter of credit issued by a bank or other financial institution identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each letter of credit will be irrevocable. A letter of credit may provide coverage with respect to one or more classes of notes or the underlying Accounts or, if specified in the related prospectus supplement, may support a specified obligation or be provided in lieu of the funding with cash of a reserve fund or spread account, each as discussed below. The amount available, conditions to drawing, if any, and right to reimbursement with respect to a letter of credit will be specified in the related prospectus supplement. A letter of credit will expire on the date specified in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

     Pool Insurance Policy. If so specified in the related prospectus supplement, credit enhancement with respect to a series of notes may be provided by a pool insurance policy issued by the insurer specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each pool insurance policy will, subject to limitations described in the prospectus supplement, insure against losses due to defaults in the payment of principal or interest on the Accounts up to the amount specified in the prospectus supplement, or in a Current Report on Form 8-K. The indenture with respect to any series of notes for which a pool insurance policy is provided will require the servicer or other party specified therein to use reasonable efforts to maintain the pool insurance policy and to present claims to the pool insurer in the manner required under the pool insurance policy. No pool insurance policy will be a blanket policy against loss. A pool insurance policy will be subject to the limitations and conditions precedent described in the related prospectus supplement.

     Special Hazard Insurance Policy. If so specified in the related prospectus supplement, credit enhancement with respect to a series of notes may be provided in part by a special hazard insurance policy covering losses due to physical damage to a mortgaged property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The prospectus supplement relating to a series of notes for which a special hazard policy is provided will identify the issuer of that policy and any limitation on coverage. No special hazard policy will cover extraordinary losses due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each special hazard policy will contain an aggregate limit on claims specified in the related prospectus supplement. No claims will be paid under any special hazard policy unless hazard insurance on the Account is in force and protection and preservation expenses have been paid.

     Spread Account and Reserve Fund. If so specified in the related prospectus supplement, all or any component of credit enhancement for a series of notes may be provided by a reserve fund or a spread account. A reserve fund or spread account may be funded by a combination of (1) cash, (2) one or more letters of credit or (3) otherwise provided by the depositor or other party identified in the related prospectus supplement, amounts otherwise distributable to one or more classes of notes subordinated to one or more other classes of notes or to the holder of the certificate of beneficial interest in the related trust or (4) as otherwise specified in the related prospectus supplement. If so specified in the related prospectus supplement, a reserve fund for a series of notes may be funded in whole or in part on the applicable closing date. If so specified in the related prospectus supplement, cash deposited in a reserve fund or a spread account may be withdrawn and replaced with one or more letters of credit or permitted instruments. A reserve fund or spread account may be pledged or otherwise made available to a credit provider. If so specified in the related prospectus supplement, a reserve fund or spread account may not be deemed part of the assets of the related trust or may be deemed to be pledged or provided by the depositor, the holders of the class of notes otherwise entitled to the amounts deposited in that Account, or any other party as is identified in the prospectus supplement.

     Cash Collateral Account. If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of notes may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund or spread account except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. Unless otherwise specified in the related prospectus supplement, the cash collateral account will be required to be maintained as an Eligible Investment. The loan from the cash collateral lender will be repaid from amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a spread account or reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be (1) part of the assets of the related trust; (2) part of the assets of a separate cash collateral trust; or (3) property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of notes of a series.

     Subordination. If so specified in the related prospectus supplement, distributions of scheduled principal, principal prepayments, partial prepayments, interest or any combination of the above otherwise payable to one or more classes of notes of a series may instead be payable to holders of one or more other classes of notes of that series under the circumstances and to the extent specified in the prospectus supplement. A class of notes may be subordinated to one or more classes of notes and senior to one or more other classes of notes of a series. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the Accounts and losses on defaulted Accounts will be borne first by the various classes of subordinated notes and thereafter by the various classes of senior notes, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate losses in respect of defaulted Accounts which must be borne by the subordinated notes by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated notes that will be distributable to senior notes on any Payment Date may be limited as specified in the related prospectus supplement or the availability of subordination may otherwise be limited as specified in the related prospectus supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of subordinated notes of a series or if these amounts were to exceed any limitation on the amount of subordination available, holders of senior notes of that series could experience losses.

     In addition, if so specified in the related prospectus supplement, amounts otherwise payable to holders of subordinated notes on any Payment Date may be deposited in a reserve fund or spread account, as described above. These deposits may be made on each Payment Date for a specified period or to the extent necessary to cause the balance in that account to reach or maintain a specified amount, as specified in the related prospectus supplement, and thereafter, amounts may be released from that reserve fund or spread account in the amounts and under the circumstances specified in the prospectus supplement.

     As between classes of subordinated notes, payments to holders of senior notes on account of delinquencies or losses and deposits to any reserve fund or spread account will be allocated as specified in the related prospectus supplement.

     Cross-Support Provisions. If the mortgage collateral for a series is divided into separate groups, each supporting a separate class or classes of notes of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior notes evidencing interests in one group of Accounts prior to distributions on subordinated notes evidencing interests in a different group of Accounts within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

     Other Credit Enhancement. Credit enhancement may also be provided for a series of notes in the form of overcollateralization, excess interest, surety bond, insurance policy or other type of credit enhancement approved by the applicable rating agencies to cover one or more risks with respect to the Accounts or the notes, as specified in the related prospectus supplement.

Distributions

     Unless otherwise specified in the related prospectus supplement, on each Payment Date, the indenture trustee of a series is required to distribute from Available Funds the amounts set forth in the related prospectus supplement, to the extent available, in the priority set forth in the prospectus supplement, which generally will include (in no particular order of priority):

         (1) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

         (2) if a reserve fund or similar account is established with respect to a series of notes, deposits into this fund or account of amounts required to be deposited therein;

         (3) payments to holders of notes on account of interest and principal, in that order and in the manner set forth in the related prospectus supplement; and

         (4) after the payments and deposits described above and in the related prospectus supplement, the balance, if any, to the persons specified in the related prospectus supplement.

Redemption of the Notes

     If so specified in the related prospectus supplement, classes of notes of a series may be redeemed on Payment Date at the option of the issuer of that series or any other entity that is specified in the related prospectus supplement, at a price equal to the unpaid principal amount of each class of notes of that series plus accrued interest, if indicated in the related prospectus supplement, subtracting the payment of principal that would be made on that Payment Date absent the redemption, the aggregate principal amount of each class of notes of the series outstanding, prior to allocations of any losses on the related mortgage collateral as set forth in the related prospectus supplement, is at a level of the original aggregate principal amount of that class of notes as specified in the related prospectus supplement. In no event will this percentage exceed 25% of the unpaid principal amount of the notes of that series. The redemption price paid in connection with any optional redemption will be required to be sufficient to pay the full principal amount of the outstanding notes and all of the accrued and unpaid interest.

Weighted Average Life of the Notes

     The weighted average life of each class of notes of a series refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of that class of notes will be repaid to the investor. The weighted average life of the notes of a series will be influenced by, among other factors, the rate at which collections are made on the related Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments. For this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from insurance policies that are not applied to the restoration of the home. It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are not expected to generate much, if any, cash proceeds.

     The weighted average life of each class of notes of a series will be computed in the related prospectus supplement based on certain assumptions and other information as set forth in the related prospectus supplement.

Registration and Transfer of Notes

     If so specified in the related prospectus supplement, one or more classes of notes of a series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for the registration or transfer of these notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, book-entry notes may be initially represented by one or more certificates registered in the name of The Depository Trust Company and be available only in the form of book-entries. If specified in the related prospectus supplement, noteholders may hold beneficial interests in book-entry notes through The Depository Trust Company, in the United States or Clearstream Banking or Euroclear in Europe, directly if they are participants of these systems, or indirectly through organizations which are participants in these systems.

     Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

     Transfers between The Depository Trust Company participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary. However, each of these cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty of that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a The Depository Trust Company participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. These credits or any transactions in the securities settled during that processing will be reported to the Clearstream Banking participant or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a The Depository Trust Company participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York. A "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participating members and to facilitate the clearance and settlement of securities transactions between The Depository Trust Company participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. The Depository Trust Company participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the notes of any class or series. Indirect access to The Depository Trust Company system also is available to others, for example banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to The Depository Trust Company and its participants are on file with the Commission.

     Beneficial owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry notes may do so only through direct and indirect participants. Participants who are owners of book-entry notes will receive a credit for these notes on The Depository Trust Company's records. The ownership interest of the holder will in turn be recorded on the respective records of direct and indirect participants. These holders will not receive written confirmation from The Depository Trust Company of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from direct or indirect participants through which the noteholder entered into the transaction. Unless and until definitive notes, as explained below, are issued, it is anticipated that the only "holder" of book-entry notes of any series will be Cede & Co., as nominee of The Depository Trust Company. Owners will only be permitted to exercise the rights of holders indirectly through the participants and The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among the participants on whose behalf it acts with respect to the book-entry notes and is required to receive and transmit distributions of principal of and interest on the book-entry notes. The direct and indirect participants with which owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective noteholders.

     The Depository Trust Company has advised the servicer and the depositor that, unless and until definitive notes are issued, The Depository Trust Company will take any action permitted to be taken by a holder only at the direction of one or more participants to whose The Depository Trust Company accounts the notes are credited. The Depository Trust Company has advised the servicer and the depositor that The Depository Trust Company will take this action with respect to any percentage interests of the book-entry notes of a series only at the direction and on behalf of its participants with respect to the percentage interests of the book-entry notes. The Depository Trust Company may take actions, at the direction of its participants, with respect to some book-entry notes which conflict with actions taken with respect to other book-entry notes.

     Clearstream Banking, societe anonyme ("Clearstream Banking") is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book entry changes in accounts of Clearstream Banking participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in a variety of currencies, including United States dollars. Clearstream Banking provides to Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of notes offered hereby. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in a variety of currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. The Euroclear System is operated by Euroclear Bank S.A./N.V., the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of notes offered in this prospectus and prospectus supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments and distributions with respect to book-entry notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank or JPMorgan Chase Bank, the relevant depositary of Clearstream Banking and Euroclear, respectively. These payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" in this prospectus. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through The Depository Trust Company.

     Although The Depository Trust Company, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of The Depository Trust Company, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     Book-entry notes of a series will be issued in registered form to owners, or their nominees, rather than to The Depository Trust Company only under the circumstances provided in the related indenture, which generally will include, except if otherwise provided therein, if (1) The Depository Trust Company or the servicer advises an issuer and any indenture trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes of that series and the servicer is unable to locate a qualified successor, (2) the issuer, at its sole option, elects to terminate the book-entry system through The Depository Trust Company or (3) after the occurrence of a servicer termination event, a majority of the aggregate percentage interest of any class of notes of that series advises The Depository Trust Company in writing that the continuation of a book-entry system through The Depository Trust Company, or its successor, to the exclusion of any physical notes being issued to owners is no longer in the best interests of owners of that class of notes. The book-entry notes are being referred to herein as definitive notes. Upon issuance of definitive notes of a series to owners, these notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the related issuer or related indenture trustee, as the case may be, with respect to transfers, notices and distributions.

                                  THE INDENTURE

     The following summaries describe the material provisions expected to be in the indenture for each series of notes not described elsewhere in this prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture of the related series. The related prospectus supplement will describe any material provisions of the related indenture not described herein. Where particular provisions or terms used in the indenture for a series of notes are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of these summaries.

     The notes of each series will be secured under the related indenture.

Negative Covenants

     With respect to each series of notes, the related issuer will not, among other things, engage in any business or activity other than in connection with, or relating to, the issuance of notes of that series and the purchase of the related Accounts or the preservation of the related trust and the release of assets therefrom pursuant to the related indenture and the related trust agreement. See "THE ISSUER" in this prospectus.

Review of Account Documents

     Within 90 days after the closing date for a series of notes, the related indenture trustee will review the mortgage collateral documents with respect to each Account for each series of notes that is part of the mortgage collateral to determine that: (1) all documents required to be delivered have been delivered;
(2) that they have been executed as required; and (3) that they relate to the Accounts listed on the schedule of Accounts attached to the indenture for that series of notes. Upon discovery that any mortgage collateral document is missing or defective in a materially adverse manner, the related indenture trustee will notify the servicer and the issuer of that series of notes.

     Within 90 days of the earlier of discovery by or notice to the issuer of a series of notes that any related mortgage collateral document is missing or defective and that this omission or defect materially and adversely affects the interest of the noteholders of that series in a related Account, that issuer will be required to use its best efforts to cure this omission or defect. If that omission or defect is not or cannot be cured within a 90-day period or, with the prior written consent of the related indenture trustee, a longer period as specified in the consent, that issuer is required to either (1) deposit in the related Collection Account an amount equal to 100% of the current Principal Balance of the affected Account for that series, at which time the affected Account will be released from the lien of the related indenture; or (2) remove the Account from the lien of the indenture and substitute one or more Qualified Substitute Accounts.

     In order to be a "Qualified Substitute Account," an Account must comply with the representations and warranties described under "THE
INDENTURE--Representations and Warranties" below, and must have a Principal Balance not less than the Principal Balance of the Account for which it is being substituted, all as more specifically set forth in the related indenture.

     Respecting each series of notes, the obligation of the related issuer to cure any omission or defect regarding the mortgage collateral, or to repurchase or substitute for the affected Account will be the sole remedy available to the indenture trustee or noteholders for that series respecting the related omission or defect.

Representations and Warranties

     Respecting each series of notes in the related indenture the issuer of that series of notes will make representations and warranties respecting each related Account that constitutes part of the mortgage collateral for that series to the effect that as of the related closing date:

         (a) the information set forth respecting that Account in the schedule of Accounts attached to the indenture is true and correct as of the date as of which that information is given;

         (b) the related building or instalment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with that contract is due have been performed;

         (c) the mortgage collateral documents have been duly executed by the Account obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

         (d) the mortgages have been properly recorded as required by law and these documents constitute a valid first priority lien upon and secure title to the property described, which in each case, is a single family detached dwelling, and these mortgage collateral documents are enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity, whether applied in a proceeding in law or at equity;

         (e) the issuer is the sole owner of each Account that is part of the mortgage collateral and has good title to the Account and full right and authority to grant a lien or security interest on that Account to the indenture trustee and, upon delivery of the related mortgage collateral documents to the indenture trustee, the indenture trustee will have a valid and perfected lien or security interest in that Account;

         (f) all costs, fees, intangible, documentary, recording taxes and expenses incurred in making, closing and recording the Account and the related mortgage and in connection with the issuance of the notes, have been paid;

         (g) no part of the property purporting to secure any Account has been, or shall have been, released from the lien or security title of the related mortgage, deed of trust, mechanic's lien contract or other security agreement except for property securing Accounts which have been prepaid in full between the related cut-off date and the date that is five business days prior to the related closing date which amounts shall be deposited in the Collection Account on or before the closing date;

         (h) except to the extent permitted by the related servicing agreement, no term or provision of any Account that is part of the mortgage collateral has been or will be altered, changed or modified in any way by the servicer or the issuer without the consent of the indenture trustee;

         (i) Mid-State and the issuer acquired title to the Accounts in good faith, for value and without notice of any adverse claim;

         (j) Each Account Note evidences Accounts bearing a fixed Coupon Rate and fully amortizing level monthly payments. Each Account Note has an original term to maturity not in excess of 30 years;

         (k) except as disclosed in the indenture, there is no right of rescission, setoff, defense or counterclaim to the promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account, including both the obligation of the Account obligor to pay the unpaid Principal Balance at the Coupon Rate on the promissory note or instalment contract and the defense of usury; furthermore, neither the operation of any of the terms of the promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account nor the exercise of any right thereunder will render the promissory note, instalment contract, mortgage, mechanic's lien contract or other security agreement unenforceable, in whole or in part, or subject the promissory note or mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no right of rescission, setoff, counterclaim or defense has been asserted with respect to the promissory note or mortgage;

         (l) as of the closing date, to the best of the issuer's knowledge there are no mechanics' liens or claims for work, labor or material, to the best of the issuer's knowledge, no rights or claims are outstanding that under law could give rise to such lien, affecting any mortgaged property which are or may be a lien prior to, or equal with, the lien of the mortgage, mechanic's lien contract or other security agreement on any mortgaged property;

         (m) any and all requirements of any federal, state or local law with respect to the origination and servicing of the Accounts including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Accounts have been complied with, and consummation of the transactions contemplated by the related indenture and related purchase and sale agreement will not involve the violation of any such laws;

         (n) as of the closing date, respecting each deed of trust of any Account, a trustee, duly qualified under applicable law to serve as trustee, is properly designated, serving and named in that deed of trust;

         (o) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator or Account obligor in connection with the origination of the promissory note or instalment contract respecting any Account or in connection with the sale of the related Account; and

         (p) to the best knowledge of the issuer, except for mortgaged properties for which insurance proceeds are available, each mortgaged property is free of damage which materially and adversely affects its value.

     Within 90 days of the earlier of discovery by or notice to the related issuer of any breach of a representation or warranty which materially and adversely affects the interest of the noteholders of that series in a related Account, the issuer of that series of notes is required to use its best efforts to cure that breach in all material respects. If the breach is not or cannot be cured within the 90-day period or, with the prior written consent of the related indenture trustee, the longer period as specified in the consent, the issuer of that series of notes is required to either (1) deposit in the related Collection Account an amount equal to 100% of the current Principal Balance of the affected Account, at which time the affected Account will be released from the lien of the related indenture; or (2) remove the Account from the lien of the indenture and substitute one or more Qualified Substitute Accounts.

     In order to be a "Qualified Substitute Account," an Account must comply with the representations and warranties set forth above and must have a Principal Balance not less than the Principal Balance of the Account for which it is being substituted all as more specifically set forth in the related indenture.

     The obligation of the issuer of a series of notes to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the related indenture trustee or noteholders of the particular series of notes respecting the related breach.

Modification of Indenture

     With the consent of the noteholders of a series evidencing not less than 50% of the voting rights of each class of notes of the series adversely affected, the related indenture trustee and the issuer of that series of notes may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the related indenture or modify, except as provided below, in any manner the rights of the holders of the notes of that series.

     Without the consent of the holders of each outstanding note of the series affected, no supplemental indenture shall (a) (1) change the related maturity date, or (2) the Payment Date for any instalment of interest on, any note of that series or (3) reduce its principal amount, its interest rate or its redemption price, or (4) change the earliest date on which any note of that series may be redeemed, or (5) change the place of payment where, or the coin or currency in which, any note of that series or its interest is payable, or (6) impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment, (b) reduce the percentage of the voting rights, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture, or of certain defaults under the related indenture and their consequences as provided for in the related indenture, (c) modify the provisions of the related indenture relating to the sale of property subject to the lien under the related indenture or specifying the circumstances under which a supplemental indenture may not change the provisions of the related indenture without the consent of the holders of each outstanding note of the series affected, as applicable, (d) modify or alter the provisions of the related indenture regarding the voting of notes of the series held by the related issuer or an affiliate of that issuer,
(e) permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any part of the property subject to the lien under the related indenture or terminate the lien of the related indenture on any property at any time subject to it or deprive the holder of any note of that series of the security afforded by the lien of the related indenture or (f) modify any of the provisions of the related indenture in such a manner as to affect the calculation of the principal and interest payable on any note of that series.

Voting

     The voting rights assigned to each class of notes of a series will be a fraction, expressed as a percentage, the numerator of which is equal to the aggregate outstanding principal amount of the class of notes of a series and the denominator of which is equal to the aggregate outstanding principal amount of all classes of notes of that series.

Events of Default

     With respect to each series of notes, an "Event of Default" will be defined in the related indenture as one or more of the following events: (1) a default in the payment of any amount due under the notes of that series by or on the related maturity date; (2) a failure to apply funds in the Collection Account of that series in accordance with the related indenture and that failure continues for a period of two days; (3) a default in the payment when due of any interest on any class of notes of a particular series and the expiration of a 30-day grace period; (4) a default in the observance of certain negative covenants in the related indenture; (5) a default in the observance of any other covenant in the related indenture and the continuation of that default for a period of thirty days after notice to the issuer of the series of notes by the related indenture trustee or to that issuer and that indenture trustee by the noteholders of that series entitled to more than 50% of the voting rights, that written notice specifying the Event of Default and stating that this notice is a "Notice of Default;" or (6) certain events of bankruptcy or insolvency with respect to the issuer of that series of notes. Regardless of the above, respecting a series of notes that uses subordination as a form of credit enhancement, prior to the applicable maturity date, any of the events described in the preceding sentence will not be an Event of Default respecting a subordinate class of notes until each class of notes senior in priority of payments has been paid in full.

     Following the occurrence of an Event of Default respecting any series of notes, unless otherwise specified in the related prospectus supplement, the indenture trustee for that series of notes will be required to apply the amounts received for the related Accounts in the following order: (1) to the payment of Issuer Expenses; (2) to pay interest on the notes, as specified in the related indenture, (3) to pay principal of the notes; (4) to reimburse the amounts owed to the insurer; and (5) the remainder to the issuer.

Rights Upon Events of Default

     Respecting each series of notes, the related indenture provides that the indenture trustee for that series of notes may exercise remedies on behalf of the noteholders of that series only if an Event of Default has occurred and is continuing. The indenture trustee for that series of notes shall proceed, in its own name, subject to the related indenture, to protect and enforce its rights and the rights of the noteholders of that series by the remedies provided for in the related indenture as the related indenture trustee shall deem most effectual to protect and enforce these rights.

     An Event of Default may be cured only if the indenture trustee of a series has not accelerated the notes of that series.

Limitations on Suits

     A noteholder of any series will not have the right to institute any proceedings, judicial or otherwise, with respect to the related indenture, or for the appointment of a receiver or trustee, or for any other remedy under the related indenture, unless (a) that holder previously has given to the related indenture trustee written notice of a continuing Event of Default, (b) the holders of notes of that series entitled to more than 50% of the voting rights of that series have made written request of the related indenture trustee to institute the proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with that request, (c) the indenture trustee has for 60 days after its receipt of the notice neglected or refused to institute any proceeding and (d) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of then outstanding notes of that series. Regardless of the above, there shall be no restriction on the ability of the holders of the notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the notes.

Reports to Noteholders

     With respect to each series of notes, on each Payment Date the related indenture trustee is required to deliver to the noteholders of that series a written report setting forth the amount of payment which represents principal and the amount which represents interest, in each case on a per individual note basis, and the remaining outstanding principal amount of an individual note after giving effect to the payment of principal made on that Payment Date.

Issuer's Annual Compliance Statement

     With respect to each series of notes, the related issuer will be required to file annually with the indenture trustee for the related series a written statement as to the fulfillment of its obligations under the related indenture.

Satisfaction and Discharge of Indenture

     With respect to each series of notes, the related indenture will be discharged regarding the Accounts for that series upon the delivery to the related indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the related indenture trustee of funds sufficient for the payment in full of all the notes of that series.

The Indenture Trustee

     The indenture trustee will be the entity or entities named in the related prospectus supplement.


                             THE SERVICING AGREEMENT

General

     Regarding each series of notes, the related Accounts will be serviced by the servicer under the servicing agreement for that series of notes entered into by the servicer and the related issuer, which will be assigned to the related indenture trustee as additional security for the notes of that series. The following summaries describe the material provisions of each servicing agreement for each series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related servicing agreement and the indenture for that series of notes, and where particular provisions or terms used in the related servicing agreement or the related indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of these summaries. The offices of the servicer are located at 4211 West Boy Scout Boulevard, Tampa, Florida 33607. The servicer, as depositor, will be the settler and initially the sole beneficiary of the issuer. The servicer will perform the services described below and set forth in each servicing agreement.

Collection of Payments

     Regarding each series of notes, the servicer will service the Accounts and will provide certain accounting and reporting services with respect to the Accounts. The servicer will be obligated to service the Accounts generally in accordance with certain specific standards set forth in the related servicing agreement and otherwise in accordance with reasonable and prudent servicing standards that are employed by a prudent servicer with respect to the servicing of Accounts held in its own portfolio and in accordance with the servicer's past practices. Although the servicer will be responsible for servicing the Accounts, the servicer will enter into a sub-servicing agreement with Jim Walter Homes. Under that sub-servicing agreement, Jim Walter Homes will perform certain day-to-day servicing functions, such as following up on delinquent Accounts and initiating foreclosure proceedings, in accordance with the standards and provisions of the related servicing agreement.

     Generally, all payments received on the mortgage collateral for a series of notes will be deposited on a daily basis in a separate holding account established with and in the name of a custodian as set forth in the related prospectus supplement prior to the related closing date. The servicer will transfer the payments attributable to the mortgage collateral for a series of notes, net of the applicable servicing fee and other permitted deductions, into the related Collection Account.

     Regarding each series of notes, the servicer will perform certain monitoring and reporting functions for the related indenture trustee, including the preparation and delivery of monthly reports to the related indenture trustee covering the current payments and prepayments in full received with respect to the Accounts of that series and reports covering defaulted Accounts.

Servicing Fee

     The servicing fee will be calculated and paid as set forth in the related prospectus supplement. In addition to the servicing fee, the servicer may receive other fees as set forth in the related prospectus supplement.

Insurance; Taxes

     The servicer will not be required to maintain escrow accounts for collection of taxes or premiums on insurance policies on the Accounts. The terms of each Account require the obligor to maintain a standard hazard insurance policy covering the property underlying that Account. The standard hazard insurance policy is generally in the form of the fire insurance policy with extended coverage that is customary in the state in which the mortgaged property is located. These standard forms vary from state to state but generally cover damage by fire, lightning and windstorm, subject to certain conditions and exclusions. Other causes of damage, including without limitation, floods and earth movements are not covered. With respect to each series of notes, the servicing agreement requires the servicer to cause that policy to be maintained in full force and effect or to maintain a blanket insurance policy insuring against hazard and certain other losses regarding each Account. The servicer or Jim Walter Homes, as sub-servicer, will be required to monitor the customer's payment of insurance and taxes. If the payments are not made, the servicer will be required to make the payments and will not be reimbursed for the payments except to the extent that the amounts are collected from the obligor, from a sub-servicer or to the extent recoverable as liquidation expenses.

     If the servicer obtains an hazard insurance policy on behalf of an obligor, it normally does so through an insurance agency that is an affiliate of the servicer, and the reinsurer, if any, of that insurance policy is an affiliate of the servicer.

Realization upon Defaulted Accounts

     The servicer shall cause the foreclose upon or otherwise comparably convert the ownership of the property securing any Account that comes into default and as to which no satisfactory arrangements can be made for collection of delinquent amounts. In connection with that foreclosure or other conversion, the servicer will follow the practices and procedures specified in the servicing agreement for the series of notes as are consistent with its customary servicing procedures. In this regard, the servicer may sell the property at a foreclosure or a trustee's sale. Generally, however, it is expected that the property will be resold primarily in exchange for a new Account and that Account will be an Account securing the notes of that series.

     If any property securing a defaulted Account is damaged and the proceeds, if any, from the related insurance policy maintained by the customer or from any temporary hazard insurance policy obtained by the servicer are insufficient to restore the damaged property completely, the servicer will not be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration is likely to increase the liquidation proceeds of the related Account and (2) that it will recover these expenses through liquidation or insurance proceeds.

Resignation

     Regarding each series of notes, the servicer may not resign from its obligations and duties under the related servicing agreement unless it determines that its duties under the servicing agreement are no longer permissible by reason of a change in applicable law. This resignation will not be effective until a successor servicer has assumed the servicer's obligations and duties under the related servicing agreement. The successor servicer must be satisfactory to the issuer of that series of notes and the related indenture trustee in the exercise of their reasonable discretion. The servicer may, however, enter into sub-servicing agreements with any person similar to the one to be entered into with Jim Walter Homes to perform any of its obligations under the servicing agreement for a series of notes, but the servicer will remain fully liable for performance of all obligations under the related servicing agreement.

Annual Accountants' Report

     Regarding each series of notes, the servicer will be required to cause a firm of independent certified public accountants to furnish to the issuer of each series of notes and the related indenture trustees, at the times set forth in the related prospectus supplement, a statement to the effect that the firm
(a) has examined the servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts for that series or has set forth such exceptions.

Events of Default

     Regarding each series of notes, events of default under each servicing agreement will include: (a) any failure to deposit into the holding account of a series of notes any required payment within two business days after it is required to be deposited; (b) any failure by the servicer duly to observe or perform any other of its covenants or agreements in the related servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure by the related indenture trustee or the noteholders of that series representing a majority in principal amount of then outstanding notes of that series; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the servicer, any sub-servicer or any affiliate of either;
(d) any representation, warranty or statement of the servicer made in the related servicing agreement or any other certificate delivered in connection with the issuance of the notes of that series being materially incorrect as of the time that representation, warranty or statement was made, which defect has not been cured within 30 days after the servicer received notice of the defect; and (e) any failure of the servicer to deliver to the related indenture trustee a weekly report covering transfers from the related holding account to the related Collection Account in the absence of force majeure.

Rights Upon Event of Default

     So long as an event of default under the servicing agreement remains unremedied, the insurer, the issuer or the indenture trustee of that series of notes, in each case subject to the provisions of the related indenture, or, with the consent of the related indenture trustee, holders of notes of that series entitled to more than 50% of the voting rights of each class of notes of that series may terminate all of the rights and obligations of the servicer under the related servicing agreement. Upon that termination, the issuer of that series of notes will be obligated to obtain a substitute servicer satisfactory to the related indenture trustee. If the issuer of that series of notes fails to appoint a servicer satisfactory to the related indenture trustee, the indenture trustee may appoint or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the servicer under the related servicing agreement. Pending the appointment of a successor servicer, the indenture trustee of the series of notes or, if specified in the related prospectus supplement, a standby servicer, will be obligated to act as servicer. The indenture trustee of a series of notes and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the related servicing agreement. No termination of the servicer shall be effective until the new servicer enters into a servicing agreement with the issuer of that series of notes and the related indenture trustee.

Termination and Replacement of Servicer

     Upon the occurrence of certain Trigger Events as set forth in the related prospectus supplement, the indenture trustee of the series of notes will have the option to, but is not obligated to: (1) terminate the rights of the servicer under the related servicing agreement and appoint a new servicer; (2) compel the transfer of the software used by the servicer to service the related Accounts;
(3) direct the homeowners under the Accounts of that series of notes to make payments directly to the successor servicer; and/or (4) avail itself of any other remedies under the related servicing agreement or the related indenture.

Amendments

     With respect to each series of notes, the related servicing agreement may be amended by the related issuer and Mid-State with the consent of the related indenture trustee and the holders of notes of that series entitled to more than 50% of the voting rights of each class of affected notes of that series, for the purpose of adding any provisions to, or modifying or eliminating any provisions of, the related servicing agreement. However, amendments affecting amounts to be deposited in the related holding account or the related Collection Account, altering the priorities with which any allocation of funds shall be made under the related servicing agreement, creating liens on the Collateral securing the payment of principal and interest on the notes of that series or modifying certain specified provisions of the related servicing agreement may be approved only with the consent of the related indenture trustee and all holders of the notes of that series. The servicing agreement for a series of notes may also be amended without the consent of the related indenture trustee or any noteholder of that series if the amendment does not adversely affect in any material respect the interests of any noteholder of that series.


                               THE TRUST AGREEMENT

     The following summaries describe the material provisions of the trust agreement for each series of notes not described elsewhere in this prospectus. The related prospectus supplement will describe any material provisions of the related trust agreement not described in this prospectus.

     Regarding each series of notes, under the terms of the related trust agreement, the depositor will have conveyed to the related owner-trustee a nominal amount of cash to establish the related trust, which will act as issuer for that series of notes. In exchange, the depositor will have received certificates evidencing beneficial ownership of the issuer of that series of notes created under that agreement. Subject to certain restrictions, the depositor may sell or assign certificates of beneficial ownership of the issuer of a series of notes to another entity or entities.

     With respect to each series of notes, the related trust agreement will provide that the related owner-trustee will be obligated to (1) execute and deliver the indenture, the notes, the servicing agreement, the purchase and sale agreement and all other documents, agreements and instruments related to that series of notes; (2) acquire the related Collateral and to pledge the Collateral as security for the notes of that series, (3) issue the notes of that series pursuant to the related indenture; and (4) take whatever action shall be required to be taken by the owner-trustee of that series of notes by, and subject to, the terms of the related trust agreement. With respect to each series of notes, the related trust agreement will provide that the issuer of the series of notes may not conduct any activities other than those related to the issuance and sale of notes of that series, the investment of certain funds in Eligible Investments, as defined in the related indenture, and any other limited activity as may be required in connection with reports and payments to holders of the notes of that series and the beneficial interest of the related trust. Respecting each series of notes, neither the related owner-trustee in its individual capacity nor the holders of the beneficial interest of the related trust are liable for payment of principal of or interest on the notes of that series and each holder of notes of that series will be deemed to have released the related owner-trustee and the trust-owners of that series from any such liability. Upon the payment in full of all outstanding notes of a series and the satisfaction and discharge of the related indenture, the related owner-trustee will succeed to all the rights of the related indenture trustee, and the trust-owners of that series of notes will succeed to all the rights of the noteholders of that series, under the related servicing agreement, except as otherwise provided therein.

     Respecting each series of notes, the related trust agreement will provide that the related owner-trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust until at least 367 days after payment in full of all the notes of that series and the trust-owners of that series of notes shall not direct the related owner-trustee to take any action that would violate that provision.

     The related prospectus supplement will set forth the fee the related owner-trustee is entitled to pursuant to the related trust agreement.

     With respect to each series of notes, the related trust agreement may, at the unanimous written request of the trust-owners of that series of notes, be supplemented and amended by a written instrument signed by the related owner-trustee and the trust-owners of that series of notes, with the written consent of the related indenture trustee.

     With respect to each series of notes, the related trust agreement will provide that the related trust will terminate upon the earlier to occur of (1) the final sale or disposition of the trust estate and the distribution of all its proceeds to the trust-owners of that series of notes; or (2) 21 years less one day following the death of the survivor of certain individuals described in the trust agreement, but in no event later than the date set forth in the related prospectus supplement.


                         THE PURCHASE AND SALE AGREEMENT

     The following summaries describe the material provisions of the purchase and sale agreement for each series of notes not described elsewhere in this prospectus. The related prospectus supplement will describe any material provisions of the related purchase and sale agreement not described in this prospectus.

     The depositor will sell and assign (or cause an affiliate to sell and assign) to the issuer of a series of notes all its (or its affiliate's) right, title and interest in the mortgage collateral for that series pursuant to the related purchase and sale agreement. Simultaneously, the issuer of that series of notes will collaterally assign the mortgage collateral to the related indenture trustee as security for the notes of that series pursuant to the related indenture.

     The depositor will represent and warrant to the issuer of each series of notes, with respect to the Accounts sold pursuant to the related purchase and sale agreement, that as of the date of its execution: (1) the related building or instalment sale contract, as the case may be, has been duly executed by the proper parties and the duties to be performed thereunder prior to the date the first payment in connection with that contract is due shall have been performed by both parties to the contract; (2) the promissory note shall have been duly executed by the obligor and, to the extent required under local law for recordation or enforcement, the mortgage, mechanic's lien contract or other security agreement has been duly executed and properly acknowledged; (3) the mortgage collateral documents, other than the assignments of the mortgage collateral documents, shall have been properly recorded as required by law; (4) the mortgage, deed of trust, mechanic's contract or other security agreement shall constitute a valid first-priority lien upon and secure title to the property described therein, and the mortgage, deed of trust, mechanic's lien contract or other security agreement and the promissory note or instalment sale contract secured by the mortgage collateral shall be fully enforceable in accordance with their respective terms; (5) all costs, fees, intangible and documentary recording taxes and expenses incurred in making, closing, and recording each Account shall have been paid; and (6) no part of the mortgaged property securing any promissory note or instalment sale contract shall have been released from the lien or security title of the mortgage, deed of trust, mechanic's lien contract or other security agreement securing that promissory note or instalment sale contract except for Account notes which have been prepaid in full since the related cut-off date, which amounts will be deposited in the related Collection Account.

     Within 90 days of the earlier of discovery by or notice to the depositor of any breach of a representation or warranty which materially and adversely affects the interests of the issuer of a series of notes in a related Account, the depositor is required to use its best efforts to cure that breach in all material respects. If the breach is not or cannot be cured within the 90-day period or, with the prior written consent of the related indenture trustee, the longer period as specified in that consent, the depositor is required to either
(1) repurchase the Account from the related issuer for an amount equal to 100% of the current Principal Balance of the affected Account; or (2) substitute for the affected Account one or more Qualified Substitute Accounts.

     In order to be a "Qualified Substitute Account," an Account must comply with the representations and warranties set forth above and must have a Principal Balance not less than the Principal Balance of, and a Coupon Rate not less than the Coupon Rate of, the Account for which it is being substituted, all as more specifically set forth in the related purchase and sale agreement.

     The obligation of the depositor to cure any breach of representation or warranty which materially affects the interests of the issuer of a series of notes in the related Account or to repurchase or substitute for the affected Account will be the sole remedy available to the issuer of a series of notes respecting the related breach.


                               PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the servicer will establish and maintain a segregated account, in the name of the related indenture trustee on behalf of the related noteholders, into which the depositor will deposit a pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the related series of notes. The pre-funded amount will be used by the related issuer, upon satisfaction of certain conditions as specified in the related indenture, to purchase subsequent Accounts from the depositor from time to time during a period from the closing date to a date not more than six months after the closing date, i.e., the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is six months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related noteholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related notes.


                         LEGAL INVESTMENT CONSIDERATIONS

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the notes, is subject to significant interpretive uncertainties.

     Unless otherwise specified in the related prospectus supplement, no representation is made as to the proper characterization of any class of notes of any series for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

     With respect to each series of notes, the issuer, the depositor and Walter Industries, an affiliate of the depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code, with respect to any retirement plans or other employee benefit plans or arrangements which are subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable provisions of federal, state or local law ("Similar Law") that are materially similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the issuer of any series of notes to any person other than an affiliate of Mid-State, including a trust beneficially owned by Mid-State or an affiliate, any transferee of the beneficial interest, including a transferee that is not an affiliate, may be a "party in interest" or "disqualified person" with respect to a Plan. Prohibited transactions within the meaning of ERISA, the Internal Revenue Code or Similar Law may arise if the notes are acquired by a Plan with respect to which Walter Industries is a service provider or other category of "party in interest" or "disqualified person," unless these notes are acquired pursuant to an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or pursuant to any other available exemption.

     A possible violation of the prohibited transaction rules also could occur if a Plan purchased notes pursuant to this offering and the issuer, any underwriter, or any of their employees, affiliates or financial consultants (1) manage any part of the Plan's investment portfolio on a discretionary basis; or
(2) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of that Plan that the advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the issuer, any underwriter, Mid-State and their respective affiliates will not, and no Plan should, allow the purchase of notes with assets of any Plan if the issuer, any underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire these notes the management services or advice described in the previous sentence.

     ERISA and the Internal Revenue Code impose certain requirements on retirement plans and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these Plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Internal Revenue Code and on persons who are fiduciaries with respect to these Plans in connection with the investment of Plan assets. Certain employee benefit plans such as governmental plans, as defined in ERISA Section 3(32), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, these plans may be subject to the provisions of Similar Law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA, the Internal Revenue Code and Similar Law prohibit a broad range of transactions involving assets of a Plan and parties in interest, who have certain specified relationships to the Plan, unless a statutory, regulatory, or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 and 407 of ERISA and Section 4975 of the Internal Revenue Code. In the case of Plans not subject to ERISA or the Internal Revenue Code, similar violations may occur under Similar Law.

     A Plan's investment in notes may cause the Accounts and other assets included in a related trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors"--i.e., Plans subject to ERISA as well as certain employee benefit plans not subject to ERISA--is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the notes are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of notes is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to these assets for a fee, is a fiduciary of the investing Plan. If the mortgage collateral and other assets included in a trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, for example, the servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA, the Internal Revenue Code or Similar Law with respect to the investing Plan. In addition, if the Accounts and other assets included in a trust constitute Plan assets, the purchase of notes by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA, the Internal Revenue Code or Similar Law.

     To the extent the notes are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in these notes, i.e., non-equity notes, would not cause the assets included in a related trust to be deemed Plan assets. However, the depositor, the servicer, the indenture trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of non-equity notes, the purchase of non-equity notes using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Internal Revenue Code (or similar violation of Similar Law) for which no exemption may be available. Accordingly, non-equity notes may not be purchased using the assets of any Plan if a depositor, or any of the servicer, the indenture trustee, the owner trustee or the underwriter or any of their affiliates has investment authority with respect to these assets.

     In addition, certain affiliates of the depositor might be considered or might become parties in interest with respect to a Plan. Also, any noteholder, because of its activities or the activities of its respective affiliates, may be deemed to be a party in interest with respect to certain Plans, including but not limited to, Plans sponsored by that holder. In either case, the acquisition or holding of non-equity notes by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Internal Revenue Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTE 91-38, which exempts certain transactions involving bank collective investment funds, PTE 95-60, which exempts certain transactions involving insurance company general accounts, or PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase notes should consult with its counsel with respect to the potential applicability of ERISA, the Internal Revenue Code or Similar Law to that investment and the potential applicability of any prohibited transaction exemption in connection with that purchase. The prospectus supplement may contain additional information regarding the application of any exemption, with respect to the notes offered under the related prospectus supplement.

     The sale of notes to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

     Any Plan fiduciary or other investor considering whether to purchase any notes on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the related prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered under the prospectus supplement.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of notes. This opinion covers the federal income tax characterization of the notes and the federal income tax treatment of original issue discount, market discount, premium, sales or redemptions of notes and backup withholding and taxation of foreign investors. This opinion assumes the accuracy of the factual descriptions contained in this prospectus and the applicable prospectus supplement and compliance with all provisions of the related agreements pursuant to which the notes are issued. This discussion reflects laws, regulations, rulings and decisions now in effect or--with respect to regulations--proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the notes applicable to all categories of investors, some of which may be subject to special rules. The depositor recommends that prospective investors consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. Unless stated otherwise, for purposes of the following summary, references to "noteholder" and "holder" mean the beneficial owner of a note.

General

     The determination of whether a particular investment represents indebtedness or an ownership interest in the underlying property or an equity interest in the issuing entity is based upon a number of factors, no one of which is controlling, which generally look to the form of the transaction, the intent of the parties, the degree of assurance of repayment and the economic indicia of ownership of the underlying property. Based on an analysis of the relevant factors, although there is no authority directly on point, in the opinion of Cadwalader, Wickersham & Taft LLP, assuming compliance with the applicable trust agreement, servicing agreement and indenture by the parties thereto, the notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the issuer or a separate association taxable as a corporation and, further, under current law, the issuer will not be treated as a taxable mortgage pool ("TMP") as defined in Internal Revenue Code Section 7701(i).

     Based on the foregoing, for federal income tax purposes, (1) notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v); (2) interest on notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B); (3) notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Internal Revenue Code
Section 856(c)(4)(A); and (4) notes held by a regulated investment company will not constitute "Government securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i).

Original Issue Discount and Premium

     Cadwalader, Wickersham & Taft LLP will indicate in the related prospectus supplement whether the notes may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Generally, original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the notes and their "Issue Price." Holders of any notes issued with original issue discount generally must include the original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to that income.

     Based on Internal Revenue Code Sections 1271 through 1273 and Section 1275, Treasury Regulations under these Internal Revenue Code Sections issued on January 27, 1994, as amended on June 14, 1996 (the "OID Regulations") and certain provisions of the Tax Reform Act of 1986 (the "1986 Act"), the depositor anticipates that the amount of original issue discount required to be included in a noteholder's income in any taxable year will be computed as described below. The OID Regulations require that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the collateral supporting a debt instrument (a "Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of that discount where the actual prepayment rate differs from the Prepayment Assumption. The Prepayment Assumption will include a reasonable assumed prepayment rate for the Accounts. The OID Regulations provide that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of the notes, and which is not an unreasonable assumption. To the extent that the notes will be offered at an original issue discount, the Prepayment Assumption determined by the depositor for the purposes of determining the amount and rate of accrual of original issue discount will be set forth in the prospectus supplement with respect to that series of notes. No representation is made that the Accounts will prepay at the Prepayment Assumption or at any other rate. The Prepayment Assumption used to price the notes will be based in part on an assumed level of cash recoveries on repossessed properties and also on an assumed default rate on the Accounts. It is unclear under the 1986 Act and the OID Regulations whether an assumption as to cash recoveries on repossessed properties or an assumption as to a default rate on the Accounts will be acceptable. Moreover, it is not clear whether an assumption as to the expected timing of payments on an equity interest in a trust is permissible. The depositor intends, however, to use these assumptions for purposes of computing original issue discount on the notes unless regulations are issued that prohibit the use of these assumptions. There can be no assurance, however, that the IRS will agree with the positions taken by the depositor and any challenge by the IRS could result in holders being required to include income in different amounts or at different times from those described below.

     In general, each note will be treated as a single instalment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "Issue Price." The "Issue Price" of the notes is the price at which a substantial amount of the notes are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers, regardless of the price paid by subsequent buyers. Generally, the stated redemption price at maturity of a note is its stated principal amount. Under a de minimis rule contained in the Internal Revenue Code, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of a note multiplied by its weighted average maturity. Weighted average maturity is computed, for this purpose, as the sum of the amounts determined by multiplying (1) the number of full years from the issue date, rounding down for partial years, until each payment included in the stated redemption price at maturity is scheduled to be made under the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of each such payment and the denominator of which is the note's stated redemption price at maturity.

     Generally, a noteholder must include in gross income in each taxable year, the "daily portion," as determined below, of the original issue discount that accrues on a note for each day during the taxable year that the noteholder holds that note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, a calculation will be made of the portion of the original issue discount that accrues during each successive period, i.e., an "Accrual Period," that either begins or ends on the day in the calendar year corresponding to a Payment Date and begins on the day after the end of the immediately preceding Accrual Period, or on the issue date in the case of the first Accrual Period. This will be done, in the case of each full Accrual Period, by (a) adding (1) the present value at the end of the Accrual Period - determined by using as a discount factor the original yield to maturity of the note as calculated under the Prepayment Assumption - and (2) any principal payments received during such Accrual Period and (b) subtracting from the total the "Adjusted Issue Price" of the note at the beginning of that Accrual Period. The "Adjusted Issue Price" of a note at the beginning of the first Accrual Period is its Issue Price; the "Adjusted Issue Price" of a note at the beginning of a subsequent Accrual Period is the "Adjusted Issue Price" at the beginning of the immediately preceding Accrual Period plus the amount of original issue discount allocable to that Accrual Period and reduced by the amount of any principal payment made at the end of or during that Accrual Period. The original issue discount accrued during an Accrual Period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the Accrual Period. With respect to an initial Accrual Period shorter than a full Accrual Period, the daily portions of original issue discount must be determined according to an appropriate allocation under a reasonable method set forth under the OID Regulations, provided that this method is consistent with the method used to determine yield on the notes. The calculation of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in a given Accrual Period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

     A subsequent purchaser of a note issued with original issue discount that purchases the note at a cost less than the remaining stated redemption price at maturity but more than its Adjusted Issue Price i.e., at an "acquisition premium," also will be required to include in gross income the sum of the daily portions of original issue discount on the note. In computing the daily portions of original issue discount for a subsequent purchaser, however, the daily portion is reduced by the amount that would be the daily portion for that day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by that holder for that note exceeds the following amount: (a) the sum of the Issue Price plus the aggregate amount of original issue discount that would have been includable in the gross income of an original noteholder - who purchased the note at its Issue Price - , (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that note for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     An initial purchaser of a note who purchases the note at a cost greater than its principal amount will be considered to have purchased the note at a premium. Moreover, a purchaser who purchases a note in the secondary market for greater than its remaining principal amount, in the case of a note issued without original issue discount will be considered to have purchased the note at a premium. A noteholder that holds a note purchased at a premium as a capital asset within the meaning of Section 1221 of the Internal Revenue Code may elect to amortize that premium under a constant yield method. The Internal Revenue Code provides that amortizable bond premium will be treated as an offset to interest income rather than as a deductible interest expense. The election to amortize premium will apply to all debt instruments acquired by the noteholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Investors should consult their own tax advisors regarding the consequences of making such an election.

     The OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium on the notes in income as interest, based on a constant yield method. If such an election were to be made with respect to a note with market discount, the noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that noteholder acquires during the year of the election or thereafter. Similarly, a noteholder that makes this election for a note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the noteholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a note is irrevocable without the consent of the IRS.

Market Discount

     A purchaser of a note also may be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the excess, if any, of (1) the note's stated principal amount or, in the case of a note with original issue discount, the Adjusted Issue Price - determined for this purpose as if the purchaser had purchased the note from an original holder - over (2) the price paid by the purchaser for that note. Under a de minimis rule contained in the Internal Revenue Code, market discount with respect to a note will be considered to be zero if the amount allocable to the note is less than 0.25% of the stated redemption price at maturity of the note multiplied by the number of complete years to maturity of the note remaining after the date of purchase. If market discount on a note is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the note and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Investors should consult their own advisors regarding the application of the market discount rules and advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The 1986 Act provides that any principal payment, whether a scheduled payment or a prepayment or any gain on disposition of a market discount note acquired by the taxpayer after the date of enactment of the 1986 Act shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the note is to be reduced by the amount so treated as ordinary income. This rule will not apply, however, if the noteholder elects to include market discount in income currently as it accrues on all market discount obligations acquired by the noteholder in the taxable year and thereafter.

     The 1986 Act also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one instalment. Until such time as regulations are issued by the Treasury, certain rules described in the legislative history accompanying the 1986 Act will apply. Under those rules, the holder of a market discount note may elect to accrue market discount either on the basis of a constant interest rate, taking into account the Prepayment Assumption, or according to one of the following methods. For notes issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For notes issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by (2) a fraction, the numerator of which is the amount of stated interest paid during the Accrual Period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the methods in the case of instruments, e.g., the notes, which provide for payments that may be accelerated by reason of prepayments of other obligations securing these instruments, the Prepayment Assumption will apply. Regulations are to provide similar rules for computing the accrual of amortizable note premium on instruments payable in more than one principal instalment.

     A holder of a note who acquired that note at a market discount also may be required to defer, until the maturity date of that note or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the note in excess of the aggregate amount of interest, including original issue discount, includable in that holder's gross income for the taxable year with respect to the note. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the note for the days during the taxable year on which the holder held the note and, in general, would be deductible when the market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the note matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized, in whole or in part, any remaining deferred deduction will be allowed to the extent gain is recognized on the disposition. The deferral rule does not apply if the noteholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the noteholder in that taxable year and thereafter.

Sale or Redemption of Notes

     If a note is sold or redeemed, the seller generally will recognize gain or loss equal to the difference between the amount realized on the sale or redemption and the seller's adjusted basis in the note. This adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the note, and reduced by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a note will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the note. A holder of a note who receives a final payment which is less than the holder's adjusted basis in the note will generally recognize a loss. In general, such gain or loss will be a capital gain or loss, provided that the note is held as a "capital asset", generally, property held for investment, within the meaning of Internal Revenue Code Section 1221.

Foreign Investors

     Payments of interest, including any payment with respect to accrued original issue discount, on the notes to a noteholder who is a non-United States person i.e., a Foreign Person, not engaged in a trade or business within the United States, will not be subject to Federal income or withholding tax if (1) that noteholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in Mid-State or its parent corporation, (2) the noteholder is not a controlled foreign corporation within the meaning of Internal Revenue Code Section 957 related to Mid-State or its parent corporation and (3) the noteholder complies with certain identification requirements, including delivery of a statement, signed by the noteholder under penalty of perjury, certifying that such noteholder is a Foreign Person and providing the name and address of that noteholder. As used herein, the term "Foreign Person" means a person that is, for United States Federal income tax purposes, someone other than (1) a citizen or resident of the United States, (2) a corporation, partnership, except to the extent provided in applicable Treasury Regulations, or other entity created or organized in or under the laws of the United States or of any political subdivision, (3) an estate whose income is subject to United States federal income tax regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons.

     Final Treasury regulations, effective January 1, 2001, provide for a new series of certification forms and require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Noteholders who are Foreign Persons as described above should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     If a tax is withheld by the withholding agent, the noteholder would be entitled to a refund of such tax if that noteholder can prove it is a Foreign Person and it is not a 10 percent shareholder of Mid-State or its parent corporation, or a controlled foreign corporation related to Mid-State or its parent corporation. A noteholder may be required to file a U.S. Federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

Backup Withholding

     Federal income tax laws provide for "backup withholding" of tax at a rate of 28% (increasing to 31% after 2010) in certain circumstances on "reportable payments," which include payments of principal, interest and original issue discount, determined in any case as if the noteholder were the original holder of the note, but not market discount, on a note and of the proceeds of the disposition of a note. Persons subject to the requirement of backup withholding include, in certain circumstances, the depositor, the issuer, the paying agent of the issuer, a person who collects a payment of interest or original issue discount as a custodian or nominee on behalf of the noteholder and a "broker," as defined in applicable Treasury regulations, through which the noteholder receives the proceeds of the retirement or other disposition of a note. Backup withholding applies only if the noteholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number to the person subject to the requirement of backup withholding, (2) furnishes an incorrect taxpayer identification number to that person, (3) fails to report properly interest or dividends, or (4) under certain circumstances, fails to provide to that person a certified statement, signed under penalty of perjury, that the taxpayer identification number furnished is the correct number and that the noteholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to noteholders, including payments to certain exempt recipients, e.g., tax-exempt organizations, and to certain Foreign Persons, as discussed under "Foreign Investors" above. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     The amount of any "reportable payments" made by the issuer during each calendar year and the amount of tax withheld, if any, with respect to payments on the notes will be reported to the noteholders and to the IRS.

Taxable Mortgage Pools

     Under Internal Revenue Code section 7701(i), an entity substantially all the assets of which consist of mortgage loans and which does not elect REMIC status may be classified as a taxable mortgage pool only if it is "the obligor under debt obligations with two or more maturities." On August 4, 1995 the IRS issued Treasury regulations under Section 7701(i). Because the notes will pay principal pro rata in the absence of losses on the Accounts and various classes of notes will have the same maturities, within the meaning of applicable Treasury regulations, the trust will not be classified as a TMP.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, substantially all of the proceeds from the sale of the notes of a series will be used by the issuer to purchase the Accounts for that series and to pay the expenses of the offering of that series.


                              PLAN OF DISTRIBUTION

     The notes are being offered hereby in series through one or more of the methods described below. The related prospectus supplement for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of each class of notes of that series, or the method by which the price is to be determined, and the net proceeds to the seller from the sale.

     The notes will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of notes may be made through a combination of two or more of these methods:

                  1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the related prospectus supplement;

                  2. By placements by the issuer with investors through dealers; and

                  3.  By direct placements by the issuer with
                      investors.

     If underwriters are used in a sale of any notes, these notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of the commitment. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of notes will be set forth on the cover of the prospectus supplement applicable to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement. The related prospectus supplement will describe any discounts and commissions to be allowed or paid by the issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of notes will be obligated to purchase all of the notes if any are purchased. The depositor will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The prospectus supplement with respect to any series of notes offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer and dealers and/or the issuer and purchasers of notes of that series.

     Purchasers of notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of notes, the issuer or any of its affiliates may purchase some or all of one or more classes of notes of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through dealers acting as agent and/or principal. The offering may be restricted in the matter specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of the notes may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the notes for whom they may act as agent, which discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of these notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by that dealer and any profit on the resale of the notes by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     During and after the offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make due to these liabilities. The depositor has been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                  LEGAL MATTERS

     Certain legal matters relating to the notes, including the federal income tax consequences to holders of notes of an investment in the notes of a series will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                  NOTE RATINGS

     It will be a condition to the issuance of each series of notes that each class of the notes be rated by one or more of the following rating agencies: (1) Moody's Investors Service, Inc., (2) Fitch Ratings, and (3) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any note, and, accordingly, there can be no assurance that the ratings assigned to any class of notes upon its initial issuance will not be lowered or withdrawn by a rating agency at any time following the initial issuance. If a rating of any class of notes of a series is revised or withdrawn, the liquidity of that class of notes may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.


                       WHERE YOU CAN FIND MORE INFORMATION

     The depositor has filed with a registration statement, including any amendments to the registration statement, under the Securities Act of 1933, as amended, with respect to the notes. This prospectus, which forms part of the registration statement, omits certain information set forth in the registration statement pursuant to the rules and regulations of the SEC. The registration statement and its exhibits may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Northeast Regional Office, 233 Broadway, New York, New York 10279; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at http://www.sec.gov, which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The issuer has filed the registration statement, including all of its exhibits through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of this material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The address of the principal executive offices of the issuer is Mid-State Homes, Inc., 4211 West Boy Scout Boulevard, Tampa, Florida 33607, and the telephone number of the principal executive offices of the issuer is (813) 871-4811.


                             REPORTS TO NOTEHOLDERS

     Periodic reports concerning the assets of each trust are required to be forwarded to noteholders of the related series. See "The Indenture--Reports to Noteholders" in this prospectus. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the depositor pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the notes offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The depositor will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated in this prospectus reference, other than exhibits to such documents. Requests for copies should be directed to: General Counsel, Walter Industries, Inc., 4211 West Boy Scout Boulevard, Tampa, Florida 33607.

                                GLOSSARY OF TERMS

"Accounts" means the building and installment sale contracts, promissory notes, related mortgages and other security agreements owned by an issuer and pledged to secure payment on any series of notes.

"Adjusted Issue Price" of a note means: (1) at the beginning of the first Accrual Period is its Issue Price; (2) at the beginning of a subsequent Accrual Period is the Adjusted Issue Price at the beginning of the immediately preceding Accrual Period plus the amount of original issue discount allocable to that Accrual Period and reduced by the amount of any principal payment made at the end of or during that Accrual Period.

"Available Funds" means with respect to any Payment Date, funds that will generally be equal to the sum of (1) collections on the related Accounts during the period specified in the related prospectus supplement (each, a "Collection Period") immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period (2) any net reinvestment income earned on funds described in clause (1) above, from the date two business days prior to the preceding Payment Date through the date two business days prior to such Payment Date and (3) the proceeds of any insurance policy relating to the notes or the Accounts. Available Funds will be net of Issuer Expenses paid.

"Best" has the meaning assigned to it on page 20.

"Clearstream" means Clearstream Banking.

"Collateral" has the meaning assigned to it on page 19.

"Collection Period" means, unless otherwise specified in the related prospectus supplement, with respect to any Payment Date (other than the first Payment
Date), the one-month period ending on the close of business on the last day of the month preceding the month in which such Payment Date occurs. With respect to the first Payment Date, the period beginning on the Cut-Off Date and ending on the close of business on the last day of the month preceding the month on which such Payment Date occurs.

"Coupon Rate" has the meaning assigned to it on page 17.

"DOL" means the United States Department of Labor.

"Eligible Investments" has the meaning assigned to it on page 21.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Euroclear" means Euroclear System.

"Event of Default" has the meaning assigned to it on page 46.

"Foreign Person" has the meaning assigned to it on page 63.

"FTC Rule" has the meaning assigned to it on page 22.

"Interest Accrual Period" means, with respect to each class of notes and each Payment Date, unless otherwise specified in the related prospectus supplement, the period during which interest accrues (other than a class of notes entitled to receive only principal) with respect to such Payment Date.

"Issue Price" means the price at which a substantial amount of the notes are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers, regardless of the price paid by subsequent buyers.

"Issuer Expenses" means all of the issuer's expenses (other than amounts due on the notes of that series), including, without limitation, the fees and expenses of the related owner trustee, the related indenture trustee , the related fees of the servicer and the related fees of any standby servicer, if applicable.

"Plans" means employee benefit plans or retirement arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code.

"Prepayment Assumption" means an assumed prepayment rate for the collateral supporting a debt instrument for purposes of calculating the original issue discount.

"Principal Balance" means, with respect to an Account, as of any date, the amount financed at its origination, less the sum of scheduled and unscheduled payments made on such Account.

"PTE" or "Prohibited Transaction Class Exemption" means (1) PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager,"; (2) PTE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; (3) PTE 91-38, which exempts certain transactions involving bank collective investment funds; (4) PTE 95-60, which exempts certain transactions involving insurance company general accounts; or (5) PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers.

"Qualified Substitute Account" means an Account that complies with the representations and warranties set forth under "THE INDENTURE--Representations and Warranties" and that has a Principal Balance not less than the Principal Balance of, and a Coupon Rate not less than the Coupon Rate of, the Account for which it is being substituted, all as more specifically set forth in the related purchase and sale agreement.

"Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

"Retail Contract" has the meaning assigned to it on page 17.

"Security Instruments" means mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts.

"Similar Law" means any federal, state or local law that is similar to Title I of the ERISA or Section 4975 of the Internal Revenue Code, or a government plan, as defined by Section 3(32) of ERISA.

"Texas Contracts" has the meaning assigned to it on page 17.

"TMP" means Taxable Mortgage Pool as defined in Internal Revenue Code Section 7701(i).

"UCCC" has the meaning assigned to it on page 22.

"Walter Industries" has the meaning assigned to it on page 13.

"1986 Act" means the Tax Reform Act of 1986.

                                  $314,340,000
                                  (Approximate)

                               Mid-State Trust XI

                       4.864% Asset-Backed Notes, Class A

                      5.598% Asset-Backed Notes, Class M-1

                      6.573% Asset-Backed Notes, Class M-2

                       8.221% Asset-Backed Notes, Class B



                       ----------------------------------

                              PROSPECTUS SUPPLEMENT
                                  June 24, 2003

                       ----------------------------------


                         BANC OF AMERICA SECURITIES LLC

                                 LEHMAN BROTHERS

                           CREDIT LYONNAIS SECURITIES

                           SUNTRUST ROBINSON HUMPHREY


     Until 90 days after the date hereof, all dealers that buy, sell or trade these notes may be required to deliver this prospectus supplement together with the accompanying prospectus, regardless of whether they are participating in the offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.